As filed with the Securities and Exchange Commission on [ ], 1998
                                       Registration Statement No. 333-______
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                              PANAMSAT CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                ----------------

        Delaware                     4899                     95-4607698
    (State or Other            (Primary Standard            (I.R.S. Employer
    Jurisdiction of         Industrial Classification        Identification
    Incorporation or             Code Number)                    Number)
     Organization)

                                ----------------

                               One Pickwick Plaza
                          Greenwich, Connecticut 06830
                            (Telephone: 203-622-6664)
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                ----------------

                             James W. Cuminale, Esq.
              Senior Vice President, General Counsel and Secretary
                              PanAmSat Corporation
                               One Pickwick Plaza
                          Greenwich, Connecticut 06830
                            (Telephone: 203-622-6664)
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                ----------------

                          Copies of Communications to:
                            Dennis J. Friedman, Esq.
                               David M. Wilf, Esq.
                             Chadbourne & Parke LLP
                              30 Rockefeller Plaza
                            New York, New York 10112
                            (Telephone: 212-408-5100)

                                ----------------

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                                ----------------

      If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. /_/

                                ----------------


                                                    CALCULATION OF REGISTRATION FEE
===================================== =================== ===================== ========================= ========================
                                                            Proposed maximum        Proposed maximum
 Title of each class of securities         Amount to be    aggregate price per     aggregate offering      Amount of registration
          to be registered                  registered           security                price(1)                    fee
------------------------------------- ------------------- --------------------- ------------------------- ------------------------

         6% Notes due 2003                 $200,000,000        $992.51                $198,501,000              $219,271.40
       6-1/8% Notes due 2005               $275,000,000        $988.14                $271,738,500
       6-3/8% Notes due 2008               $150,000,000        $990.56                $148,584,000
       6-7/8% Debentures due 2028          $125,000,000        $995.76                $124,469,375
------------------------------------- ------------------- --------------------- ------------------------- ------------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933.

              The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
==============================================================================

                   Subject To Completion, Dated June __, 1998

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PROSPECTUS
                              PANAMSAT CORPORATION


                                OFFER TO EXCHANGE
         6% Notes due 2003 for any and all outstanding 6% Notes due 2003 6-1/8% Notes due 2005 for any and all outstanding 6-1/8% Notes due 2005 6-3/8% Notes due 2008 for any and all outstanding 6-3/8% Notes due 2008
             6-7/8% Debentures due 2028 for any and all outstanding
                           6-7/8% Debentures due 2028

                                 ---------------

The Exchange Offer will expire at 5:00 p.m., New York City time on July __, 1998 unless extended.

              PANAMSAT CORPORATION, a Delaware corporation ("PanAmSat" or the "Company"), is hereby offering (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange its 6% Notes due January 15, 2003 (the "Exchange 2003 Notes"), 6-1/8% Notes due January 15, 2005 (the "Exchange 2005 Notes"), 6-3/8% Notes due January 15, 2008 (the
"Exchange 2008 Notes"), and 6-7/8% Debentures due January 15, 2028 (the "Exchange 2028 Debentures" and, together with the Exchange 2003 Notes, Exchange 2005 Notes, and Exchange 2008 Notes, the "Exchange Securities") for, respectively, an equal principal amount of the Company's outstanding 6% Notes due January 15, 2003 (the "Private 2003 Notes" and collectively with the Exchange 2003 Notes, the "2003 Notes"), 6-1/8% Notes due January 15, 2005 (the "Private 2005 Notes" and collectively with the Exchange 2005 Notes, the "2005 Notes"), 6-3/8% Notes due January 15, 2008 (the "Private 2008 Notes" and collectively with the Exchange 2008 Notes, the "2008 Notes"), and 6-7/8% Debentures due January 15, 2028 (the "Private 2028 Debentures" and collectively with the Exchange 2028 Debentures, the "2028 Debentures"). The Private 2028 Debentures, Private 2003 Notes, Private 2005 Notes, and Private 2008 Notes are collectively referred to herein as the "Private Securities". As of the date of this Prospectus, there were outstanding $200 million principal amount of Private 2003 Notes, $275 million principal amount of Private 2005 Notes, $150 million principal amount of Private 2008 Notes, and $125 million principal amount of Private 2028 Debentures. The Exchange Securities and the Private Securities are sometimes collectively referred to herein as the "Securities."

              The form and terms of the Exchange Securities are identical in all material respects to those of the Private Securities to be exchanged therefor, except for certain transfer restrictions and registration rights relating to the Private Securities and except for certain interest provisions relating to such registration rights. The Exchange Securities will evidence the same indebtedness as the Private Securities which they replace and will be entitled to the benefits of an Indenture, dated as of January 16, 1998, governing the Private Securities and the Exchange Securities (the "Indenture"). The Exchange 2003 Notes will bear interest at the rate of 6% per annum, the Exchange 2005 Notes will bear interest at the rate of 6-1/8% per annum, the Exchange 2008 Notes will bear interest at the rate of 6-3/8% per annum, and the Exchange 2028 Debentures will bear interest at the rate of 6-7/8% per annum, payable semi-annually on each January 15 and July 15 commencing July 15, 1998, to the persons in whose names the Exchange Securities are registered at the close of business on the January 1 or July 1, as the case may be, preceding such January 15 or July 15. The Exchange 2003 Notes will mature on January 15, 2003, the Exchange 2005 Notes will mature on January 15, 2005, the Exchange 2008 Notes will mature on January 15, 2008, and the Exchange 2028 Debentures will mature on January 15, 2028. The Exchange Securities will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. See "The Exchange Offer" and "Description of the Securities."

              Each series of the Exchange Securities will be redeemable as a whole or in part at the option of the Company at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities or
(ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 10 basis points in the case of the Exchange 2003 Notes, 15 basis points in the case of the Exchange 2005 Notes, 20 basis points in the case of the Exchange 2008 Notes and 20 basis points in the case of the Exchange 2028 Debentures, plus, in each case, accrued interest thereon to the date of redemption. The Exchange Securities shall not be subject to any sinking fund. See "Description of the Securities--Redemption."

              The Company will accept for exchange any and all validly tendered Private Securities not withdrawn prior to 5:00 p.m., New York City time, on ____________, 1998, unless the Exchange Offer is extended by the Company in its sole discretion (the "Expiration Date"). Tenders of Private Securities may be withdrawn at any time prior to the Expiration Date. Private Securities may be tendered only in integral multiples of $1,000 principal amount. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer."

              The Exchange Securities are being offered hereunder in order to satisfy certain obligations of the Company under the Registration Rights Agreement, dated as of January 16, 1998 (the "Registration Rights Agreement"), between the Company and the Initial Purchasers (as defined herein). The Company believes that the Exchange Securities issued pursuant to the Exchange Offer in exchange for the Private Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchased such Private Securities directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act of 1933, as amended (the "Securities Act") or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act; provided, that the holder is acquiring Exchange Securities in the ordinary course of its business and is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Securities. Holders of Private Securities wishing to accept the Exchange Offer must represent to the Company that such conditions have been met. Each broker-dealer that receives Exchange Securities for its own account in exchange for Private Securities, where such Private Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Company has agreed that it will make this prospectus available to any broker-dealer for use in connection with any such resales. See "Plan of Distribution." The Company believes that none of the registered holders of the Private Securities is an affiliate (as such term is defined in Rule 405 under the Securities Act) of the Company.

              Holders of Private Securities whose Private Securities are not tendered and accepted in the Exchange Offer will continue to hold such Private Securities and will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the Indenture. Following consummation of the Exchange Offer, the holders of Private Securities will continue to be subject to the existing restrictions upon transfer thereof and the Company will have no further obligation to such holders to provide for the registration under the Securities Act of the Private Securities held by them.

              The Company will not receive any proceeds from, and has agreed to bear all registration expenses of, the Exchange Offer. No underwriter is being used in connection with the Exchange Offer. See "The Exchange Offer--Resale of the Exchange Securities."


                                 ---------------

     SEE "RISK FACTORS," BEGINNING ON PAGE ___, FOR A DISCUSSION OF CERTAIN
          FACTORS THAT INVESTORS SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE EXCHANGE SECURITIES.

                                 ---------------

     THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
  SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
      UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     This Prospectus is dated June __, 1998

              No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained in this Prospectus or any accompanying Prospectus Supplement and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus or any such Prospectus Supplement nor any resale made thereunder shall, under any circumstance, create an implication that there has been no change in the affairs of the Company since the date hereof or thereof. This Prospectus and any such related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

                           FORWARD-LOOKING STATEMENTS

              This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements are based on management's beliefs and assumptions, based on information currently available to management and are subject to risks and uncertainties. Discussions containing such forward-looking statements may be found in "Summary,"
"Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as within this Prospectus generally. In addition, when used in this Prospectus, the words "believes," "expects," "anticipates," "intends" "plans," "estimates" and similar expressions are intended to identify forward-looking statements.

              Forward-looking statements are not guarantees of performance. The future results of the Company may differ materially from those expressed in such forward-looking statements. Many of the factors that will determine these results are beyond the ability of the Company to control or predict. Prospective holders of the Exchange Securities are cautioned not to put undue reliance on any forward looking statements.

              Prospective holders of the Exchange Securities should understand that the following important factors, in addition to those discussed herein, could affect the future results of the Company and could cause results to differ materially from those expressed in such forward-looking statements: (i) risks associated with technology, (ii) regulatory risks, and (iii) litigation. Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the Company's control.

                -------------------------------------------------

              This Prospectus constitutes a part of an exchange offer registration Statement on Form S-4 filed by the Company with the Securities and Exchange Commission (the "SEC" or "Commission") under the Securities Act with respect to the Exchange Securities. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Exchange Securities. Any statements contained herein concerning the provisions of certain documents are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

              The Company's Common Stock is listed on the NASDAQ National Market and reports, proxy statements and other information concerning the Company can be inspected and copied at the Library of The Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. 20006-1500.

                             AVAILABLE INFORMATION

              The Company is subject to the information requirements of the Exchange Act and, in accordance therewith, files periodic reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by the Company with the SEC can be inspected, without charge, and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois and 7 World Trade Center, Suite 1300, New York, New York 10048. The SEC also maintains a site on the Internet at http://www.sec.gov that contains reports, proxies and other information regarding registrants that file electronically with the SEC, and certain filings by the Company are available at such web site. Copies of such materials also can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                -------------------------------------------------

                                     SUMMARY

              The following  summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the Company's consolidated financial statements and notes thereto included elsewhere in this Prospectus. The Company's executive offices are located in Greenwich, Connecticut. Its mailing address is One Pickwick Plaza, Greenwich, Connecticut 06830, and its telephone number is (203) 622-6664. Unless the context otherwise requires, the term "Company" refers to PanAmSat Corporation and the subsidiaries through which its various businesses are actually conducted.

                                    BUSINESS

Overview

              PanAmSat is the world's largest commercial provider of global satellite-based communications services. The Company is a leading provider of satellite capacity for television program distribution to network, cable and other redistribution sources in the United States, Latin America, Africa, south Asia and the Asia-Pacific region. PanAmSat's global network of 16 satellites provides state-of-the-art video distribution and telecommunications services for customers worldwide. Currently, an aggregate of more than 120 million households worldwide are capable of receiving television programming carried by PanAmSat satellites. PanAmSat satellites also serve as the transmission platforms for seven planned or operational direct-to-home ("DTH") services worldwide. The Company also provides satellite services and related technical support for live transmissions for news and special events coverage.

              In addition, PanAmSat provides satellite services to telecommunications carriers, corporations and Internet service providers ("ISPs") for the provision of satellite-based communications networks, including private corporate networks employing very small aperture terminals ("VSATs") and international access to the U.S. Internet backbone. Currently, more than 100,000 VSATs worldwide relay communications over PanAmSat satellites, and ISPs in 30 countries access the U.S. Internet backbone via PanAmSat satellites.

The Merger

              The Company  commenced  operations on May 16, 1997 upon the merger
(the "Merger") of PanAmSat International Systems, Inc. (then operating under its previous name, PanAmSat Corporation) ("PanAmSat International") and the Galaxy Satellite Services division ("Galaxy") of Hughes Communications, Inc. ("Hughes"). Hughes is a wholly-owned subsidiary of Hughes Electronics Corporation ("Hughes Electronics"). The Merger was the result of an Agreement and Plan of Reorganization dated September 20, 1996 (as amended April 4, 1997) (the "Reorganization Agreement") entered into among Hughes, Hughes Communications Galaxy, Inc. ("HCG"), Hughes Communications Satellite Services, Inc., Hughes Communications Services, Inc., Hughes Communications Carrier Services, Inc., Hughes Communications Japan, Inc., PanAmSat International and the Company. In addition, an Agreement and Plan of Merger dated April 4, 1997 (the "Merger Agreement") was entered into among PanAmSat International, PanAmSat and PAS Merger Corp., a subsidiary of PanAmSat ("PAS Merger Corp.").

              As a result of the transactions contemplated by the Reorganization Agreement and the Merger Agreement, on May 16, 1997, among other things, PAS Merger Corp. merged with and into PanAmSat International and Galaxy was contributed to PanAmSat, with the result that PanAmSat International became a wholly-owned subsidiary of PanAmSat. The aggregate consideration paid to PanAmSat International stockholders consisted of approximately $1.5 billion in cash and approximately 42.5 million shares of the Common Stock, par value $.01 per share, of PanAmSat (the "PanAmSat Common Stock") having an approximate value of $1.3 billion based upon a per share price of $30.

              Prior to the Merger, PanAmSat International operated the world's first privately owned global (excluding domestic U.S.) satellite communications system, consisting of four satellites serving Latin America, the Caribbean, Europe, Asia, the Middle East and Africa. Galaxy was the leading provider of commercial satellite services in the United States, with a fleet consisting of nine satellites.

Recent Developments

              On May 1, 1998, Hughes increased its ownership of PanAmSat Common Stock to approximately 81% of the outstanding shares. See "Certain Relationships and Related Transactions--Hughes Purchase of PanAmSat Common Stock from Televisa and Founding Shareholders."

              On May 19, 1998, all customer services on the Company's Galaxy IV satellite were permanently lost when an anomaly occurred on the on-board spacecraft control processor which caused the satellite to rotate and lose its fixed orientation. See "Risk Factors--Risks Associated with Technology."

                               THE EXCHANGE OFFER

                               The Exchange Offer

The Exchange Offer..........  The Company is hereby  offering to exchange up  to to $200 million aggregate principal amount of its Exchange 2003 Notes, up to $275 million aggregate principal amount of its Exchange 2005 Notes, up to $150 million aggregate principal amount of its Exchange 2008 Notes, and up to $125 million aggregate principal amount of its Exchange 2028 Debentures for, respectively, up to $200 million aggregate principal amount of its outstanding Private 2003 Notes, up to $275 million aggregate principal amount of its outstanding Private 2005 Notes, up to $150 million aggregate principal amount of its outstanding Private 2008 Notes, and up to $125 million aggregate principal amount of its outstanding Private 2028 Debentures.

                              The Company will issue Exchange Securities on or as promptly as practicable after the Expiration Date. As of the date hereof, there are outstanding $200 million principal amount of Private 2003 Notes, $275 million principal amount of Private 2005 Notes, $150 million principal amount of Private 2008 Notes, and $125 million principal amount of Private 2028 Debentures. See "The Exchange Offer."

                              Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the Exchange Securities issued pursuant to the Exchange Offer in exchange for Private Securities may be offered for resale, resold and otherwise transferred by a holder thereof without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring Exchange Securities in the ordinary course of its business, is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of the Exchange Securities and is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act. Each broker-dealer who holds Private Securities acquired for its own account as a result of market-making or other trading activities and who receives Exchange Securities pursuant to the Exchange Offer for its own account in exchange therefor must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities.

                              This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Private Securities acquired by such broker-dealer as a result of market-making activities or other trading activities. The Letter of Transmittal that accompanies this Prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Any holder of Private Securities who tenders in the Exchange Offer with the intention to participate in a distribution of the Exchange Securities could not rely on the above-referenced position of the staff of the Commission and, in the absence of an exemption under the Securities Act, would have to comply with the registration and prospectus delivery requirements therein in connection with any resale transaction. Failure to comply with such requirements in such instance could result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company. See "The Exchange Offer--Resale of the Exchange Securities."

Registration Rights.......... The Private Securities were sold by the Company on
                              January 16, 1998 (the "Closing Date") to Morgan Stanley & Co., Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Salomon Brothers Inc, Citicorp Securities, Inc., BancAmerica Robertson Stephens and J.P. Morgan Securities Inc. (together, the "Initial Purchasers") pursuant to a Purchase Agreement (the "Purchase Agreement"), dated as of January 13, 1998, between the Company and the Initial Purchasers. Pursuant to the Purchase Agreement, the Company entered into the Registration Rights Agreement with the Initial Purchasers, which agreement grants the holders of Private Securities certain exchange and registration rights. The Exchange Offer is intended to satisfy, as to all Private Securities, such rights, which will terminate upon the consummation of the Exchange Offer. The holders of the Exchange Securities will not be entitled to any exchange or registration rights with respect to the Exchange Securities. Holders of Private Securities who do not participate in the Exchange Offer may thereafter hold a less liquid security. See "The Exchange Offer--Termination of Certain Rights." The Company will not receive any proceeds from and has agreed to bear the expenses of the Exchange Offer.

Expiration Date.............  The Exchange Offer will expire at 5:00  p.m.,  New
                              York City time, on __________, 1998, unless the Exchange Offer is extended by the Company in its sole discretion, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. See "The Exchange Offer--Expiration Date; Extensions; Amendments."


Procedures for  Tendering
  Private Securities........  Each holder  of Private  Securities  wishing    to
                              accept the Exchange Offer must complete,  sign and
                              date the  Letter of  Transmittal,  or a  facsimile
                              thereof,   in  accordance  with  the  instructions
                              contained   herein  and   therein,   and  mail  or
                              otherwise  deliver such Letter of Transmittal,  or
                              such   facsimile,   together   with  such  Private
                              Securities and any other  required  documentation,
                              to The Chase  Manhattan  Bank,  as Exchange  Agent
                              (the "Exchange  Agent"),  at the address set forth
                              herein.  By executing  the Letter of  Transmittal,
                              the holder  will  represent  to and agree with the
                              Company that, among other things, (i) the Exchange
                              Securities  to  be  acquired  by  such  holder  of
                              Private Securities in connection with the Exchange
                              Offer are  being  acquired  by such  holder in the
                              ordinary course of its business,  (ii) such holder
                              is  not   participating,   does  not   intend   to
                              participate    and   has   no    arrangement    or
                              understanding  with any person to participate in a
                              distribution of the Exchange Securities, and (iii)
                              such holder is not an  "affiliate,"  as defined in
                              Rule 405 under the Securities Act, of the Company.
                              If the holder is a broker-dealer that will receive
                              Exchange   Securities   for  its  own  account  in
                              exchange for Private Securities that were acquired
                              as a result  of  market-making  or  other  trading
                              activities,   such  holder  will  be  required  to
                              acknowledge in the Letter of Transmittal that such holder will deliver a prospectus in connection with any resale of such Exchange Securities;
                              however, by so acknowledging and by delivering a prospectus, such holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "The Exchange
                              Offer--Procedures for Tendering."

Special Procedures for
  Beneficial Owners.......    Any beneficial  owner whose Private Securities are
                              registered  in  the  name  of  a  broker,  dealer,
                              commercial  bank,  trust  company or other nominee
                              and who wishes to tender such  Private  Securities
                              in  the  Exchange   Offer   should   contact  such
                              registered   holder  promptly  and  instruct  such
                              registered  holder to  tender  on such  beneficial
                              owner's behalf. If such beneficial owner wishes to
                              tender on such  owner's  own  behalf,  such  owner
                              must, prior to completing and executing the Letter
                              of Transmittal and delivering such owner's Private
                              Securities,  either make appropriate  arrangements
                              to register ownership of the Private Securities in
                              such owner's  name or obtain a properly  completed
                              bond  power  from  the  registered   holder.   The
                              transfer   of   registered   ownership   may  take
                              considerable time and may not be able to be completed prior to the Expiration Date. See "The
                              Exchange Offer--Procedures for Tendering."

Guaranteed Delivery
   Procedures.............    Holders of Private  Securities  who wish to tender
                              their   Private   Securities   and  whose  Private
                              Securities  are not  immediately  available or who
                              cannot  deliver  their  Private  Securities,   the
                              Letter of Transmittal  or any other  documentation
                              required  by  the  Letter  of  Transmittal  to the
                              Exchange Agent prior to the  Expiration  Date must
                              tender their Private  Securities  according to the
                              guaranteed  delivery  procedures  set forth  under
                              "The    Exchange     Offer--Guaranteed    Delivery
                              Procedures."

Acceptance of the Private
   Securities and Delivery
of the Exchange Securities..  Subject  to  the  satisfaction  or  waiver  of the conditions to the Exchange Offer, the Company will accept for exchange any and all Private Securities that are properly tendered in the Exchange Offer prior to the Expiration Date. The Exchange Securities issued pursuant to the Exchange Offer will be delivered on the earliest practicable date following the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer."

Withdrawal Rights..........   Tenders  of Private  Securities  may be  withdrawn
                              at any time prior to the Expiration Date. See "The
                              Exchange Offer--Withdrawal of Tenders."

Certain Tax Considerations..  For  a  discussion  of certain tax  considerations relating to the Exchange Securities, see "Certain U.S. Federal Income Tax Considerations."

Exchange Agent..............  The   Chase  Manhattan  Bank  is  serving  as  the
                              Exchange  Agent in  connection  with the  Exchange
                              Offer. The Chase Manhattan Bank also serves as trustee (the "Trustee") under the Indenture.

                                 The Securities

              The Exchange Offer applies to $750 million aggregate principal amount of Private Securities. The form and terms of the Exchange Securities are identical in all material respects to the form and terms of the Private Securities to be exchanged therefor except that the Exchange Securities will not bear legends restricting the transfer thereof and holders of the Exchange Securities will not be entitled to any of the registration rights of holders of the Private Securities under the Registration Rights Agreement, which rights will terminate upon consummation of the Exchange Offer. The Exchange Securities will evidence the same indebtedness as the Private Securities which they replace and will be issued under, and be entitled to the benefits of, the Indenture. For further information and for definitions of certain capitalized terms, see "Description of the Securities."

Issuer..................     PanAmSat Corporation.

Securities..............     Up to $200 million principal  amount of 2003 Notes,
                             up to $275 million principal amount of 2005 Notes, up to $150 million principal amount of 2008 Notes, and up to $125 million principal amount of 2028
                             Debentures.

Maturity Dates..........     The 2003 Notes  will  mature on January  15,  2003,
                             the 2005 Notes will mature on January 15, 2005, the 2008 Notes will mature on January 15, 2008, and the 2028 Debentures will mature on January 15, 2028.

Interest Rate...........     The 2003 Notes  will bear  interest  at the rate of
                             6% per annum, the 2005 Notes will bear interest at the rate of 6-1/8% per annum, the 2008 Notes will bear interest at the rate of 6-3/8% per annum, and the 2028 Debentures will bear interest at the rate of 6-7/8% per annum, in each case, from January 16, 1998 or from the most recent interest payment date to which interest has been paid or duly provided for, payable semi-annually on each January 15 and July 15 commencing July 15, 1998, to the persons in whose names such Securities are registered at the close of business on the January 1 or July 1, as the case may be, preceding such January 15 or July
                             15.

Optional Redemption.....     Each  series of the  Securities will be  redeemable
                             as a whole or in part at the option of the  Company
                             at any time,  at a  redemption  price  equal to the
                             greater of (i) 100% of the principal amount of such
                             Securities or (ii) the sum of the present values of
                             the remaining  scheduled  payments of principal and
                             interest   thereon   discounted   to  the  date  of
                             redemption  on  a  semiannual   basis  (assuming  a
                             360-day year consisting of twelve 30-day months) at
                             the Treasury Rate (as defined under "Description of
                             the  Securities")  plus 10 basis points in the case
                             of the 2003 Notes,  15 basis  points in the case of
                             the 2005 Notes,  20 basis points in the case of the
                             2008  Notes and 20 basis  points in the case of the
                             2028  Debentures,   plus,  in  each  case,  accrued
                             interest  thereon  to the date of  redemption.  The
                             Securities shall not be subject to any sinking fund.

Mandatory Redemption....     None.

Ranking.................     The Securities  will be unsecured  indebtedness  of
                             the Company and will rank pari passu in right of payment with all other unsubordinated and unsecured indebtedness of the Company.

Certain Covenants.......     The  Indenture  contains certain  covenants for the
                             benefit  of  the  holders  of the  Securities  (the
                             "Holders") which, among other things,  restrict the
                             ability of the Company to create  liens,  engage in
                             sale-leaseback    transactions,    or    effect   a
                             consolidation or merger. These limitations will, however, be subject to important qualifications and exceptions. See "Description of the Securities--
                             Covenants."

Book-Entry, Delivery
 and Form...............     It  is  expected  that  delivery  of  the  Exchange
                             Securities   will   be  made   in   book-entry   or
                             certificated   form.   The  Company   expects  that
                             Exchange    Securities    exchanged   for   Private
                             Securities   currently    represented   by   Global
                             Securities  (as defined under  "Description  of the
                             Securities")  deposited  with,  or on behalf of The
                             Depository  Trust  Company  (the   "Depository"  or
                             "DTC")  and  registered  in the name of Cede & Co.,
                             its  nominee,   will  be   represented   by  Global
                             Securities and deposited upon issuance with the Depository and registered in its name or the name of its nominee. Beneficial interests in Global
                             Securities representing the Securities will be shown on, and transfers thereof will be effected through, records maintained by the Depository and its participants.

              For  additional   information   regarding  the   Securities,   see
"Description  of  the   Securities"   and  "Certain  U.S.   Federal  Income  Tax
Considerations."

                                  RISK FACTORS

Risks Associated with Technology

              Satellites are subject to significant risks related to delayed and failed launches and in-orbit failures. Of the 25 satellite launches by PanAmSat or its predecessors since 1983, the Company has experienced three launch failures: on December 1, 1994, the original PAS-3 was destroyed upon launch as a result of a malfunction of an Ariane IV launch vehicle; on August 22, 1992, the Company's original Galaxy I-R satellite was destroyed upon launch as a result of an Atlas launch vehicle malfunction; and the Company's Leasat 4, which was launched on August 27, 1985, was not placed in service after launch due to the failure of its communications payload. Each of the foregoing satellites was insured in an amount sufficient to substantially recover the Company's investment therein, and each was subsequently replaced with a satellite that was successfully launched.

              Certain launch vehicles present special risks to the Company. Certain launch vehicles scheduled to be used by PanAmSat have unproven track records and are susceptible to certain risks associated with new launch vehicles. For example, Sea Launch and Delta III are two launchers that are scheduled to be used by PanAmSat to launch satellites within the next year. These launchers have no commercial launch history, which poses heightened risks, including potential launch delays and failures.

              The Company expects to launch Galaxy X on a Delta III launch vehicle, Galaxy XI on a Sea Launch launch vehicle, PAS-7, PAS-6B and PAS-1R on Ariane launch vehicles, and PAS-8 and PAS-9 on Proton launch vehicles. The Company has contracts directly with Arianespace S.A. ("Arianespace") and with International Launch Services (formerly known as Lockheed-Khrunichev-Energia International, Inc.) ("ILS") for the Ariane and Proton launches, respectively. The Company has a contract with Hughes Space and Communications International, Inc. ("HSCI") for one Delta III launch and one Sea Launch launch, such launch services to be provided by The Boeing Company ("Boeing") and Sea Launch LP, respectively, under contracts between HSCI and such providers.

              The Company's contract with ILS provides for launch services on the Proton launch vehicle. The Proton is built in Russia and launched in Kazakhstan. ILS suffered a launch failure of a Proton launch vehicle in December 1997 due to a defect in the fourth stage; ILS resumed launches of the Proton in April 1998. In addition, there were two Proton launch failures in 1996. Under the Company's contract with ILS, if the Proton is unavailable due to technical, regulatory or other factors, ILS would provide launch services for at least one launch using an alternative launch vehicle. The contract provides for the launch of three PanAmSat satellites using Proton launch vehicles. PAS-5 was launched on a Proton in August 1997 and it is anticipated that PAS-8 will be launched on a Proton in the third or fourth quarter of 1998.

              The Company is scheduled to launch Galaxy X in July 1998 from Cape Canaveral, Florida, aboard a Delta III launch vehicle manufactured by Boeing. This launch will be the first commercial launch of the Delta III, the latest generation based in part on the Delta II launch vehicle. A Delta II launch vehicle carrying an Air Force satellite suffered a launch failure in January 1997.

              The Company is scheduled to launch Galaxy XI in the fourth quarter of 1998 using a Sea Launch launch vehicle. Sea Launch is a joint venture among Boeing, Kvaerner A.S., RSC-Energia and the NPO-Yuzhnoye space concern. This launch will be the first commercial launch of the Sea Launch service, which will utilize a three-stage launch vehicle launched from a new semi-submersible launch platform in the Pacific Ocean near the equator. The first two stages of the Sea Launch vehicle will be based upon prior generations of NPO-Yuzhnoye's Zenit launch vehicle, and the third stage will be based upon prior generations of the fourth stage of RSC Energia's Proton launch vehicle.

              There can be no assurance that PanAmSat's planned launches on Delta III or Proton launch vehicles or using the Sea Launch platform will be successful or on schedule.

              Galaxy XI, PAS-1R and PAS-9 are scheduled to be Hughes-manufactured HS-702 model spacecraft. The HS-702 model has an unproven track record and may be susceptible to certain risks related to its new technology. There can be no assurance that PanAmSat's planned use of HS-702 model spacecraft will be successful. An amendment to the Company's contract with ILS for the launch of PAS-9 will also be required to accommodate the launch of HS-702 model spacecraft on a Proton launch vehicle. There can be no assurance that the Company will be successful in negotiating such a contract amendment.

              A significant delay in the delivery or launch of any future satellite would adversely affect the Company's marketing plan for such satellite. Delays can result from the construction of satellites and launch vehicles, launch failures, the periodic unavailability of reliable launch opportunities and possible delays in obtaining regulatory approvals. If satellite construction schedules are not met, there can be no assurance that a launch opportunity will be available at the time a satellite is ready to be launched. The occurrence of a launch failure results in a significant delay in the deployment of a particular satellite because of the need both to construct a replacement satellite and obtain another launch opportunity. A significant delay in the launch of any of PanAmSat's satellites could enable customers who pre-purchased or agreed to lease capacity of such satellite to terminate their contracts.

              Satellites are also subject to risks after they have been properly deployed and put into operation. The likelihood of in-orbit failure may be heightened by PanAmSat's use on certain of its satellites of new technology, including a new xenon ion propulsion system on PAS-5, Galaxy VIII-i, Galaxy XI, PAS-6B, PAS-1R and PAS-9.

              Following the launch of PAS-6, an anomaly was detected in its solar arrays. The satellite has experienced several circuit failures in its solar arrays and may experience additional failures in the future. The circuit failures will require the Company to forego the use of some transponders initially and to turn off additional transponders in later years. However, the ability of transponders to provide transmission power for DTH signal reception using 60-centimeter dishes is not affected. In November 1997, the Company negotiated an extension of the launch insurance policy for PAS-6 to extend the period of coverage from 181 days from the launch date to one year plus 181 days from the launch date. In February 1998, the Company filed a proof of loss totaling approximately $29 million with its launch insurance underwriters based on certain anomalies discovered in the solar panels on PAS-6 prior to February 5, 1998. The Company expects to receive payment from the insurers pursuant to the proof of loss in the second quarter of 1998. In connection with the extension of the launch insurance policy for PAS-6, the Company has agreed to forego any further claims for partial loss due to subsequent anomalies involving the spacecraft's solar panels but the endorsement to PAS-6's launch insurance policy does not otherwise affect the Company's ability to claim a total constructive launch failure of the spacecraft for any reason (other than normal policy exclusions).

              In March 1998 the Company entered into agreements with Hughes Space and Communications Company ("HSC") and Arianespace for the construction and launch of a new satellite to be designated as PAS-6B. In connection with these agreements, the Company entered into an amendment to its agreements with its customers on PAS-6. Under these agreements, PanAmSat will acquire a new Hughes HS-601HP satellite that is scheduled to be launched on an Ariane IV launch vehicle in the fourth quarter of 1998. The Company is exploring its options for the deployment and use of the original PAS-6 satellite and anticipates either using that satellite as a backup for PAS-6B or moving it to another orbital location for other purposes. Management believes that it will be able to generate sufficient future revenues on PAS-6 to enable it to recover the carrying value of its investment in the satellite.

              Subsequent to March 1998, the Company became aware of certain anomalies and their effects relative to its Galaxy IV spacecraft which serves the domestic U.S. marketplace. These anomalies were expected to shorten substantially the useful life of the satellite and to affect services to some of the C-band transponder customers on the satellite. On May 19, 1998, all customer services on Galaxy IV were permanently lost when an anomaly occurred on the on-board spacecraft control processor which caused the satellite to rotate and lose its fixed orientation. The Company restored service to most of its Galaxy IV customers through the use of alternative capacity on the Company's other satellites, principally Galaxy III-R and Galaxy VI. Galaxy VI was the designated back-up satellite for certain customers on the Company's domestic U.S. satellites. All of the Company's customers on Galaxy VI had previously agreed that their service was subject to preemption if Galaxy VI was required to be used to fulfill back-up obligations on certain other satellites, including Galaxy IV.

              Management has evaluated the financial statement impact of the loss of Galaxy IV in accordance with its stated accounting policies. As a result of the loss of Galaxy IV, the Company expects that its 1998 revenues will be reduced by approximately $10 million, due principally to the loss of available capacity on the satellites used to backup Galaxy IV capacity. Net income for the year will be reduced by an immaterial amount, after adjusting for the effects of the revenue reductions and the elimination of costs that will not be incurred as a result of the loss of the satellite, most notably depreciation expense. The Company anticipates that it will recover approximately $168 million from its insurance coverage and the reversal of accrued insurance liabilities which will offset the net book value of the Galaxy IV satellite, the net investment in sales-type leases on the satellite and the payment of warranty costs related to Galaxy IV transponders that were sold outright in prior years. The Company intends to procure a replacement satellite on an accelerated basis.

Regulatory Risks

              The satellite industry is highly regulated both in the United States and internationally. PanAmSat is subject to the regulatory authority of the U.S. government (primarily the Federal Communications Commission (the "FCC")) and the national communications authorities of the countries in which it operates. The business prospects of PanAmSat could be adversely affected by the adoption of new laws, policies, regulations, or changes in the interpretation or application of existing laws, policies or regulations, that modify the present regulatory environment. While PanAmSat has generally been successful in obtaining necessary licenses, there can be no assurance that PanAmSat will obtain all requisite regulatory approvals for the construction, launch and operation of any of PanAmSat's future satellites and for the orbital slots planned for these satellites or, if obtained, that such licenses will not impose operational restrictions on PanAmSat. Nor can there be any assurance that PanAmSat will succeed in coordinating any or all of its future satellites internationally.

              Regulatory schemes in countries in which PanAmSat operates may impose impediments to the Company's operations. PanAmSat, its customers or companies with which PanAmSat does business must have authority from each country in which PanAmSat provides services or its customers use its satellites. Although PanAmSat believes that it, its customers and/or companies with which it does business presently hold the requisite licenses and approvals for the countries in which it currently provides services, the regulatory schemes in each country are different and thus there may be instances of noncompliance of which PanAmSat is not aware. In addition, portions of PanAmSat's present and future satellites are designed to provide service to countries in which regulatory impediments exist. Although PanAmSat believes these regulatory schemes will not prevent it from pursuing its business plan, there can be no assurance that any current regulatory approvals held by PanAmSat are, or will remain, sufficient in the view of foreign regulatory authorities, or that any additional necessary approvals will be granted on a timely basis, or at all, in all jurisdictions in which the Company wishes to operate its new satellites or that restrictions applicable thereto will not be unduly burdensome.

              Certain of the frequencies that are intended to be used to uplink to PAS-7, PAS-6 and Galaxy VIII-i must be coordinated with the U.S. government on an earth-station-by-earth-station basis to ensure that harmful interference to government operations is minimized. PanAmSat has undertaken such coordination and believes that it will be able to coordinate successfully with federal government users or will institute operational solutions that will mitigate the problem, but there can be no assurance that PanAmSat's efforts will be successful.

              PanAmSat has received conditional regulatory approval for the orbital slot of 72(degree) E.L. from the FCC, which approval is subject to a full financial showing and demonstration of consultation with Intelsat, an international treaty organization of 142 member nations ("Intelsat"). In addition, PanAmSat has requested approval to co-locate a satellite with PAS-4 at 68.5(degree) E.L. PanAmSat intends to locate PAS-7 at the 68.5(degree) E.L. orbital location if its application for such orbital location is granted, in which case the 72(degree) E.L. orbital slot could be used for another satellite. If PAS-7 is to be co-located with PAS-4, it is unlikely that PAS-7 will be permitted to operate its C-band transponders for transmitting to or from Russia until certain coordination issues are resolved with the Russian Federation. PanAmSat tentatively plans to locate PAS-8 at 166(degree) E.L. and has an application for that orbital slot pending with the FCC. The Company has not yet filed an application with the FCC for PAS-1R. The FCC gives a "replacement expectancy" with respect to the use of the same orbital location at the same frequencies for replacement satellites. This replacement expectancy may increase the likelihood that PanAmSat will be able to expand the frequencies or coverages employed by PAS-1 at 45(degree) W.L.; however, no assurance can be given that the Company will be successful at expanding such frequencies and coverages. SBS-4's FCC license expired in 1994, and the satellite is operated pursuant to grants of special temporary authority that are renewed periodically. PanAmSat has filed an application with the FCC for Galaxy II (H) (to be known as Galaxy
XI), a hybrid satellite that will replace Galaxy VI (a C-band satellite) and SBS-6 (a Ku-band satellite) at 74(degree) W.L. Following the failure of Galaxy IV (see "--Risks Associated with Technology"), the FCC granted the Company special temporary authority to relocate Galaxy VI from 74(degree) W.L. to 99(degree) W.L. to provide replacement C-band capacity. The Company intends to procure a replacement satellite for Galaxy IV on an accelerated basis with a scheduled in-service date in the fourth quarter of 1999. Currently, the Company has not identified any future orbital locations for Galaxy VI and SBS-6. Once slots have been identified, the Company plans to apply for temporary authority to operate at such slots until other satellites are authorized for, and commence operations at, such slots.

Litigation

              See "Legal Proceedings."

Lack of Public Market

              The Exchange Securities are new securities for which there is currently no active trading market. The Company does not intend to apply for listing of the Exchange Securities on any national securities exchange or to seek the admission thereof to trading in the Nasdaq National Market System and there can be no assurance as to the development of any market or liquidity of any market that may develop for the Exchange Securities. If a market for the Exchange Securities does develop, the price of such Exchange Securities may fluctuate and liquidity may be limited. If a market for the Exchange Securities does not develop, purchasers may be unable to resell such Exchange Securities for an extended period of time, if at all.

Failure to Exchange Private Securities

              The  Exchange  Securities  will be issued in exchange  for Private
Securities only after timely receipt by the Exchange Agent of such Private Securities, a properly completed and duly executed Letter of Transmittal and all other required documentation. Therefore, holders of Private Securities desiring to tender such Private Securities in exchange for Exchange Securities should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Company is under any duty to give notification of defects or irregularities with respect to tenders of Private Securities for exchange. Private Securities that are not tendered or are tendered but not accepted will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. In addition, any holder of Private Securities who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Securities will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer who holds Private Securities acquired for its own account as a result of market making or other trading activities and which receives Exchange Securities for its own account in exchange for such Private Securities pursuant to the Exchange Offer, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. To the extent that Private Securities are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Private Securities could be adversely affected due to the limited amount, or "float," of the Private Securities that are expected to remain outstanding following the Exchange Offer. Generally, a lower "float" of a security could result in less demand to purchase such security and could, therefore, result in lower prices for such security. For the same reason, to the extent that a large amount of Private Securities are not tendered or are tendered and not accepted in the Exchange Offer, the trading market for the Exchange Securities could be adversely affected. See "Plan of Distribution" and "The Exchange Offer."

                               THE EXCHANGE OFFER

Purpose of the Exchange Offer

              The Private Securities were sold by the Company on the Closing Date to the Initial Purchasers pursuant to the Purchase Agreement. As a condition to the sale of the Private Securities, the Company and the Initial Purchasers entered into the Registration Rights Agreement on January 16, 1998. Pursuant to the Registration Rights Agreement, the Company agreed (i) that it would use its reasonable best efforts to cause to be filed with the Commission within 180 days after the Closing Date an exchange offer registration statement under the Securities Act with respect to the Exchange Securities and (ii) to cause such Registration Statement to remain effective under the Securities Act until the closing of the Exchange Offer. The Company agreed to issue and exchange Exchange Securities for all Private Securities validly tendered and not withdrawn before the Expiration Date of the Exchange Offer. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Registration Statement is intended to satisfy the Company's obligations under the Registration Rights Agreement.

Terms of the Exchange Offer

              Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Private Securities validly tendered and not withdrawn prior to the Expiration Date.

              The Company will issue Exchange Securities in exchange for an equal aggregate principal amount of outstanding Private Securities validly tendered pursuant to the Exchange Offer and not withdrawn prior to the Expiration Date. Private Securities may be tendered only in integral multiples of $1,000 principal amount.

              The form and terms of the Exchange Securities are the same as the form and terms of the Private Securities except that (i) the Exchange Securities will be registered under the Securities Act and, therefore, the Exchange Securities will not bear legends restricting the transfer thereof and (ii) holders of the Exchange Securities will not be entitled to any of the registration rights of holders of Private Securities under the Registration Rights Agreement, which rights will terminate upon the consummation of the Exchange Offer. The Exchange Securities will evidence the same indebtedness as the Private Securities which they replace and will be issued under, and be entitled to the benefits of, the Indenture, which also authorized the issuance of the Private Securities.

              As of the date of this Prospectus, there were outstanding approximately $200 million principal amount of Private 2003 Notes, $275 million principal amount of Private 2005 Notes, $150 million principal amount of Private 2008 Notes, and $125 million principal amount of Private 2028 Debentures. Only a registered holder of the Private Securities (or such holder's legal representative or attorney-in-fact), as reflected on the records of the Trustee under the Indenture may participate in the Exchange Offer. Solely for reasons of administration, the Company has fixed the close of business on , 1998 as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially. There will be no fixed record date for determining registered holders of the Private Securities entitled to participate in the Exchange Offer.

              Holders of the Private Securities do not have any appraisal or dissenters' rights under the Delaware General Corporation Law or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder.

              The Company shall be deemed to have accepted validly tendered Private Securities when, and if, the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Private Securities for the purposes of receiving the Exchange Securities from the Company.

              Holders who tender Private Securities in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Private Securities pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

Expiration Date; Extensions; Amendments

              The term "Expiration Date" shall mean 5:00 p.m., New York City time on __________, 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

              In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and mail to the registered holders of Private Securities an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

              The Company reserves the right, in its sole discretion, (i) to delay accepting any Private Securities, (ii) to extend the Exchange Offer or
(iii) if, in the opinion of counsel for the Company, the consummation of the Exchange Offer would violate any applicable law, rule or regulation or any applicable interpretation of the staff of the Commission, to terminate or amend the Exchange Offer by giving oral or written notice of such delay, extension, termination or amendment to the Exchange Agent. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of Private Securities, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

              Without limiting the manner in which the Company may choose to make a public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Interest on the Exchange Securities

              The Exchange 2003 Notes will bear interest at the rate of 6% per annum, the Exchange 2005 Notes will bear interest at the rate of 6-1/8% per annum, the Exchange 2008 Notes will bear interest at the rate of 6-3/8% per annum, and the Exchange 2028 Debentures will bear interest at the rate of 6-7/8% per annum, in each case, from January 16, 1998 or from the most recent interest payment date to which interest has been paid or duly provided for, payable semi-annually on each January 15 and July 15 commencing July 15, 1998, to the persons in whose names such Securities are registered at the close of business on the January 1 or July 1, as the case may be, preceding such January 15 or July 15.

Resale of the Exchange Securities

              With respect to the Exchange Securities, based upon interpretations by the staff of the Commission set forth in certain no-action letters issued to third parties, the Company believes that a holder who exchanges Private Securities for Exchange Securities in the ordinary course of business, who is not participating, does not intend to participate, and has no arrangement with any person to participate in a distribution of the Exchange Securities, and who is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, will be allowed to resell Exchange Securities to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Securities a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Securities in the Exchange Offer for the purpose of distributing or participating in the distribution of the Exchange Securities, such holder cannot rely on the position of the staff of the Commission enumerated in such no-action letters issued to third parties and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that receives Exchange Securities for its own account in exchange for Private Securities acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of any Exchange Securities received in exchange for Private Securities acquired by such broker-dealer as a result of market-making or other trading activities. Pursuant to the Registration Rights Agreement, the Company has agreed to make this Prospectus, as it may be amended or supplemented from time to time, available to any such broker-dealer that requests copies of such Prospectus in the Letter of Transmittal for use in connection with any such resale for a period not to exceed 180 days after the closing of the Exchange Offer. See "Plan of Distribution."

Procedures for Tendering

              Only a registered holder of Private Securities may tender such Private Securities in the Exchange Offer. To tender in the Exchange Offer, a holder of Private Securities must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile to the Exchange Agent at the address set forth below under "--Exchange Agent" for receipt prior to the Expiration Date. In addition, either (i) certificates for such Private Securities must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Private Securities, if such procedure is available, into the Exchange Agent's account at the Depository pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the holder must comply with the guaranteed delivery procedures described below.

              The tender by a holder that is not withdrawn prior to the Expiration Date will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

              THE METHOD OF DELIVERY OF PRIVATE SECURITIES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. DO NOT SEND THE LETTER OF TRANSMITTAL OR ANY PRIVATE SECURITIES TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

              Any beneficial owner(s) of the Private Securities whose Private Securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wish(es) to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Private Securities, either make appropriate arrangements to register ownership of the Private Securities in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

              Signatures on a Letter of Transmittal or a notice of withdrawal described below (see "--Withdrawal of Tenders"), as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Private Securities tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box titled "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be made by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" (within the meaning of Rule 17Ad-15 under the Exchange Act) (an "Eligible Institution").

              If the Letter of Transmittal is signed by a person other than the registered holder of any Private Securities listed therein, such Private Securities must be endorsed or accompanied by a properly completed bond power, signed by such registered holder exactly as such registered holder's name appears on such Private Securities.

              If the Letter of Transmittal or any Private Securities are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

              THE EXCHANGE AGENT AND THE DEPOSITORY HAVE CONFIRMED THAT ANY FINANCIAL INSTITUTION THAT IS A PARTICIPANT IN THE DEPOSITORY'S SYSTEM MAY UTILIZE THE DEPOSITORY'S AUTOMATED TENDER OFFER PROGRAM ("ATOP") TO TENDER PRIVATE SECURITIES. TO EFFECT A TENDER PURSUANT TO THE ATOP SYSTEM, HOLDERS SHOULD TRANSMIT THEIR ACCEPTANCE TO DTC THROUGH ATOP BY CAUSING DTC TO TRANSFER SECURITIES TO THE EXCHANGE AGENT IN ACCORDANCE WITH ATOP'S PROCEDURES FOR TRANSFER. DTC WILL THEN SEND AN AGENT'S MESSAGE TO THE EXCHANGE AGENT. THE TERM "AGENT'S MESSAGE" MEANS A MESSAGE TRANSMITTED BY DTC TO, AND RECEIVED BY, THE EXCHANGE AGENT AND FORMING A PART OF THE BOOK-ENTRY CONFIRMATION, WHICH STATES THAT DTC HAS RECEIVED AN EXPRESS ACKNOWLEDGMENT FROM THE PARTICIPANT IN DTC TENDERING THE SECURITIES REFERRED TO IN SUCH AGENT'S MESSAGE, THAT SUCH PARTICIPANT HAS RECEIVED THE LETTER OF TRANSMITTAL AND AGREES TO BE BOUND BY THE TERMS OF THE LETTER OF TRANSMITTAL AND THAT THE COMPANY MAY ENFORCE SUCH AGREEMENT AGAINST SUCH PARTICIPANT.

              All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Private Securities will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Private Securities not properly tendered or any Private Securities the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Private Securities. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Private Securities must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Private Securities, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Private Securities will not be deemed to have been made until such defects or irregularities have been cured or waived.

              While the Company has no present plan to acquire any Private Securities that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any Private Securities that are not tendered pursuant to the Exchange Offer, the Company reserves the right in its sole discretion to purchase or make offers for any Private Securities that remain outstanding subsequent to the Expiration Date and, to the extent permitted by applicable law, purchase Private Securities in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

              By tendering, each holder of Private Securities will represent to the Company that, among other things, (i) the Exchange Securities to be acquired by such holder of Private Securities in connection with the Exchange Offer are being acquired by such holder in the ordinary course of business of such holder,
(ii) such holder has no arrangement or understanding with any person to participate in the distribution of the Exchange Securities, (iii) such holder acknowledges and agrees that any person who is participating in the Exchange Offer for the purposes of distributing the Exchange Securities must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Securities acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain no-action letters, (iv) such holder understands that a secondary resale transaction described in clause (iii) above and any resales of Exchange Securities obtained by such holder in exchange for Private Securities acquired by such holder directly from the Company should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission and (v) such holder is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company. If the holder is a broker-dealer that will receive Exchange Securities for such holder's own account in exchange for Private Securities that were acquired as a result of market-making activities or other trading activities, such holder will be required to acknowledge in the Letter of Transmittal that such holder will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, such holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Return of Private Securities

              If any tendered Private Securities are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Private Securities are withdrawn, such unaccepted, withdrawn or non-exchanged Private Securities will be returned without expense to the tendering holder thereof (or, in the case of Private Securities tendered by book-entry transfer into the Exchange Agent's account at the Depository pursuant to the book-entry transfer procedures described below, such Private Securities will be credited to an account maintained with the Depository) as promptly as practicable.

Book-Entry Transfer

              The Exchange Agent will make a request to establish an account with respect to the Private Securities with the Depository for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Depository's system may make book-entry delivery of Private Securities by causing the Depository to transfer such Private Securities into the Exchange Agent's account at the Depository in accordance with the Depository's procedures for transfer. However, although delivery of Private Securities may be effected through book-entry transfer at the Depository, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "--Exchange Agent" on or prior to the Expiration Date or pursuant to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

              Holders who wish to tender their Private Securities and (i) whose Private Securities are not immediately available or (ii) who cannot deliver their Private Securities, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

              (a)      The tender is made through an Eligible Institution;

              (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder and the certificate number(s) of such Private Securities, stating that the tender is being made thereby and guaranteeing that, within three business days after the Expiration Date, the Letter of Transmittal (or a facsimile thereof), together with the certificate(s) representing the Private Securities in proper form for transfer or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

              (c) Such properly executed Letter of Transmittal (or facsimile thereof) as well as the certificate(s) representing all tendered Private Securities in proper form for transfer and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three business days after the Expiration Date.

              Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Private Securities according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

              Except as otherwise provided herein, tenders of Private Securities may be withdrawn at any time prior to the Expiration Date. To withdraw a tender of Private Securities in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. Any such notice of withdrawal must
(i) specify the name of the person having deposited the Private Securities to be withdrawn, (ii) identify the Private Securities to be withdrawn (including the certificate number or numbers) and (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Private Securities were tendered (including any required signature guarantees). All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. Any Private Securities so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer, and no Exchange Securities will be issued with respect thereto unless the Private Securities so withdrawn are validly retendered. Properly withdrawn Private Securities may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

Termination of Certain Rights

              All registration rights under the Registration Rights Agreement accorded to holders of the Private Securities (and all rights to receive additional interest on the Securities to the extent and in the circumstances specified therein) will terminate upon consummation of the Exchange Offer except with respect to the Company's duty to keep the Registration Statement effective until the closing of the Exchange Offer and, for a period of 180 days after the closing of the Exchange Offer, to provide copies of the latest version of the Prospectus to any broker-dealer that requests copies of such Prospectus in the Letter of Transmittal for use in connection with any resale by such broker-dealer of Exchange Securities received for its own account pursuant to the Exchange Offer in exchange for Private Securities acquired for its own account as a result of market-making or other trading activities.

Exchange Agent

              The Chase Manhattan Bank has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

 By Mail or Hand/Overnight Delivery:            By Facsimile Transmission:
   The Chase Manhattan Bank                   (For Eligible Institutions Only)
   450 West 33rd Street, 15th Floor                  (212) 946-8161
   New York, NY  10001
   Attention:  Global Trust Services,              Confirm by Telephone:
               Mr. Sheik Wiltshire                   (212) 946-3082

      The Chase Manhattan Bank also serves as Trustee under the Indenture.

Fees and Expenses

              The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, facsimile transmission, telephone or in person by officers and regular employees of the Company and their affiliates.

              The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses in connection therewith.

              The Company will pay all transfer taxes, if any, applicable to the exchange of Private Securities pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of the Private Securities pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Consequence of Failure to Exchange

              Participation in the Exchange Offer is voluntary. Holders of the Private Securities are urged to consult their financial and tax advisors in making their own decisions on what action to take.

              Private Securities that are not exchanged for the Exchange Securities pursuant to the Exchange Offer will remain "restricted securities" within the meaning of Rule 144(a)(3)(iv) of the Securities Act. Accordingly, such Private Securities may not be offered, sold, pledged or otherwise transferred except (i) to a person whom the seller reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (ii) in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S under the Securities Act, (iii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iv) pursuant to an effective registration statement under the Securities Act or (v) to institutional accredited investors in a transaction exempt from the registration requirements of the Securities Act, and, in each case, in accordance with all other applicable securities laws and the transfer restrictions set forth in the Indenture.

Accounting Treatment

              For accounting purposes, the Company will recognize no gain or loss as a result of the Exchange Offer. The expenses of the Exchange Offer will be amortized over the remaining term of the Securities.


                       RATIO OF EARNINGS TO FIXED CHARGES

                                               PanAmSat                                                                PanAmSat
                                              Historical                         Galaxy Historical Data               Historical
                                                 Data                               (As Predecessor)                     Data
                                        -----------------------      --------------------------------------------    ------------

                                        As adjusted     Actual                                                         3 Months
                                          1997(1)        1997         1996          1995         1994        1993         1998

Income before taxes, minority
   interest and extraordinary item        264,996       263,616      239,719      165,378      103,590      81,832       62,668
                                          -------       -------      -------      -------      -------      ------       ------

Fixed Charges

Interest including amortization of
   debt issuance costs...............      57,593        58,973        4,903        5,828        6,826       5,848       23,200
   Interest capitalized..............      59,957        80,468       14,613       10,147        5,100       1,600       16,977
   Interest portion of rent
     expense (2).....................      34,891        34,891       33,795       21,222       21,195      21,170        7,809
   Preferred stock dividends.........           -        24,650            -            -            -           -            -

                                       -------------------------------------------------------------------------------------------
    Total fixed charges..............     152,441       198,982       53,311       37,197       33,121      28,618       47,986
                                       -------------------------------------------------------------------------------------------

Adjustments to fixed charges

   Capitalized interest..............     (59,957)      (80,468)     (14,613)     (10,147)      (5,100)     (1,600)     (16,977)
   Preferred stock dividends on
     subsidiary preferred stock......           -       (24,650)           -            -            -           -            -
                                       -------------------------------------------------------------------------------------------
   Total adjustments to  fixed
     charges.........................     (59,957)     (105,118)     (14,613)     (10,147)      (5,100)     (1,600)     (16,977)
                                       -------------------------------------------------------------------------------------------

                                       -------------------------------------------------------------------------------------------
Earnings.............................     357,480       357,480      278,417      192,428      131,611     108,850       93,677
                                       -------------------------------------------------------------------------------------------

                                       -------------------------------------------------------------------------------------------
Ratio of earnings to fixed charges...        2.35          1.80         5.22         5.17         3.97        3.80         1.95
                                       -------------------------------------------------------------------------------------------


(1)  As  adjusted  amounts  assume  the  proceeds  from the sale of the  Private
     Securities   were  used  to  retire   certain   indebtedness   of  PanAmSat
     International that was assumed by the Company as a result of the Merger.

(2) One-third of rent expense was deemed to be interest and includes leaseback expense.


                                 USE OF PROCEEDS

              This Exchange Offer is intended to satisfy certain obligations of the Company under the Registration Rights Agreement. The Company will not receive any proceeds from the issuance of the Exchange Securities offered hereby and has agreed to pay the expenses of the Exchange Offer. In consideration for issuing the Exchange Securities as contemplated in this Prospectus, the Company will receive, in exchange, Private Securities representing an equal aggregate principal amount for which they are exchanged. The form and terms of the Exchange Securities are identical in all material respects to the form and terms of the Private Securities for which they are exchanged, except as otherwise described herein under "The Exchange Offer--Terms of the Exchange Offer." The Private Securities surrendered in the exchange for Exchange Securities will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Securities will not result in any increase in the outstanding debt of the Company.


                                 CAPITALIZATION

              The following table sets forth the actual unaudited historical capitalization of PanAmSat as of March 31, 1998. The capitalization of PanAmSat should be read in conjunction with PanAmSat's consolidated financial statements and related notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                                                                                  As of March 31, 1998 (Actual)
                                                                                      (Dollars in millions)

Current portion of long-term debt.........................................                             $   16.3
                                                                                          =====================
Long-Term debt:
     6% Notes due 2003....................................................                             $  200.0
     6-1/8% Notes due 2005................................................                                275.0
     6-3/8% Notes due 2008................................................                                150.0
     6-7/8% Debentures due 2028...........................................                                125.0
     Subordinated Merger debt (a).........................................                              1,725.0
     Other indebtedness...................................................                                112.8
                                                                                          ---------------------
Total long-term debt......................................................                              2,587.8
Stockholders' equity......................................................                              2,596.5
                                                                                          ---------------------
Total capitalization......................................................                             $5,184.3
                                                                                          =====================


(a) Reflects the subordinated loan of $1.725 billion made by Hughes Electronics to the Company in connection with the Merger.

                 SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

              The following  selected  financial data of Galaxy (as predecessor)
as of December 31, 1996, 1995 and 1994 and for each year of the three-year period ended December 31, 1996 have been derived from the audited financial statements of Galaxy. The selected financial data set forth below as of December 31, 1993 and as of March 31, 1998 and 1997 and for the year ended December 31, 1993 and for the three months ended March 31, 1998 and 1997 have been derived from the unaudited financial statements of Galaxy and PanAmSat (as applicable) which, in the opinion of management, include all adjustments necessary (consisting only of normal recurring adjustments) for a fair and consistent presentation of such information. The selected financial data as of and for the year ended December 31, 1997 have been derived from, and should be read in conjunction with, the audited consolidated financial statements of PanAmSat and the related notes thereto included elsewhere in this Prospectus. See "Capitalization," "Consolidated Financial Statements," and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                                    PanAmSat                                                               PanAmSat       Galaxy
                                   Historical                    Galaxy Historical Data                   Historical    Historical
                                     Data(1)                        (As Predecessor)                         Data          Data
                                   -----------------------------------------------------------------------------------------------
                                    Year Ended                                                              Three Months Ended
                                   December 31,                 Year Ended December 31,                         March 31,
                                      1997           1996          1995          1994          1993          1998          1997
                                   -----------------------------------------------------------------------------------------------
                                                                 (Dollars in Thousands)                          (Unaudited)
Statement of Income Data:
Total Revenues..................  $    629,939   $   482,770    $  386,126     $ 328,243       $220,247    $  193,025   $  127,553
                                  ------------   -----------    ----------     ---------       --------    ----------   ----------
Costs and expenses
Costs of outright sales and
   sales-type leases............        20,476        52,969        49,616        45,747         34,530          --         16,422
Leaseback expense, net of
   deferred gain................        61,907        59,927        36,597        36,617         36,576        13,762       15,417
Depreciation and amortization...       149,592        58,523        76,522        54,126         52,025        58,002       14,585
Direct operating costs..........        61,199        34,794        29,931        33,627         35,034        22,321        8,158
Selling, general & administrative
                                        42,561        34,119        30,146        51,595         19,278        14,064        5,460
                                  ------------   -----------    ----------     ---------       --------    ----------   ----------
Operating income................       294,204       242,438       163,314       106,531         42,804        84,876       67,511
Interest expense, net(2)........      (30,973)       (4,903)       (5,828)       (6,826)        (5,848)      (22,208)      (1,778)
Other income....................           385         2,184         7,892         3,885         44,876          --          1,232
                                  ------------   -----------    ----------     ---------       --------    ----------   ----------
Income before taxes, minority
   interest and extraordinary
   item.........................       263,616       239,719       165,378       103,590         81,832        62,668       66,965
Income tax expense..............       117,325        89,895        62,017        38,846         30,687        27,320       25,112
Minority interest                       12,819          --            --            --             --            --           --
Extraordinary item(3)...........        20,643          --            --            --             --            --           --
                                  ------------   -----------    ----------     ---------       --------    ----------   ----------
Net income......................  $    112,829   $   149,824    $  103,361     $  64,744       $ 51,145    $   35,348   $   41,853
                                  ============   ===========    ==========     =========       ========    ==========   ==========
Other Financial Data:
EBITDA(4).......................  $    444,181   $   303,145    $  247,728     $ 164,542       $139,705    $  142,878   $   83,328
EBITDA margin...................           71%           63%           64%           50%            63%           74%          65%
Net cash provided by (used in)
   operating activities.........  $     61,726   $   151,238    $   83,690     $ 110,490            N/A    $   46,299   $  (8,029)
Net cash used in investing
   activities...................   (1,639,972)      (42,122)     (270,396)     (109,560)            N/A     (235,255)    (349,471)
Net cash provided by (used in)
   financing activities.........     1,669,956     (109,122)       186,720       (1,126)            N/A       145,786      357,503
Capital expenditures............       541,879       294,122       270,396       114,660        111,104       138,681      349,471
Total assets....................     5,682,434     1,275,516     1,137,978       868,408        850,640     5,795,660    1,627.326
Total long-term obligations.....     3,016,680       394,187       290,963       319,620        342,070     3,105,463      326,698
Total stockholders' equity/
   Hughes Electronics investment     2,560,836       802,093       761,391       471,310            N/A     2,596,539    1,201,449


----------------
(1) Includes financial data for PanAmSat International from May 16, 1997 (the effective date of the Merger).
(2) Net of capitalized interest of $80.5 million, $14.6 million, $10.1 million, $5.1 million and $1.6 million for the years ended December 31, 1997, 1996, 1995, 1994 and 1993, respectively, and $17.0 million and $5.3 million for the three months ended March 31, 1998 and 1997, respectively, and net of interest income of $28.0 million for the year ended December 31, 1997.
(3)   Represents loss on early extinguishment of debt, net of tax.
(4)   Represents  earnings before net interest  expense,  income tax expense,
      depreciation  and   amortization.   EBITDA  is  commonly  used  in  the
      communications industry to analyze companies on the basis of operating performance, leverage and liquidity. EBITDA should not be considered as a measure of profitability or liquidity as determined in accordance with generally accepted accounting principles in the statements of income and cash flows.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

              The following discussion and analysis should be read in conjunction with the Company's consolidated financial statements and the notes thereto and the pro forma financial information appearing elsewhere in this Prospectus.

              The Company commenced operations on May 16, 1997 upon the Merger. Prior to the Merger, the Company was an inactive corporation formed solely for the purpose of consummating the Merger, and each of PanAmSat International and Galaxy was primarily engaged in the business of providing satellite-based communication services.

Results of Operations

              The Company's results of operations as reported incorporate PanAmSat International's activity commencing May 16,1997, the effective date of the Merger. Since this represents only seven and one-half months of activity for PanAmSat International in 1997, management has determined that for comparative purposes, it would be more meaningful to present the information shown below on a "pro forma" basis reflecting the Merger as though it had occurred at the beginning of the respective periods presented (excluding the impact of PanAmSat International's $225 million gain on the sale of its direct-to-home television rights in certain foreign markets to an affiliate concurrent with the Merger, as well as certain professional and advisory fees and other expenses incurred in connection with the Merger totaling $31.6 million, both of which are nonrecurring items that are not indicative of the Company's ordinary course of business). The pro forma results are not necessarily indicative of the combined results that would have occurred had the Merger actually occurred at the beginning of 1996.


                                           Pro Forma                                                     As Reported    Pro Forma
                                          (unaudited)                        As Reported                 (unaudited)   (unaudited)
                                     ----------------------      -----------------------------------    -------------  -----------
                                       Year          Year          Year          Year          Year          Three Months Ended
                                      Ended         Ended         Ended         Ended         Ended              March 31,
                                       1997          1996          1997          1996          1995          1998          1997
                                     ---------   ----------      ---------     --------      -------       ---------     ---------
                                                  (in thousands, except per share data)

Revenues
  Operating leases, satellite
     services and other..........     $684,663      $566,027      $558,622      $319,084      $236,382      $181,788      $161,066
  Outright sales and sales-type
     leases......................       71,317       163,686        71,317       163,686       149,744        11,237        41,026
                                     ---------      --------     ---------      --------      --------      --------      --------
       Total revenue.............      755,980       729,713       629,939       482,770       386,126       193,025       202,092
                                     ---------      --------     ---------      --------      --------      --------      --------
Costs and Expenses
  Cost of outright sales and
     sales-type leases...........       20,476        52,969        20,476        52,969        49,616         --           16,422
  Leaseback expense, net of
     deferred gain...............       61,907        59,927        61,907        59,927        36,597        13,762        15,417
  Direct operating and SG&A costs
                                       130,076       136,116       l03,760        68,913        60,077        36,385        32,539
  Depreciation and
     amortization................      197,116       181,100       149,592        58,523        76,522        58,002        46,313
                                     ---------      --------     ---------      --------      --------      --------      --------
       Total.....................      409,575       430,112       335,735       240,332       222,812       108,149       110,691
                                     ---------      --------     ---------      --------      --------      --------      --------
  Income from operations.........      346,405       299,601       294,204       242,438       163,314        84,876        91,401
  Interest expense, net..........       68,981       125,308        30,973         4,903         5,828        22,208        30,993
  Other income...................        (385)       (2,184)         (385)       (2,184)       (7,892)         --          (1,232)
                                     ---------      --------     ---------      --------      --------      --------      --------
  Income before income taxes,
     minority interest and
     extraordinary item..........      277,809       176,477       263,616       239,719       165,378        62,668        61,640
  Income tax expense.............      134,343        92,549       117,325        89,895        62,017        27,320        29,673
                                     ---------      --------     ---------      --------      --------      --------      --------
  Income before minority
     interest and extraordinary
     item........................      143,466        83,928       146,291       149,824       103,361        35,348        31,967
  Minority interest, subsidiary
     preferred stock dividend....       24,838        28,474        12,819         --            --            --            7,892
                                     ---------      --------     ---------      --------      --------      --------      --------
  Income before extraordinary
     item........................      118,628        55,454       133,472       149,824       l03,361        35,348        24,075
  Extraordinary item:  loss on
     extinguishment of debt, net
     of tax......................       20,643         --           20,643         --            --            --             --
                                     ---------      --------     ---------      --------      --------      --------      --------
  Net income.....................   $   97,985    $   55,454      $112,829      $149,824      $103,361    $   35,348    $   24,075
                                     ---------      --------     ---------      --------      --------      --------      --------
  Net income per share--basic and
     diluted.....................   $     0.66    $     0.37         N/A           N/A           N/A      $     0.24    $     0.16


Consolidated Results

    Three Months Ended March 31, 1998 (As Reported) Compared to Three Months Ended March 31, 1997 (Pro Forma)

              Revenues. Revenues decreased $9.1 million, or 4%, to $193.0 million for the three months ended March 31, 1998 from $202.1 million for the same pro forma period in 1997. Video services revenues were $143.1 million for the three months ended March 31, 1998, a decrease of 16% from the same pro forma period in 1997. The decrease was primarily due to less sales and sales-type lease activity as compared to the first quarter of 1997. Telecommunications services revenues were $37.5 million for the three months ended March 31, 1998, an increase of 17% from the same pro forma period in 1997. The increase was due primarily to the start of several new carrier and Internet-related service agreements during the quarter.

              Revenue results can also be analyzed based on the type of agreement. Revenues from sales and sales-type leases decreased to $11.2 million for the three months ended March 31, 1998, from $41.0 million for the same pro forma period in 1997. The decrease is attributable to a lower volume in 1998 relative to 1997 of outright sales and sales-type leases. Revenues from operating leases of transponders, satellite services and other increased $20.7 million, or 13%, to $181.8 million for the three months ended March 31, 1998, from $161.1 million for the same pro forma period in 1997 due primarily to increased service agreements associated with available transponder capacity and the provision of short-term, special events services.

              Cost of Outright Sales And Sales-Type Leases of Transponders. The Company recorded no cost of outright sales and sales-type leases of transponders for the three months ended March 31, 1998, as compared to $16.4 million for the same pro forma period in 1997. The pro forma cost of outright sales and sales-type leases of transponders for the three months ended March 31, 1997 are related to several outright sales and sales-type leases executed during that period.

              Leaseback Expense, Net of Deferred Gain. Leaseback expense, net of deferred gain, decreased $1.6 million, or 10%, to $13.8 million for the three months ended March 31, 1998. from $15.4 million for the same pro forma period in 1997. The decrease is primarily attributable to the exercise by the Company of an early buy out opportunity on one of its sale-leaseback arrangements during the first quarter of 1998.

              Direct Operating and Selling, General and Administrative Costs. Direct operating and selling, general and administrative costs increased $3.9 million, or 12%, to $36.4 million for the three months ended March 31, 1998 from $32.5 million for the same pro forma period in 1997. The increase is due primarily to additional costs associated with satellites launched since the first quarter of 1997.

              Depreciation and Amortization. Depreciation and amortization increased $11.7 million, or 25%, to $58.0 million for the three months ended
March 31, 1998 from $46.3 million for the same pro forma period in 1997, due primarily to depreciation expense associated with additional satellites placed in service.

              Income from Operations. Income from operations decreased $6.5 million, or 7%, to $84.9 million for the three months ended March 31, 1998 from $91.4 million for the same pro forma period in 1997, due primarily to the decrease in total revenues.

              Interest Expense, Net. Interest expense, net decreased $8.8 million, or 28%, to $22.2 million for the three months ended March 31, 1998 from $31.0 million for the same pro forma period in 1997. The decrease was due primarily to the reduction in the Company's overall blended interest rate as a result of the debt tender offer and restructuring program for certain debt securities of PanAmSat's subsidiaries which was consummated in January 1998.

              Income Tax Expense. Income tax expense decreased $2.4 million, or 8%, to $27.3 million for the three months ended March 31, 1998 from $29.7 million for the same pro forma period in 1997. The decrease was due to a lower effective tax rate in 1998 as a result of foreign sales corporation tax benefits.

              Minority Interest. Minority interest, representing preferred stock dividends of PanAmSat International, were $0 for the three months ended March 31, 1998 as compared to $7.9 million for the same pro forma period in 1997. The decrease was due to the conversion of PanAmSat International's 12 3/4% Mandatorily Exchangeable Senior Redeemable Preferred Stock due 2005 into 12 3/4% Senior Subordinated Notes due 2005 in the third quarter of 1997 and the related termination of dividend payment obligations. Approximately 99% of the 12 3/4% Senior Subordinated Notes were subsequently retired in connection with the tender offer and restructuring program described above.

         1997 Compared to 1996 (Pro Forma and As Reported)

              The following discussion of 1997 versus 1996 performance is primarily based on pro forma results. Pro forma results for 1997 and 1996 and as reported results since the Merger date reflect the impact of the acquisition of PanAmSat International, including the use of purchase accounting. Comparisons of as reported results reflect significant increases in amortization of intangible assets, interest expense, the effective income tax rate and shares outstanding arising from the Merger.

              Revenues. Pro forma revenues increased $26.3 million, or 4%, to $756.0 million in 1997 from $729.7 million in 1996. Pro forma video services revenues increased $88.4 million, or 17%, to $607.6 million in 1997 from $519.2 million in 1996, principally as a result of increased service agreements associated with available transponder capacity, increased ad hoc revenue associated with significant international news events and increased revenues associated with DTH services. Pro forma telecommunications services revenues decreased $43.1 million, or 26%, to $123.2 million in 1997 from $166.3 million in 1996. The decrease was primarily due to less outright sales and sales-type lease activity during 1997. Pro forma satellite services and other revenues decreased $19.0 million, or 43%, to $25.2 million in 1997 from $44.2 million in 1996 principally due to a decrease in ground services sales.

              The pro forma revenue increase can also be analyzed based on the type of agreement. Pro forma revenues from sales and sales-type leases decreased to $71.3 million in 1997 from $163.7 million in 1996. The decrease was attributable to a lower volume in 1997 relative to 1996 of outright sales and sales-type leases. Pro forma revenues from operating leases of transponders, satellite services and other increased $118.7 million, or 21%, to $684.7 million in 1997 from $566.0 million in 1996, due primarily to additional transponder capacity placed in service.

              As reported revenues increased $147.1 million, or 30%, to $629.9 million in 1997 from $482.8 million in 1996, primarily due to the impact of the Merger, and also due to increased service agreements associated with available transponder capacity.

              Cost of Outright Sales and Sales-Type Leases of Transponders. Pro forma cost of outright sales and sales-type leases of transponders decreased $32.5 million, or 61%, to $20.5 million in 1997 from $53.0 million in 1996, due to the decrease in outright sales and sales-type leases.

              Leaseback Expense, Net of Deferred Gain. Pro forma leaseback expense, net of deferred gain, increased $2.0 million, or 3%, to $61.9 million in 1997 from $59.9 million in 1996.

              Direct Operating and Selling, General and Administrative Costs. Pro forma direct operating and selling, general and administrative costs decreased $6.0 million, or 4%, to $130.1 million in 1997 from $136.1 million in 1996.

              Depreciation and Amortization. Pro forma depreciation and amortization increased $16.0 million, or 9%, to $197.1 million in 1997, from $181.1 million in 1996, due primarily to depreciation expense associated with additional transponder capacity placed in service.

              As reported depreciation and amortization increased $91.1 million, or 156%, to $149.6 million in 1997, from $58.5 million in 1996. In addition to the impact of the Merger, the increase was a result of depreciation expense associated with additional transponder capacity placed in service.

              Income from Operations. Pro forma income from operations increased $46.8 million, or 16%, to $346.4 million in 1997, from $299.6 million in 1996. The increase was primarily due to the increase in revenues and the decrease in cost of outright sales and sales-type leases.

              Interest Expense, Net. Pro forma interest expense, net decreased $56.3 million, or 45%, to $69.0 million in 1997, from $125.3 million in 1996. The decrease in pro forma interest expense, net was due to increased interest income earned on marketable securities coupled with reduced interest expense reflecting larger amounts of interest capitalized on satellites under construction which are expected to be launched in 1998 and 1999.

              Income Tax Expense. Pro forma income tax expense increased $41.8 million, or 45%, to $134.3 million in 1997, from $92.5 million in 1996. The increase in pro forma income tax expense was principally due to the increase in taxable income. The pro forma tax rates for 1997 and 1996 of 48% and 52%, respectively, are higher than the statutory rate due to the fact that goodwill amortization attributable to the Merger is not deductible for tax purposes.

              Minority Interest. Pro forma minority interest, representing preferred stock dividends of PanAmSat International, decreased $3.7 million to $24.8 million in 1997 from $28.5 million in 1996. The decrease was due to the conversion of PanAmSat International's 12 3/4% Mandatorily Exchangeable Senior Redeemable Preferred Stock due 2005 into 12 3/4% Senior Subordinated Notes due 2005 in the third quarter of 1997 and the related termination of dividend payment obligations.

              Extraordinary Item. The Company recorded an extraordinary charge of $20.6 million ($34.3 million before taxes) during 1997 related to the early extinguishment of certain indebtedness of PanAmSat's subsidiaries. The charge principally represented the excess of the price paid for the debt over its carrying value, net of any deferred financing costs and fair value adjustments recognized in connection with the Merger.

         1996 Compared to 1995 (As Reported)

              Revenues. Revenues increased $96.7 million, or 25%, to $482.8 million in 1996 from $386.1 million in 1995. Video services revenues increased $78.5 million, or 33%, to $314.4 million in 1996 from $235.9 million in 1995, principally as a result of additional transponder capacity with the successful launches of Galaxy III-R and Galaxy IX. Telecommunications services revenues increased $28.0 million, or 28%, to $126.4 million in 1996 from $98.4 million in 1995. The increase was primarily due to an increase in the full and occasional use of SBS 6, Galaxy IV and Galaxy VII Ku-band transponders. Satellite services and other revenues decreased $9.8 million, or 19%, to $42.0 million in 1996 from $51.8 million in 1995 principally due to a decrease in ground service sales.

              The revenue increase can also be analyzed based on the type of agreement. Revenues from sales and sales-type leases increased to $163.7 million in 1996 from $149.7 million in 1995. The increase was attributable to higher interest income on sales-type leases offset by a lower volume in 1996 relative to l995 of outright sales and sales-type leases of transponders previously placed in service. The lower volume of outright sales and sales-type leases in 1996 primarily reflected a decrease in available in-orbit C-band transponder capacity, which is typically purchased outright or via sales-type leases by cable video providers. Revenues from operating leases of transponders, satellite services and other increased $82.7 million, or 35%, to $319.1 million in 1996 from $236.4 million in 1995, due primarily to additional transponder capacity placed in service with the launches of Galaxy III-R and Galaxy IX in 1996, including revenues received from a related party for certain Galaxy III-R transponder leases.

              Cost of Outright Sales and Sales-Type Leases of Transponders. Cost of outright sales and sales-type leases of transponders increased $3.4 million, or 7%, to $53.0 million in 1996 from $49.6 million in 1995, reflecting relatively constant margins on transponder sales and sales-type leases.

              Leaseback Expense, Net of Deferred Gain. Leaseback expense, net of deferred gain, increased $23.3 million, or 64%, to $59.9 million in 1996 from $36.6 million in 1995. This increase in leaseback expense, net of deferred gain, was due to the sale-leaseback of Galaxy III-R in 1996.

              Direct Operating and Selling, General and Administrative Costs. Direct operating and selling, general and administrative costs increased $8.8 million, or 15%, to $68.9 million in 1996 from $60.1 million in 1995 principally due to an increase in telemetry, tracking and control ("TT&C") costs related to Galaxy III-R and Galaxy IX which were launched in 1996 and an increase in the provision for doubtful accounts.

              Depreciation and Amortization. Depreciation decreased $18.0 million, or 24%, to $58.5 million in 1996, from $76.5 million in 1995, due primarily to accelerated depreciation in 1995 attributable to a reduction in the expected useful lifetime of one noncommercial satellite resulting from a customer's decision not to exercise a lease renewal option, partially offset by additional depreciation associated with the launch and placement in service of Galaxy III-R.

              Income from Operations. Income from operations increased $79.1 million, or 48%, to $242.4 million in 1996, from $163.3 million in l995. The increase is primarily due to the increase in revenues offset by an increase in leaseback expense, net of deferred gain.

              Other Income. Other income decreased $5.7 million to $2.2 million in 1996 from $7.9 million in 1995, primarily due to non-recurring revenue earned in 1995 for providing services to General Motors Corporation.

              Income Tax Expense. The effective tax rate for each of 1996 and 1995 was 38%, reflecting the U.S. federal, state and local income taxes reduced for foreign sales corporation benefits.

Liquidity and Capital Resources

              Pursuant to the Merger, aggregate consideration paid to PanAmSat International stockholders consisted of approximately $1.5 billion in cash and approximately 42.5 million shares of PanAmSat Common Stock. In connection with the Merger, the Company obtained a term loan in the amount of $1.725 billion from Hughes Electronics, an affiliate of the Company. In addition to the $1.725 billion loan, at March 31, 1998 the Company also had long-term indebtedness of $862.9 million (comprised primarily of $750 million of the Private Securities and $76.2 million due to affiliates).

              The significant cash outlays for the Company will continue to be primarily capital expenditures related to the construction and launch of satellites, debt service costs and potential acquisitions. With the commencement of construction of PAS-6B, the Company now has seven satellites under various stages of development for which the Company has budgeted capital expenditures. See "Risk Factors." The Company will require approximately $900 million to complete the construction, insurance and launch of PAS-6B, PAS-7, PAS-8, Galaxy X, Galaxy XI, PAS-9, and PAS-1R, together with related equipment. This amount is expected to be funded from cash flow from operations, vendor financing and borrowings under the Credit Agreement (as defined below). In addition to funding the construction and launch of new satellites, the Company also expects to exercise its remaining early buy-out options under certain satellite sale-leaseback transactions entered into in prior years which will require the Company to fund outlays of approximately $152 million in 1998 (for which an early buy-out option for $96.6 million relating to 11 transponders on SBS-6 was exercised by the Company in January 1998) and approximately $366 million in 1999. Such additional outlays are expected to be funded from cash flow from operations and borrowings under the Credit Agreement.

              On January 16, 1998, PanAmSat completed a private placement pursuant to Rule 144A under the Securities Act of $750 million aggregate principal amount of Private Securities (the "Offering"). The net proceeds from the Offering were used to repay bank loans incurred partially to finance a tender offer for certain debt securities of PanAmSat's subsidiaries, as well as for general corporate purposes.

              In connection with the Offering, the Company executed a Credit Agreement (the "Credit Agreement") with certain lenders and Citicorp USA, Inc. as administrative agent. The Credit Agreement amends and restates the credit agreement among the parties dated December 24, 1997 (the "Original Credit Agreement"). The Original Credit Agreement provided the Company with up to $500 million of revolving credit loans (the "Revolving Credit Loans") for five years, and up to $300 million in short-term loans maturing on April 30, 1998 (the "Term Loans"). The Credit Agreement amended the Original Credit Agreement to terminate the Term Loan facility. The Company currently has $500 million of Revolving Credit Loans available to it under the Credit Agreement.

              PanAmSat  believes that the Credit  Agreement,  vendor  financing, future cash flow from operations (assuming satellites in development are successfully launched and commence service on the schedule currently contemplated) and cash on hand will be sufficient to fund PanAmSat's operations, anticipated exercise of early buy-out options on certain satellite sale-leaseback transactions and its remaining costs for the construction and launch of the satellites currently in development for the next twelve months. If the Company consummates corporate acquisitions, it may be required to seek additional financing. There can be no assurance, however, that PanAmSat's assumptions with respect to future construction and launch costs will be correct, or that additional vendor financing, PanAmSat's future cash flow from operations and borrowings under the Credit Agreement will be sufficient to cover any shortfall in funding for future launches caused by launch failures, cost overruns, delays or other unanticipated expenses. If circumstances required PanAmSat to incur additional indebtedness, the ability of PanAmSat to incur any such additional indebtedness would be subject to the terms of PanAmSat's outstanding indebtedness. The failure to obtain such financing could have a material adverse effect on PanAmSat's operations and its ability to accomplish its business plan.

              Net cash provided by (used in) operating activities increased to $46.3 million for the three months ended March 31, 1998 from $(8.0) million for the three months ended March 31, 1997. The increase was primarily attributable to larger adjustments related to amounts of depreciation and amortization and deferred income taxes as a result of the Merger. Net cash provided by operating activities decreased to $61.7 million for the year ended December 31, 1997, from $151.2 million for the year ended December 31, 1996, an increase from $83.7 million for the year ended December 31, 1995. The decrease in 1997 was primarily attributable to payments of various liabilities acquired in the Merger, offset by larger adjustments related to amounts of depreciation and amortization as a result of the Merger. The increase in 1996 was primarily attributable to increased cash receipts from customers on additional transponders committed under sales-type and operating leases.

              Net cash used in investing activities decreased to $235.3 million for the three months ended March 31, 1998, from $349.5 million for the three months ended March 31, 1997. The decrease in 1998 was primarily attributable to fewer capital expenditures for satellite systems under development as compared to the same period in 1997. Net cash used in investing activities increased to $1,640.0 million for the year ended December 31, 1997, from $42.1 million for the year ended December 31, 1996, a decrease from $270.4 million for the year ended December 31, 1995. The increase in 1997 was primarily attributable to the net cash paid in connection with the Merger and additional capital expenditures for satellite systems under development, offset by proceeds from the sale of marketable securities. The decrease in 1996 was primarily due to proceeds from the sale and leaseback of Galaxy III-R.

              Net cash provided by financing activities decreased to $145.8 million for the three months ended March 31, 1998 from $357.5 million for the three months ended March 31, 1997. The decrease in 1998 was primarily due to new borrowings in connection with the Offering, the proceeds of which were used to repay bank loans incurred to finance the recent tender offer for certain debt securities and for general corporate purposes. Net cash provided by (used in) financing activities increased to $1,670.0 million for the year ended December 31, 1997, from $(109.1) million for the year ended December 31, 1996, a decrease from $186.7 million for the year ended December 31, 1995. The increase in 1997 was primarily due to new borrowings (including $1.725 billion of Merger-related borrowings), offset by repayments of long-term debt in connection with the tender offer for certain debt securities of the Company's subsidiaries. The decrease in 1996 (representing distributions by Galaxy to its parent company) was primarily a result of proceeds from the sale and leaseback of Galaxy III-R and increased cash collections from customers.

Market Risks

              From time to time the Company is exposed to market risks relating to interest rate changes. The Company does not enter into derivatives or other financial instruments for trading or speculative purposes. At December 31, 1997, in connection with its debt refinancing activities, the Company entered into certain U.S. Treasury rate lock contracts to reduce its exposure to fluctuations in interest rates. The aggregate nominal value of these contracts was $375 million and these contracts were accounted for as hedges because they were applied to a specific refinancing plan that was consummated shortly after December 31, 1997. The counterparties are major financial institutions. The fair value of these financial instruments at December 31, 1997 approximated their contract value. The cost to unwind these instruments in 1998 will be amortized to expense over the term of the debt securities to which such hedges were applied.

Year 2000 Matters

              Many of the world's computer systems currently record years in a two-digit format. Such computer systems will be unable to properly interpret dates beyond the year 1999, which could lead to disruption in the U.S. and internationally. PanAmSat has begun an evaluation of its major business and operations software systems for Year 2000 compliance and expects to complete that evaluation in 1998. As a part of that process, the Company is identifying any applications software which may require further analysis and updating. The Company's most significant assets, the satellites themselves, do not utilize year-specific code in their processing systems and hence are not subject to spontaneous events at the change in year.

              Nearly all of the PanAmSat satellites are less than 10 years old, and the ground-based satellite control software systems were also largely developed in the last 10 years, with many new software systems and enhancements added in the last 5 years. Instances where date corrections may be necessary are anticipated to be far fewer than in the older Cobol-based systems which have been highlighted in other industries as requiring significant re-coding. Further, in all cases the satellite control activities are subject to real-time confirmation by human operators, and any unforeseen software problems can be potentially identified and bypassed before any actions are taken which would adversely affect a satellite.

              Based upon the facts and circumstances described above, PanAmSat does not believe that the Year 2000 software issue presents any material risk to the business or assets of PanAmSat or to the Company's ability to perform its obligations under its agreements to provide satellite services. As indicated above, PanAmSat will continue to conduct analysis and take appropriate remedial action when required with respect to its critical systems. The total cost to the Company of Year 2000 compliance activities has not been and is not anticipated to have a material adverse effect on its financial position or results of operations.

                                    BUSINESS

Overview

              PanAmSat is the world's largest commercial provider of global satellite-based communications services. The Company commenced operations on May 16, 1997 upon the Merger of PanAmSat International (then operating under its previous name, PanAmSat Corporation) and Galaxy. Unless the context otherwise requires, the term "Company" is used to refer collectively to the parent company and the subsidiaries through which its various businesses are actually conducted, including PanAmSat International.

              The Company is a leading provider of satellite capacity for television program distribution to network, cable and other redistribution sources in the United States, Latin America, Africa, south Asia and the Asia-Pacific region. PanAmSat's global network of 16 satellites provides state-of-the-art video distribution and telecommunications services for customers worldwide. Currently, an aggregate of more than 120 million households worldwide are capable of receiving television programming carried by PanAmSat satellites. PanAmSat satellites also serve as the transmission platforms for seven planned or operational DTH services worldwide. The Company also provides satellite services and related technical support for live transmissions for news and special events coverage.

              In   addition,    PanAmSat   provides    satellite   services   to
telecommunications carriers, corporations and ISPs for the provision of satellite-based communications networks, including private corporate networks employing VSATs and international access to the U.S. Internet backbone. Currently, more than 100,000 VSATs worldwide relay communications over PanAmSat satellites, and ISPs in 30 countries access the U.S. Internet backbone via PanAmSat satellites.

              The Company, together with its subsidiaries, provides global satellite services in three areas: Video Services, Telecommunications Services and Other Services.

         The Merger

              As a result of the transactions contemplated by the Reorganization Agreement and the Merger Agreement, on May 16, 1997, among other things, PAS Merger Corp. merged with and into PanAmSat International and Galaxy was contributed to PanAmSat, with the result that PanAmSat International became a wholly-owned subsidiary of PanAmSat. The aggregate consideration paid to PanAmSat International stockholders consisted of approximately $1.5 billion in cash and approximately 42.5 million shares of PanAmSat Common Stock having an approximate value of $1.3 billion based upon a per share price of $30. Following the Merger, the shares of PanAmSat Common Stock owned by Hughes constituted approximately 71.5% of the outstanding shares of PanAmSat Common Stock. On May 1, 1998, Hughes increased its ownership of PanAmSat Common Stock to approximately 81% of the outstanding shares. See "Certain Relationships and Related Transactions--Hughes Purchase of PanAmSat Common Stock from Televisa and Founding Stockholders."

              Prior to the Merger, PanAmSat International operated the world's first privately owned global (excluding domestic U.S.) satellite communications system, consisting of four satellites serving Latin America, the Caribbean, Europe, Asia, the Middle East and Africa. Galaxy was the leading provider of commercial satellite services in the United States, with a fleet consisting of nine satellites.

The Satellites

              PanAmSat operates the world's largest commercial network of geostationary communications satellites. The Company operates 16 satellites and is scheduled to launch seven additional satellites by the end of 1999. PanAmSat's fleet covers 99% of the world's population. The Company's satellite coverage falls into four regional categories -- U.S. domestic, Atlantic Ocean Region, Pacific Ocean Region and Indian Ocean Region -- that comprise its global satellite network. Complete geographic coverage and a comprehensive offering of end-to-end services including satellite capacity, teleport services and network services enable the Company to offer one-stop-shopping for global communications customers.

         General

              Each of the Company's satellites is custom-designed to provide high transmission power and comprehensive coverage over specific geographic areas. The Company's satellites under development are designed to provide greater power and carry larger payloads, including the ability to offer hybrid services in both the C and Ku-bands. C-band is a range of relatively low frequencies used for commercial satellite services. In the United States, C-band is used primarily for analog cable and broadcast distributions and in other regions of the world also is used for broadband networks and telecommunications. C-band requires the use of relatively large receive antennas on the ground. Ku-band is a range of relatively high frequencies used for commercial satellite communications. Ku-band is widely used for distribution of digital broadcast television and DTH services, as well as business communications, and allows the use of relatively small receive antennas.

              Each of the Company's satellites has been constructed with a design life ranging from 12-15 years, although there can be no assurance that the contractual design life of any individual satellite will be met. See "Risk Factors - Risks Associated with Technology." The Company's launch and construction strategy is to replace existing satellites as they exceed their useful lives or encounter other reductions to their useful lives, with technologically advanced satellites that meet customer needs. In addition, the Company seeks to expand the Company's global coverage, capacity and service offerings by deploying satellites into new orbital locations. In most instances, a "retired" satellite should be capable of continuing to offer services beyond the time that its replacement is deployed. In such case, the Company intends to either co-locate the retired satellite with the new satellite or to move the retired satellite to an interim location, in each case subject to applicable approvals. The exact location and intended use of each of PanAmSat's satellites is subject to various U.S. and non-U.S. governmental approvals, coordination issues and other regulatory risks. See "Risk Factors - Regulatory Risks."

         U.S. Focused Fleet

              PanAmSat is the leading provider of video satellite services in the United States. The Company's U.S. fleet provides cable and television broadcasting, business communications, and DTH capacity, including video, data and audio communications applications. PanAmSat's current U.S. fleet consists of nine satellites. Four of these satellites are dedicated to the cable sector, carrying most of the major television networks and full-time cable programming in the United States. PanAmSat's U.S. fleet includes SBS-4, SBS-6, Galaxy V, Galaxy I-R and Galaxy IX, which provide solely C-band video services. SBS-4 has exceeded its design life and continues to provide services from an inclined orbit. SBS-5 provides solely Ku-band data services, and Galaxy VII is a hybrid satellite capable of providing both video and data services. Galaxy III-R is capable of providing video and DTH services. Galaxy VI provides C-band video and data services and currently serves as an in-orbit backup satellite for Galaxy IV, which suffered a total loss in May 1998. For a discussion of recent developments involving Galaxy IV and Galaxy VI, see "Risk Factors--Risks Associated with Technology." With global coverage, PanAmSat can offer its large U.S. customers the ability to meet their geographically diverse programming needs. See "Risk Factors--Risks Associated with Technology."

              PanAmSat's first satellite, Galaxy I, was launched in 1983, becoming the first satellite to be dedicated solely to cable television programming distribution. The Company pioneered the "cable neighborhood" concept in the satellite services industry. The Company secured key cable programming for Galaxy I, which prompted cable operators to invest in ground equipment focused on Galaxy I's orbital position. Once a core group of cable operators had aligned their dishes with the satellite, Galaxy's incremental capacity could be sold off at higher rates to new programmers that wanted to enter the market. This "cable neighborhood" concept continues to be a major business strategy for the Company, and PanAmSat has created cable neighborhoods on its other U.S. satellites, Galaxy I-R, Galaxy V, Galaxy VII and Galaxy IX. "Risk Factors--Risks Associated with Technology."

              PanAmSat's  U.S. fleet also delivers  telecommunications  services for private business networks and Internet applications. Carriers and network operators use PanAmSat's U.S. satellites as transmission pipelines for their customers' communications networks. The Company's single largest telecommunications customer is Hughes Network Systems, Inc. ("HNS") an affiliate of the Company. See "Certain Relationships and Related Transactions."

         International Fleet

              Outside of the United States, PanAmSat primarily provides satellite services in the video and telecommunications markets and, to a lesser extent, the long-distance telephony market. PanAmSat's current international fleet consists of PAS-1, PAS-3, PAS-5, PAS-6 and Galaxy VIII-i which provide coverage of the Atlantic Ocean Region. PAS-2 provides coverage of the Pacific Ocean Region. PAS-4 provides coverage of the Indian Ocean Region. PanAmSat has Ku-band DTH capacity on most of its non-U.S. satellites.

              The Company's international satellites contain C-band and Ku-band transponders, with the exception of PAS-6 and Galaxy VIII-i, which are all Ku-band satellites dedicated to DTH services in Latin America. The Company has created cable neighborhoods on PAS-1, PAS-3 and PAS-5 for Latin America, PAS-2 for the Asia-Pacific region and PAS-4 for south Asia. The Company's international satellites also serve as platforms for current and planned DTH services in Latin America, the Middle East, South Africa and India. In addition, the Company's international satellites are used to provide carrier services to more than 35 countries and international Internet access in 30 countries. The coverage areas of the non-U.S. satellites are determined by the shape of the satellite beams and are not alterable after launch. However, certain transponders on certain satellites may be transferred from one beam to another if market conditions warrant, and PAS-5 has a moveable beam that can be focused over different regions.

         Planned Satellites

              The Company plans to launch the following satellites by the end of 1999, each of which, with the exception of PAS-6B, is expected to be a hybrid satellite capable of offering both C-band and Ku-band services:

              PAS-6B - The Company expects that PAS-6B will be an HSC-built HS-601HP model spacecraft designed to serve as a companion or replacement satellite for PAS-6, which is the South American platform for the DTH service offered by Sky Latin America and Net Sat Servicos Ltda. PAS-6B is scheduled to be launched in 1998 on an Ariane IV launch vehicle. See "Certain Relationships and Related Transactions."

              PAS-7 - PAS-7 will be a Loral-built SS/L FS-1300 model spacecraft designed to cover the Indian Ocean Region. It is scheduled to be launched in 1998.

              PAS-8 - PAS-8 will also be an SS/L FS-1300 model spacecraft, designed to cover the Pacific Ocean Region. It is scheduled to be launched in 1998.

              PAS-1R - PAS-1R will be an HS-702 spacecraft. The HS-702 has not yet been used by any commercial satellite operator. The Company plans to use PAS-1R in the U.S. market. It is scheduled for launch in 1999.

              Galaxy IV-R - The Company has solicited proposals from satellite manufacturers to construct a replacement for Galaxy IV. No agreements have been executed, but the Company desires to launch a replacement on an accelerated basis. See "Risk Factors - Risks Associated with Technology."

              Galaxy X - The Company expects that Galaxy X will be an HS-601HP model spacecraft, designed to cover the United States. It is scheduled to occupy an orbital position located at 123(degree) W.L. and will be capable of offering both C and Ku-band services. It will occupy the location currently occupied by SBS-5, which offers only Ku-band services. It is scheduled to be launched in 1998 on a Delta III launch vehicle. Galaxy IX (a C-band satellite) is an expansion satellite that is authorized to operate at 127(degree) degrees W.L. The FCC has authorized Galaxy IX to operate temporarily at the proposed location for Galaxy X until Galaxy X is launched and occupies that orbital position. The decision granting the Galaxy IX application was conditioned upon relinquishing any right to the continued operation of SBS-5 once Galaxy X begins commercial operations. The Company is considering filing a request that the FCC grant PanAmSat special temporary authority to move SBS-5 to 77(degree) W.L., as a replacement for SBS-4, when Galaxy IX relocates to 127(degree) W.L. There can be no assurance that the FCC will grant PanAmSat's request to relocate SBS-5 to 77(degree) W.L. on such basis.

              Galaxy XI - The Company expects that Galaxy XI will be an HSC-built HS-702 model spacecraft, designed to serve both the U.S. market as well as Latin America and Brazil. It will occupy the location currently occupied by Galaxy VI and SBS-6. It is scheduled to be launched in 1998 from a Sea Launch platform, which also has not been used by any commercial satellite operator.

              PAS-9 - PAS-9 will also be an HS-702 spacecraft. The Company plans to use PAS-9 in the Indian Ocean Region. It is scheduled for launch in 1999.

              For  a  discussion  of  the  technological  and  regulatory  risks
associated   with  the   Company's   planned   satellites,   please   see  "Risk
Factors--Risks Associated with Technology; --Regulatory Risks."

Services

              In the year ended December 31,1997, PanAmSat's pro forma revenues of $756.0 million were derived from the following service areas:

   Services                                      1997  Revenues
  ----------                                     ----------------
   Video Services............................          80%
   Telecommunications Services...............          16%
   Other Services............................           4%
                                                    ---------
Total........................................         100%

              See "Management's Discussion and Analysis of Financial Condition and Results of Operation--Results of Operations."

         Video Services

              PanAmSat's Video Services provide long-term, part-time and occasional satellite services for the transmission of news, sports, entertainment and education programming worldwide. PanAmSat's Video Services are comprised of four categories: (i) video distribution services, (ii) DTH services, (iii) special events services and (iv) contribution services.

              Video Distribution Services. PanAmSat's primary video distribution service is the full-time transmission of television programming to cable systems, network affiliates and other redistribution systems. Certain PanAmSat satellites contain broad C-band beams that deliver dozens of television channels to these redistribution systems. PanAmSat generally provides video distribution services under long-term contracts for full or partial transponder usage and digital channels. The Company also offers bundled, valued-added services that include satellite capacity, digital encoding of video channels and, if required, uplinking and downlinking services to PanAmSat satellites from the Company's teleport facilities.

              PanAmSat currently operates satellites for the distribution of television programming to cable and other redistribution systems in the United States, Latin America, Africa, south Asia and the Asia-Pacific region. The Company creates "video neighborhoods" on these satellites with dozens of popular television channels. Cable and other redistribution systems then install antennas to access the popular channels for their subscribers. Several of the Company's Galaxy satellites deliver television programming to virtually all of the United States' 11,000 cable systems, consisting of approximately 70 million cable television households, as well as nearly two million households using C-band backyard dishes. The Ku-band beams on several of the Company's U.S. and international satellites are also used for video distribution to cable systems and network affiliates. PanAmSat customers for full-time video distribution services include Arab Radio and Television, the BBC, Disney, Doordarshan (India), China Central Television, Cisneros Group (Venezuela), ESPN, NBC, 20th Century Fox, Sony, Tele-Communications, Inc., Turner Broadcasting and Viacom.

              DTH Services. PanAmSat creates high-power Ku-band transmission beams on several satellites that serve as platforms for the delivery of multiple television channels for household reception using 60-90 centimeter antennas. PanAmSat believes there is significant demand for digital DTH services because of limited available terrestrial television channels or cable television service in many international markets, and in the United States, limited ethnic or niche programming. PanAmSat's customers for DTH services include DIRECTV, the Galaxy Latin America partnership, MultiChoice/Orbicom, the Sky Latin America partnership, South African Broadcasting Corp./Sentech, Star TV (News Corporation) and Viacom.

              PanAmSat has arrangements with customers to operate platforms on five satellites for seven current or planned DTH services in Latin America, South Africa, the Middle East, India and the United States. PanAmSat also designs many of these platforms to facilitate DTH service expansion through the launch of multiple satellites in the same orbital location.

              Special  Events  Services.  PanAmSat  provides  broadcasters  with satellite transmission services for the timely broadcast of news, sports and events coverage on a short-term basis. This service is designed to enable broadcasters to conduct on-the-scene transmissions using small, portable antennas and to receive the transmissions at their broadcast centers or affiliate stations. PanAmSat conducted approximately 58,000 hours of total special events transmissions in 1997. In early 1998, the Company transmitted hundreds of hours of coverage and more than 500 video feeds of the Winter Olympic Games in Nagano, Japan, for more than 30 broadcasters and news agencies. The Company offered C-band and Ku-band satellite capacity worldwide and access to a state-of-the-art production and transmission facility in Nagano for compressed digital video and other transmission services. PanAmSat customers during the Olympics included CBS, CNN, ESPN, Organizacion de la Television Iberoamericana (the Latin American broadcast union representing more than 20 countries), Premier Sports Australia, Reuters and Televisa (Mexico). In addition to short-term services for special events coverage, PanAmSat has long-term transponder service agreements with certain satellite brokers in the United States. These customers package domestic U.S. transponder capacity for their broadcast, business, educational and government users.

              Contribution Services. PanAmSat provides broadcasters with satellite transmission services for the full-time transmission of news, sports and entertainment segments to their network affiliates or broadcast centers within the United States or around the world. PanAmSat's full-time contribution service customers include Australian Broadcasting Corporation, CBS, CNN, NBC and NHK (Japan).

         Telecommunications Services

              PanAmSat's Telecommunications Services support satellite-based networks that relay voice, video and data communications within individual countries, throughout regions and around the world. PanAmSat has designed virtually all of its satellites for high-power, bandwidth-intensive applications that relay large amounts of digital information among multiple sites using small, cost-effective antennas. PanAmSat's Telecommunications Services are comprised of four categories: (i) carrier services, (ii) private business networks, (iii) Internet access and (iv) telephony.

              Carrier Services. PanAmSat provides satellite services to telecommunications carriers licensed by one or more countries to provide voice, video and data communications networks for businesses, governments and other users. The Company's high-power satellites, which facilitate high information throughput and the ability to use VSATs on the ground, have enabled emerging carriers to introduce competitive new telecommunications services in Latin America, Africa and Asia. In addition, PanAmSat offers value-added satellite services for telecommunications customers that include satellite capacity and teleport services that connect customers to U.S. terrestrial networks. PanAmSat's carrier service customers include ImpSat, MCI, Microspace, Pagenet, Sprint and Telstra (Australia).

              Private Business Networks. PanAmSat provides satellite services directly to network suppliers and businesses for the development and operation of private business networks in the United States, Latin America, Europe, Africa and Asia. These rooftop-to-rooftop VSAT networks provide dedicated, proprietary one-way and two-way communications links among multiple business sites. VSAT network customers include retail chains for rapid credit card authorization and inventory control, banks for the connection of automated teller machines with processing computers and news agencies for the timely dissemination of news and financial information. More than 100,000 VSAT antennas worldwide currently relay communications over PanAmSat satellites. The Company's largest single telecommunications customer is HNS, an affiliate of the Company, which uses the equivalent of more than 20 U.S. domestic satellite transponders to create and operate VSAT networks for its business customers. Other PanAmSat private business network customers include the Associated Press, Citicorp, GMAC, IBM, Reuters, the University of Southern California, Walgreens and WalMart.

              In addition, PanAmSat provides satellite services directly to businesses. These include value-added satellite communications services, such as the purchase and installation of on-site antennas and the design, integration, management, operation and maintenance of business networks. These services are provided via PanAmSat's teleports in the United States or through subcontractors.

              Internet  Access.  PanAmSat  provides  satellite  services for the full-time delivery of Internet information from the United States and other countries to various locations around the world. PanAmSat's customers consist of educational organizations, ISPs and companies providing direct-to-consumer Internet applications. PanAmSat believes that its high-power domestic U.S. and international satellites are well-suited for Internet service because of the tremendous demand for reliable, high-speed access to the U.S. Internet backbone, where approximately 80 percent of all Internet data currently resides. In many cases, PanAmSat's satellites are capable of delivering Internet data internationally at nearly 20 times the speed of traditional telephone links. PanAmSat currently provides Internet services in 30 countries. PanAmSat's
Internet services customers include Bekkoame (Japan), Direct Internet Corp. (Japan), HNS, Microcom Systems (Nigeria) and OurWorld Global Networks (Australia).

              PanAmSat also provides SPOTbytes(SM), a value-added, bundled Internet service, that offers an integrated package of services including international satellite capacity, uplinking services from a PanAmSat teleport and dedicated links from the teleport to the U.S. Internet backbone.

              Telephony.   The  Company  provides   domestic  and  international
satellite services for public switched telephone network ("PSTN") transmissions.

              PanAmSat's ability to provide domestic and international PSTN services is restricted by various telecommunications regulations in most countries. See "--Government Regulation." The Company believes competition for long-distance services and significant deregulation in several countries could create new service opportunities for the Company. In addition, the Company believes that its international satellites are particularly well-suited for thin-route PSTN applications in developing countries or remote areas where fiber-optic telephone systems are not feasible or cost-effective.

         Other Services

              Telemetry, Tracking and Control. PanAmSat provides TT&C services for 21 satellites owned by PanAmSat and other satellite operators. PanAmSat personnel maintain proper orbital location and attitude, monitor on-board housekeeping systems, adjust transponder levels and remotely "rewire" satellites, if necessary, to bring backup systems on-line in the event of a subsystem failure. The necessary TT&C satellite commands are initiated from PanAmSat's operations control center in Long Beach, California and are transmitted to the satellites from PanAmSat Teleport facilities located in New York, Florida, Georgia, Colorado and California.

              Galaxy Backup Capacity. As part of its video distribution service on certain Galaxy satellites, PanAmSat offered its customers a premium service that included backup C-band capacity on the Galaxy VI satellite. Generally, subject to the terms of individual contracts, these customers were entitled to replacement capacity on Galaxy VI if a transponder failure occurred and no spare amplifier or reserved transponder capacity were available on their current satellite. As a result of the failure of Galaxy IV, certain customers on that satellite became entitled to the use of Galaxy VI as a backup satellite. Shortly after the failure of Galaxy IV, the Company obtained special temporary authority from the FCC to move Galaxy VI from its original location to 99(degree) W.L., the former location of Galaxy IV. Galaxy VI now provides C-band transponder capacity to customers that previously used Galaxy IV. Galaxy VI served as an in-orbit spare because the previous Galaxy VI customers were subject to preemption if their capacity was required to serve as a backup transponder. In connection with the failure of Galaxy IV, all of the Company's existing customers on Galaxy VI were preempted. In addition, PanAmSat customers that had contracted for backup capacity on Galaxy VI are not required to pay for the premium service until a new backup satellite becomes available. For a discussion of the recent developments affecting Galaxy IV and Galaxy VI, see "Risk Factors--Risks Associated with Technology."

Strategy

              PanAmSat's business strategy is based on more than 15 years of experience providing satellite-based communications services and the Company's ongoing analysis of expected worldwide market demand for its services. PanAmSat's strategy is based on five key elements:

                  A global satellite network;

                  One-stop-shopping;

                  Value-added services;

                  Satellite broadcasting and telecommunications franchises; and

                  Long-term customer relationships.

         Global Satellite Network

              PanAmSat has created a global satellite communications network that provides broadcast and telecommunications services worldwide. The network currently consists of 16 satellites, seven teleport or TT&C facilities and more than 475 PanAmSat professionals on five continents. In addition, teleports operated by third parties in Europe, Latin America, the United States and Asia also provide access to PanAmSat satellites. PanAmSat's global satellite network is focused on the point-to-multipoint communications market, which includes the distribution of television channels to cable and other redistribution systems, DTH and private business networks.

              PanAmSat's core resource is its growing fleet of satellites. The Company has designed many of its satellites to provide high-power transmissions that reflect specific market demographics and customer service requirements. The Company intends to launch eight additional satellites by late 1999 that employ the most advanced satellite technology commercially available. These new satellites are designed to provide additional transmission capacity, higher power, expanded coverage and/or extended operational life. Satellites are subject to significant risks related to delayed and failed launches and in-orbit failures. See "Risk Factors--Risks Associated With Technology."

              PanAmSat's geostationary C-band and/or Ku-band satellites each provide coverage over specific geographic areas, such as in the United States or across ocean regions. To facilitate continued network expansion, PanAmSat has received authorization from the FCC to use additional orbital slots for C-band and/or Ku-band satellites and nine slots for Ka-band satellites. The Company also has requested authorization for 11 V-band slots and six additional Ka-band slots. See "Risk Factors--Regulatory Risks."

              The Company may seek to expand its global service offerings through corporate acquisitions, joint ventures and other strategic transactions.

              Programmers  and  broadcasters  that use PanAmSat  satellites  for
their  global   transmission   requirements   include  the  BBC,  China  Central
Television, Discovery Communications, NHK, Time Warner and Viacom.

         One-Stop Shopping

              While PanAmSat has designed each satellite to reflect specific market requirements, its global satellite network serves as a single resource for a customer's worldwide transmission requirements. PanAmSat customers can send their information to virtually any populated area on the planet using solely PanAmSat satellites. PanAmSat is the only commercial company that offers global satellite services on a one-stop-shopping basis.

         Value-Added Services

              The Company employs its satellites, teleports and professional staff to provide value-added services that are market driven and responsive to customer needs. In addition to satellite transmission capacity, PanAmSat's service offerings include:

              Network design and systems engineering;

              Transmission of video channels and management of private business network traffic from PanAmSat teleports;

              The provision of broadcast studios for video preparation and transmission to PanAmSat satellites during major sporting and special events sites; and

              Development of new service applications.

              PanAmSat's value-added services also include bundled packages of PanAmSat resources. In an effort to provide cost-effective digital video services particularly for smaller programmers, for instance, PanAmSat offers a multi-channel per carrier service in which several television channels are digitally encoded and transmitted from a PanAmSat teleport to a specific cable television market. In addition, the Company's SPOTbytesSM bundled Internet service offers international satellite transmission capacity and uplinking services from a PanAmSat teleport and dedicated links from the teleport to the U.S. Internet backbone.

         Satellite Broadcasting and Telecommunications Franchises

              A key element of PanAmSat's strategy is the creation of service franchises that enable the Company to maintain and build its customer base. The franchises attract large numbers of ground antennas that depend on the PanAmSat satellite for the delivery of their television programming or communications traffic. The resulting infrastructure of ground antennas creates a premium value for satellite transmission capacity and also hinders migration of the service to an alternative satellite.

              PanAmSat franchises include the distribution of premier television channels to cable systems and network affiliates; DTH television services to subscriber households; and private business networks to multiple corporate sites. PanAmSat initially enters into service agreements with several key programmers that serve as anchor tenants offering popular television channels on the satellite's cable television "neighborhood." These anchor broadcasters seed the ground infrastructure accessing the programming and also attract additional programmers that want to join the programming neighborhood.

         Long-Term Customer Relationships

              PanAmSat builds long-term relationships with its customers by understanding their business objectives and providing long-term solutions to their satellite transmission needs. Most of PanAmSat's revenues result from long-term contracts with its customers. In many cases, programmers, corporations and ISPs have incrementally increased usage of PanAmSat satellites based on their service experience.

Satellite Procurement, Launch and Insurance

         Satellite Procurement

              The Company currently has eight satellites under construction and development. The Company has agreements with HSC, an affiliate of the Company, for construction of Galaxy X, Galaxy XI, PAS-lR, PAS-6B and PAS-9, and with Space Systems/Loral, Inc. ("SS/Loral") for the construction of PAS-7 and PAS-8. The Company anticipates that it will enter into a contract for the construction of Galaxy IV-R on an expedited basis. These agreements generally require the Company to pay the majority of the total contract price for each satellite during the period of the satellite's construction, with the remainder of such contract price to be paid in the form of incentive payments based on orbital performance over the design life of the satellite following launch. The contracts also provide for price reductions or liquidated damage payments in the event of late delivery due to the fault of the manufacturer. Each contract provides for a limited pre-launch warranty that a satellite will be free from any defects and conform to technical specifications. The satellite construction contracts contain provisions that would enable the Company to terminate such contracts both with and without cause. If terminated without cause, the Company would be subject to substantial termination liabilities that escalate with the passage of time. If terminated for cause, the Company would be entitled to recover any payments it made under the contracts and certain liquidated damages as specified in such contracts. See "Management's Discussion and Analysis of Financial Condition and Risk Factors--Risks Associated with Technology."

         Launch Arrangements

              The Company has entered into launch contracts for the launch of both specified and unspecified future satellites. Each of the Company's launch contracts provide that the Company may terminate such contract at its option, subject to payment by the Company of a specified termination liability that increases in magnitude as the applicable launch date approaches. In addition, in the event of the failure of any launch, the Company may exercise the right to obtain a replacement launch within a specified period following the Company's request for relaunch. See "Risk Factors--Risks Associated with Technology."

         Control of Satellites After Launch

              Once a satellite is placed at its orbital location, ground stations control it until the end of its in-orbit lifetime. PanAmSat generally provides TT&C services for its own satellites, as well as for certain satellites owned or operated by others.

         Insurance

              Launch Insurance. Under PanAmSat's satellite construction contracts, the contractor generally bears the risk of loss of a satellite during the construction phase up to delivery, at which time risk of loss passes to PanAmSat and launch insurance coverage begins. PanAmSat generally maintains launch insurance with respect to its satellites in an amount approximately equal to the unamortized construction, launch and launch insurance costs for each of such satellites at the initial date of coverage.

              Coverage under PanAmSat's launch insurance includes claims arising from occurrences up to three years after launch, except for PAS-6. Such coverage includes not only catastrophic loss of a satellite during launch, but also the failure of a satellite to obtain proper orbit, or to perform in accordance with design specifications once in orbit. The terms of the policies generally provide for payment of the full insured amount if 50% or more of a satellite's communications capacity is lost within such three-year period, and, subject to certain deductibles, partial payment for losses of less than 50% of the satellite's communications capacity within such period. Such insurance policies include standard commercial launch insurance provisions and customary exclusions including (i) military or similar actions, (ii) laser, directed-energy or nuclear anti-satellite devices, (iii) insurrection and similar acts or governmental action to prevent such acts, (iv) governmental confiscation, (v) nuclear reaction or radiation contamination, (vi) willful or intentional acts of PanAmSat or its contractors, (vii) loss of market, loss of revenue, extra expenses, incidental and consequential damages, and (viii) third-party claims against PanAmSat. See "Risk Factors--Risks Associated with Technology" for a description of certain insurance arrangements with respect to PAS-6.

              In-orbit Insurance. PanAmSat typically obtains in-orbit insurance in advance of the expiration of the relevant launch insurance policy, and coverage thereunder commences upon expiration of such launch insurance policy. PanAmSat generally obtains in-orbit insurance with respect to its satellites in an initial amount approximately equal to the construction, launch and insurance costs for each of such satellites. The amount of in-orbit insurance in force with respect to each of PanAmSat's satellites generally decreases over time, usually on straight line basis over the estimated useful life of such satellite.

              PanAmSat generally does not insure against lost revenues in the event of a total or partial loss of the communications capacity of a satellite. The Company does, however, purchase insurance to cover revenues from a satellite when revenues have been recognized in connection with an outright sale, sales-type lease or other arrangement with performance warranty provisions.

              Coverage under PanAmSat's in-orbit insurance policies includes claims arising from occurrences after the expiration of the relevant launch insurance policy. The insurance coverage includes the failure of a satellite to continue to perform in accordance with design specifications. Payments in respect of losses of communications capacity are calculated in the same manner as under the launch insurance policies.

              PanAmSat's in-orbit policies typically include customary commercial satellite insurance exclusions, including, among other things, damage or loss caused by military actions or acts of war, anti-satellite devices, government action, frequency interference or nuclear reaction.

         Sale-Leaseback Arrangements

              The Company entered into sale-leaseback arrangements with respect to certain transponders on SBS-6, Galaxy VII and Galaxy III-R in December 1991, September 1993 and February 1996, respectively. Pursuant to such arrangements, Galaxy sold 19 Ku-band transponders on SBS-6, 16 Ku-band and 14 C-band transponders on Galaxy VII and 24 Ku-band transponders on Galaxy III-R. Concurrently with such sales, Galaxy agreed to lease back such transponders on terms that required it to make scheduled semi-annual lease payments and operate and maintain such transponders and the applicable satellites for terms of 11.2 years, 11 years and 6.9 years, respectively. As a result of the Merger, PanAmSat succeeded to these arrangements. At the end of each lease's initial term, the Company has the option to renew such lease through the end of the applicable satellite's useful life. The Company's obligations under each sale-leaseback arrangement are guaranteed by General Motors Acceptance Corporation (as successor in interest to Hughes Electronics) ("GMAC"). In connection with the Merger, the Company agreed to pay and indemnify GMAC for performing any of its obligations under such guarantees.

              The Company has an option under the sale leaseback arrangements to repurchase the transponders prior to the end of the respective lease terms as follows: approximately $152 million in 1998 (for which an early buy-out option for $96.6 million relating to 11 transponders on SBS-6 was exercised by the Company in January 1998) and $366 million in 1999. The Company will exercise its option to buy-out the remaining eight transponders on SBS-6 in June 1998.

              Each of the sale-leaseback arrangements imposes limits on the Company's ability to move the applicable satellite to a different orbital location other than in certain specified situations and imposes limitations on the Company's ability to consolidate or merge with another entity unless certain circumstances are satisfied. The Company is also required under the terms of each such lease to maintain in-orbit insurance on the applicable satellite. In addition, upon the loss of one or more transponders, the Company is required either to pay a specified loss amount or provide replacement transponder capacity to the relevant lessor.

Sales and Marketing

              PanAmSat's sales and marketing activities are separated into three general service areas: full-time program distribution; part-time and ad hoc broadcast; and business communications and long-distance telephony.

              PanAmSat's Greenwich headquarters has a sales and marketing department for each service area. PanAmSat also has sales and marketing offices in Long Beach, California, Coral Gables, Florida, Sydney, Australia, London, England, Tokyo, Japan and Johannesburg, South Africa, which provide integrated sales and marketing for all three service areas in their respective regions. The senior executive officers of PanAmSat have been directly involved in marketing to key broadcasting and business communications customers.

Competition

              PanAmSat primarily competes with companies and organizations that own or utilize satellite or terrestrial transmission facilities.

         Other Satellite Operators

              PanAmSat's   satellite   competitors   are  divided   among  three
categories: (i) global competitors; (ii) companies that intend to create global satellite systems; and (iii) regional or domestic satellite operators.

              PanAmSat's only global competitor is Intelsat, an international treaty organization of 142 member nations based in Washington, D.C. that provides global satellite capacity primarily through its members called signatories. Comsat Corporation ("Comsat") is the U.S. signatory and is the only company permitted to provide Intelsat satellite capacity in the United States.

              Intelsat's mandate is to provide international satellite capacity on a non-discriminatory basis to countries around the world. Since its formation in 1964, Intelsat's primary business has been the provision of satellite capacity for long-distance telephony circuits. According to Intelsat's 1996 annual report, video services comprised 26 percent of Intelsat's operating revenue. Intelsat generally provides capacity directly to its signatories which then market such capacity to their customers.

              In recent years, Intelsat has launched higher-powered satellites that are capable of providing video distribution, DTH and private business network services. In addition, many countries now permit companies other than the Intelsat signatory to market Intelsat satellite capacity in that country. In March 1998 Intelsat approved the creation of an affiliate company that will own and operate high-power satellites designed for DTH and other high-growth services, and that will directly market those services to end users. In addition, Intelsat will transfer to the affiliate the frequency registrations associated with two Ka-band orbital locations. The affiliate effectively will be controlled by the current Intelsat signatories.

              In May 1998, the FCC granted in part and denied in part a request by Comsat to be regulated as a non-dominant carrier. The FCC reclassified Comsat as non-dominant in the provision of full time video and earth station services. The FCC determined, however, that Comsat retains market power and should continue to be regulated as dominant in the provision of switched voice and private line service to 63 countries and in the provision of occasional-use video services to 142 markets.

              On May 5, 1998, the U.S. House of Representatives passed H.R. 1872, the Communications Satellite Competition and Privatization Act of 1997. The legislation, sponsored by Reps. Thomas Bliley (R-VA) and Edward Markey (D-MA), sets specific parameters and timetables to ensure the pro-competitive privatization of Intelsat and deregulation of Comsat. The legislation was supported by PanAmSat as part of the Company's belief that the pro-competitive privatization of Intelsat would benefit the satellite industry. While the bill may benefit the Company by opening certain markets, it is not an essential component of the Company's successful implementation of its business plan. There can be no assurance that similar legislation will be passed by the U.S. Senate or a final bill, if approved by House and Senate, will be signed into law by President Clinton.

              In addition to Intelsat, PanAmSat experiences competition from companies that have announced plans to create global satellite systems, primarily through acquisitions, partnerships or equity interests in domestic or regional satellite systems. These companies include Loral Space and Communications Ltd. ("Loral"), GE American Communications, Inc. and Lockheed Martin Corp. For instance, in 1997 Loral acquired AT&T Skynet (a domestic U.S. satellite operator), in 1998 acquired Orion Network Systems (a transatlantic satellite operator with plans to launch additional international satellites in other regions) and entered into a strategic partnership to own and operate Satelites Mexicanos, S.A. de C.V. (a Mexican satellite system that provides satellite capacity in Latin America).

              PanAmSat also experiences competition from numerous companies and/or governments that operate domestic or regional satellite systems in the United States, Latin America, Europe, the Middle East, Africa and Asia. Competition from these satellite operators is limited to service within one country or region, depending on the operator's satellite coverage and market activities. In the United States, GE American, Loral and Comsat all currently provide fixed satellite services on a regional or domestic basis, and are the Company's primary competitors in such market.

         Proposed Satellite Systems

              Other companies have announced plans to operate regional or transoceanic satellite systems. Entry into the international satellite communication industry can be expensive and difficult. The construction and launch of a satellite comparable to PanAmSat's new satellites usually takes approximately three or more years and costs approximately $200 million to $250 million. In addition, there are a limited number of orbital slots. The operation of an international satellite communications system also requires approvals from national telecommunications authorities and Intelsat and, in certain cases, from regional satellite authorities. See "--Government Regulation." While the trend around the world is to liberalize these regulatory requirements, at present obtaining the necessary licenses involves significant time, expense and expertise.

              The Company believes that non-geostationary systems under development, such as Globalstar and Iridium, are not competitors of PanAmSat. These non-geostationary systems are designed primarily for mobile telephony and data services and are not expected to serve the fixed point-to-multipoint video and telecommunications markets. Certain other non-geostationary systems under development, such as Celestri, Skybridge and Teledesic are also not expected to be competitors of PanAmSat. However, because these systems are designed to offer fixed satellite services such as data and Internet access, they may compete with services offered or planned to be offered by the Company.

              Skybridge, Celestri, and other proposed non-geostationary systems are designed to use frequencies that are already in use by geostationary satellites, including PanAmSat's satellites. Although the proponents of these systems claim that they will not interfere with geostationary systems, the interference issue is under review by the FCC and the International Telecommunications Union (the "ITU"), and there can be no assurance that the standards for sharing frequencies that ultimately are adopted will adequately protect geostationary operations such as PanAmSat's.

         Service Providers

              In some cases, PanAmSat experiences competition for its value-added satellite services from companies that also provide value-added services. These companies typically lease large amounts of satellite capacity from satellite operators and then use that capacity to provide value-added communications networks for their customers. For instance, several carriers operate VSAT networks for businesses that PanAmSat also could provide as a value-added service. In addition, brokers in the United States provide value-added special events services to broadcasters, businesses and educational institutions that also could be provided by PanAmSat. Many of these value-added service providers and brokers are PanAmSat customers for their satellite capacity.

         Optical Fiber Cables

              Optical fiber cables generally do not compete with PanAmSat's services. The primary use of optical fiber cables is to carry high-volume telephony communications on a point-to-point basis. Transcontinental optical fiber cables currently carry video traffic, but this service is largely for point-to-point traffic (e.g., New York to London). Optical fiber cables are not readily usable for point-to-multipoint broadcast applications or for the transmission of ad hoc events which require transportable uplink earth stations.

Government Regulation

              As an operator of a privately-owned global satellite system, PanAmSat is subject to: (i) the regulatory authority of the U.S. government;
(ii) the regulatory  authority of other  countries in which  PanAmSat  operates;
(iii) the Intelsat consultation process; and (iv) the frequency coordination process of the ITU.

         U.S. Regulation

              The ownership and operation of PanAmSat's satellite system is regulated by the FCC. PanAmSat is subject to the FCC's jurisdiction primarily for: (i) the licensing of satellites and earth stations; (ii) avoidance of interference with other radio stations; and (iii) compliance with FCC rules governing U.S.-licensed satellite systems. Violations of the FCC's rules can result in various sanctions including fines, loss of authorizations, or the denial of applications for new authorizations or to renew existing authorizations. PanAmSat is not regulated as a common carrier and, therefore, is not subject to rate regulation or the obligation not to discriminate among customers, and operates with minimal governmental scrutiny of its business decisions. PanAmSat must pay FCC filing fees in connection with its space station and earth station applications; must pay annual regulatory fees that are intended to defray the FCC's regulatory expenses; and, to the extent PanAmSat is deemed to be providing interstate telecommunications, must contribute to funds used to support universal service.

              Authorization to Construct, Launch, and Operate Satellites. The FCC grants authorizations to satellite operators who meet its legal, technical and financial qualification requirements. Under the FCC's financial qualification rules, an applicant must demonstrate that it has sufficient funds to construct, launch, and operate for one year each requested satellite. Licenses are issued for an initial ten-year term, and may be extended by the FCC, although it may not be possible for satellites operating beyond their initial ten-year term to remain in the same orbital location or even, in some cases, to be provided a new orbital location. The FCC's rules and policies limit the number of expansion satellite authorizations that may be granted for the same frequency band at one time.

              PanAmSat has final FCC authorization for seventeen satellites operating in the C-band, the Ku-band, or both bands. In addition, PanAmSat has a final authorization to operate nine satellites in the Ka-band (one Atlantic Ocean Region ("AOR"), to be located at 58(degree) W.L.; two Pacific Ocean Region ("POR"), to be located at 149(degree) E.L. and 173(degree) E.L.; four Indian Ocean Region ("IOR"), to be located at 36(degree) E.L., 40(degree) E.L., 48(degree) E.L., and 124.5(degree) E.L.; and two U.S., to be located at l03(degree) W.L. and 125(degree) W.L.). PanAmSat has requested authority also to operate five of these satellites in the BSS band, and to operate three other satellites exclusively in the BSS band, but FCC processing of PanAmSat's requests must await the resolution of issues concerning the ITU's BSS band plan.

              In addition to the above final authorizations, PanAmSat has a conditional authorization for an IOR satellite, to be located at 72(degree) E.L. In order to finalize this authorization, PanAmSat must make a full financial showing and complete its consultation with Intelsat for the satellite.

              None of PanAmSat's final or conditional authorizations is subject to further administrative or judicial reconsideration or review. The FCC reserves the right to require a satellite to be relocated to a different orbital location if it determines that such a change is in the public interest, but the FCC has rarely used this authority.

              PanAmSat operates two additional satellites under interim or special temporary authority. The first of these satellites, Brasilsat Al, is providing U.S. domestic service from 79(degree) W.L. under an interim authorization that expired on December 31, 1997. PanAmSat has requested, but has not yet received, an extension of this authority. The second satellite, SBS-4, exceeded its regular license term in 1994 and, since that time, has operated at 77(degree) W.L. under successive grants of special temporary authority. Both Brasilsat A1 and SBS-4 must be relocated once the U.S. satellites assigned to 79(degree) W.L. and 77(degree) W.L., respectively, are launched. Although PanAmSat has requested authority to relocate SBS-4 to 79(degree) W.L., there can be no assurance that either of the satellites will be authorized to operate at another orbital location. PanAmSat also has requested a license modification or special temporary authority to continue operating PAS-1 beyond the conclusion of its license term. In addition, following the loss of Galaxy IV, the FCC granted the Company special temporary authority to relocate Galaxy VI from 74(degree) W.L. to 99(degree) W.L., to provide replacement C-band capacity. See "Risk Factors--Risks Associated with Technology."

              PanAmSat has filed the following applications for additional or replacement satellites in the C-band and/or the Ku-band: (1) applications for two hybrid C/Ku-band satellites (one POR and one U.S.), and one Ku-band satellite (U.S.), that are now ripe for FCC action; (2) applications for two hybrid C/Ku-band satellites (one IOR and one U.S.); and (3) an application for a hybrid C/Ku-band satellite to replace its separate C-band and Ku-band satellites at 74(degree) W.L. In order to grant two of the U.S. additional satellite applications, the FCC would have to assign different orbital locations than those requested by PanAmSat (79(degree) W.L. and 93(degree) W.L.) because, after PanAmSat's applications were filed, the FCC assigned these orbital locations to other entities. PanAmSat has requested that the 79(degree) W.L. application be associated with the 81(degree) W.L. orbital location.

              In 1996, the FCC modified its rules for processing international satellite system applications. Under the new rules, FCC action on one IOR application and one U.S. application would be substantially delayed. PanAmSat has requested a waiver of these rules.

              PanAmSat has filed applications for six additional Ka-band satellites (two AOR; two POR; and two IOR), which will be processed in the second Ka-band satellite processing round. Finally, PanAmSat has applied for twelve V-band satellites (two AOR, six IOR, and four U.S.), but the FCC has not yet accepted these applications for filing.

              Under the FCC's rules, unless an applicant has received an authorization to launch and operate, it must notify the FCC in writing prior to commencing satellite construction, and any construction engaged in is at the applicant's own risk. While PanAmSat therefore may proceed with the construction of planned satellites without prior FCC approval, it must accept the risk that the FCC may not grant the application, may not assign the satellite to its proposed orbital location, or otherwise may act in a manner that limits or eliminates some or all of the value of the construction previously done on the satellite.

              Other FCC Authorizations. Under the FCC's rules, an entity that provides international telecommunications services on a common carrier basis must first receive authorization, pursuant to Section 214 of the Communications Act of 1934, as amended, to provide such services. The FCC has granted PanAmSat Carrier Services, Inc. ("PCSI") and PanAmSat Communications Carrier Services, Inc. ("PCCS"), wholly owned subsidiaries of the Company, Section 214 authority to provide international private line and public switched services. As common carriers, PCSI and PCCS are subject to rate regulation, tariffing and nondiscrimination requirements.

              Other Authorizations. PanAmSat Asia Carrier Services, Inc. ("PACS"), a wholly owned subsidiary of the Company, holds a common carrier license in Australia. Under such license PACS is subject to rate regulation, tariffing and other requirements.

              Scope of Services Authorized. In 1996, the FCC eliminated the regulatory distinction between U.S. domestic satellites and U.S.-licensed international satellites. As a result, each of PanAmSat's satellites may be used, to the extent technically feasible, to provide both U.S. domestic and international services. Due to a restriction in the FCC's rules, however, the transponders on PAS-5 that operate in the 10.7-11.7 GHz and 12.75-13.25 GHz frequency bands may be used solely for international service. PanAmSat has requested a waiver of this restriction.

              Coordination Requirements. Orion Satellite Corporation ("Orion") has an FCC authorization for the orbital location adjacent to PAS-1. Orion has taken the position that PanAmSat must accept interference from Orion's satellite because PAS-1 does not have "full frequency reuse," while PanAmSat has disputed this position. The FCC has suggested that Orion's position is incorrect, but stated that it will not rule definitively on the issue unless the parties are unable to resolve their differences by frequency coordination. Orion announced in 1993 that it had canceled its contract for construction of the satellite which was intended for this orbital slot but reaffirmed its intention to build such satellite at an unspecified later date.

              See  "Risk   Factors--Regulatory   Risks"   generally  and  for  a
description of certain frequency coordination issues affecting PAS-6 and PAS-7.

         Regulation by Non-U.S. National Telecommunications Authorities

              Foreign laws and regulatory practices governing the provision of satellite services to licensed entities and directly to end users vary substantially. Most countries in which PanAmSat operates are signatories of Intelsat and, as a result, may require PanAmSat to confirm that it has successfully completed technical consolidation with Intelsat before providing services on a given satellite. See "--Intelsat Consultation." In addition, PanAmSat may be subject to national communications and/or broadcasting laws with respect to its provision of international satellite service. While these vary from country to country, national telecommunications authorities, with limited exceptions, typically have not required satellite operators to obtain licenses or regulatory authorizations in order to provide space segment capacity to licensed entities.

              Many countries--particularly in Latin America and, increasingly, in Europe, Africa and Asia--have liberalized their regulations to permit multiple entities to seek licenses to provide voice, data or video services for their own use or for third-party use; to own and operate private earth station equipment; and to choose a provider of satellite capacity. This trend should accelerate with the commitments by many World Trade Organization ("WTO") members, in the context of the WTO Agreement on Basic Telecommunications Services, to open their satellite markets to competition. Many countries allow licensed radio and television broadcasters and cable television providers to own their own transmission broadcast facilities and purchase satellite capacity without restriction. In such environments, customer access to PanAmSat's services can be a relatively simple procedure. Other countries, however, have maintained strict monopoly regimes. In such markets, a single entity (often the government-owned Posts, Telephone and Telegraph authority) may hold a monopoly on the ownership and operation of facilities or on the provision of communications and/or broadcasting services to, from, and within the country, including via satellite, rendering the provision of service from PanAmSat and other U.S.-licensed satellites more complicated.

              Many countries also permit satellite carriers to provide services directly to end users. In others, however, a license is required. PanAmSat has obtained licenses in Argentina, Australia, Columbia, Ecuador, France, Germany, Japan, Pakistan and the United Kingdom to provide certain services directly to end users.

              Notwithstanding the wide variety of regulatory regimes extant in the countries in which PanAmSat provides service, PanAmSat believes that it and its customers are in compliance in all material respects with all applicable laws and regulations.

              Intelsat Consultation. In connection with its international satellite services, PanAmSat must complete a consultation process with Intelsat under Article XIV of the Intelsat Agreement to assure that use of any new satellite will not cause Intelsat technical harm. To provide domestic satellite services in any country, PanAmSat must complete a technical consultation.

              The FCC is responsible for ensuring that PanAmSat has undergone the necessary consultations and that it operates in accordance with the technical parameters forming the basis for each Article XIV consultation. If PanAmSat changes the terms (either technical or service) of its operation in a significant way, it may need to reconsult with Intelsat.

              The ITU Frequency Coordination Process. Each ITU member nation is required to register its proposed use of orbital slots with the ITU's Radio Regulations Board. Other nations then may give notice of any use or intended use of the radio spectrum that would conflict with the proposal. The nations then are obligated to seek to coordinate the proposed uses and resolve interference concerns. If all disputes are resolved, the ITU "notifies" the proposed use which, at least theoretically, protects it from subsequent or nonconforming interfering uses. The ITU Radio Regulations Board has no dispute resolution or enforcement mechanisms, however, and international law provides no clear remedies if this voluntary process fails.

              While the right to use most frequencies is determined on a "first-come, first-served" basis, the ITU has "planned" the use of certain frequency bands in a manner that effectively reserves for various countries the right to use those frequencies in accordance with certain technical parameters at a given orbital location. PanAmSat's proposed use of BSS frequencies on eleven satellites is subject to unresolved issues concerning the ITU's BSS band plan.

              All of the registrations for PanAmSat's satellites are or will be subject to the ITU coordination process. Certain entities have filed notices of intended use with respect to certain orbital slots which conflict with PanAmSat's registered orbital slots for PAS-2, PAS-4, PAS-7 and PAS-8. Such filings may delay the receipt of final registration of such orbital slots with the ITU Radio Regulations Board.

              See "Risk Factors--Regulatory Risks."

Employees

              At  May  5,  1998,   PanAmSat  had   approximately  475  full-time
employees. PanAmSat believes that its relations with its employees are good.

Properties

              PanAmSat's executive offices are located in Greenwich, Connecticut. PanAmSat leases its executive offices pursuant to a lease that will expire on March 31, 2003. PanAmSat currently operates seven teleports and operations centers in conjunction with its global satellite network. PanAmSat operates its primary teleport in Ellenwood, Georgia and operates regional teleports in Castle Rock, Colorado; Fillmore, California; Homestead, Florida; Long Beach, California; Napa, California; and Spring Creek, New York. PanAmSat's operations centers located in Ellenwood and Long Beach provide other services, such as customer service support, in addition to teleport operations. PanAmSat owns its Ellenwood, Georgia; Homestead, Florida; Spring Creek, New York; Napa, California; and Fillmore, California teleports. PanAmSat leases its Castle Rock and Colorado teleports. The Company owns its teleport in Long Beach, California and leases offices in Long Beach where its network operations center is located. The Company plans to move its network operations center to the owned facility in Long Beach in 1998.

              PanAmSat also leases office space for its sales and marketing offices in Washington, D.C.; Coral Gables, Florida; Sydney, Australia; Johannesburg, South Africa; London, England; and Tokyo, Japan. PanAmSat's leases for its foreign offices have been entered into upon terms that PanAmSat deems to be reasonable and customary.

                                LEGAL PROCEEDINGS

              On or about October 25, 1996, an action was commenced by Comsat against the Company, News Corporation, Ltd. ("News") and Grupo Televisa, S.A., ("Televisa") in the United States District Court for the Central District of California. The complaint alleges that News wrongfully terminated an agreement with Comsat for the lease of transponders on an Intelsat satellite over the term of a five year lease, breached certain alleged promises related to such agreement, and breached its alleged obligations under a tariff filed by Comsat with the FCC. As to the Company, the complaint alleges that the Company, alone and in conspiracy with Televisa, intentionally interfered with the alleged agreement and with Comsat's economic relationship with News. The complaint in the present action seeks actual and consequential damages, and punitive or exemplary damages, in an amount to be determined at trial. On December 11, 1996 the Company, News and Televisa filed motions to dismiss the action on various grounds, including that the FCC has primary jurisdiction over the dispute, that Federal law preempts the claims asserted against the Company and Televisa, that the claims asserted against Televisa and the Company are not recognized by Federal law, that the claims against the Company and Televisa fail to state a cause of action and that because the claims against the Company and Televisa depend upon the existence of enforceable rights under the tariff Comsat filed with the FCC, the claims fail if the FCC determines that Comsat has no such rights. In this regard, in April 1996, News filed a complaint with the FCC challenging Comsat's tariff. By order adopted September 15, 1997, the FCC dismissed that complaint without prejudice. On January 27, 1997, the court denied defendants' motions to dismiss the action. The trial is scheduled to begin on November 17, 1998. The Company believes this action is without merit and intends to vigorously contest this matter, although there can be no assurance that PanAmSat will prevail. If PanAmSat were not to prevail, the amounts involved could be material to the Company.

              On May 21, 1998, a class action was commenced by Ullman Electric Company and others similarly situated against Paging Network, Inc., Paging Network of Ohio, Inc. (the "Paging Companies") and the Company in the Court of Common Pleas for Cuyahoga County, Ohio. The complaint alleges breach of contract against the Paging Companies relating to a disruption of paging services provided by the Paging Companies to the plaintiffs. As to the Company, the complaint alleges that PanAmSat was negligent as to the plaintiffs in its operation of the Galaxy IV satellite, which provided satellite capacity to the Paging Companies. For a discussion of recent developments involving Galaxy IV, see "Risk Factors--Risks Associated with Technology." The complaint seeks compensatory damages in an amount not to exceed $70,000 per plaintiff. Also on May 21, 1998, a class action was commenced by John Withers, Jr. and others similarly situated against PageMart Wireless, Inc. ("PageMart Wireless"), Paging Networks, Inc. ("PageNet") and the Company in the District Court for Dallas County, Texas. The complaint alleges breach of contract against PageMart and PageNet relating to a disruption of paging services provided by these defendants to the plaintiffs. As to the Company and the other defendants, the complaint alleges that the Company and the other defendants committed a deceptive trade practice under the Texas Deceptive Trades-Consumer Protection Act as a result of a disruption of pager services associated with the loss of the Company's Galaxy IV satellite. The complaint seeks damages to be determined at trial, including actual damages not to exceed $1,000 per plaintiff. The Company believes that both of the foregoing actions are frivolous and without merit, and PanAmSat intends to vigorously contest these matters although there can be no assurance that PanAmSat will prevail.

                                   MANAGEMENT



Directors

              The directors of the Company are set forth below:

Name                                                                   Age*
----                                                                   ----
Michael T. Smith, Chairman of the Board......................           54
Roxanne S. Austin............................................           37
Patrick J. Costello..........................................           41
Steven D. Dorfman............................................           62
Dennis F. Hightower..........................................           56
James M. Hoak................................................           54
Frederick A. Landman.........................................           50
Charles H. Noski.............................................           45
Joseph R. Wright, Jr.........................................           59

* As of April 17, 1998

              Michael T. Smith is Chairman of the Company. In addition, he is Chairman of the Board and Chief Executive Officer of Hughes Electronics, which positions he has held since October 1997. Mr. Smith was Chairman of Hughes Aircraft Company from 1992 to October 1997. Mr. Smith is Chairman of the Aerospace Industries Association (an industry trade organization) and is a member of the board of directors of the Los Angeles World Affairs Council (an industry trade organization).

              Roxanne S. Austin is presently a director of the Company. In addition, she is presently Senior Vice President and Chief Financial Officer of Hughes Electronics, which positions she has held since August 1997. She was Senior Vice President, Treasurer and Controller of Hughes Electronics from December 1996 to July 1997 and was Vice President, Treasurer and Controller of Hughes Electronics from July 1996 to December 1996. Ms. Austin was Vice President and Controller of Hughes Electronics from July 1993 to July 1996 and was a partner at Deloitte & Touche prior thereto.

              Patrick J. Costello is presently a director of the Company. In addition, he is the Chief Financial Officer of Northway Management Company, LLC (a private investment company), which position he has held since May 1997. Mr. Costello was the Chief Financial Officer of PanAmSat International from May 1992 to May 1997 and was elected a director of PanAmSat International in October 1996. Mr. Costello continued as a transitional consultant of the Company following the Merger and assisted in the transition following the Merger from May 1997 to November 1997 during which time he performed such services as requested by the Chief Executive Officer of the Company.

              Steven D.  Dorfman is  presently  a director  of the  Company.  In addition,  he is Vice  Chairman  of  Hughes  Electronics  and a  member  of that company's board of directors and executive committee, which positions he has held since October 1997. Mr. Dorfman was Chairman of the Hughes Telecommunications and Space Company ("HTS") from April 1993 to December 1997. Mr. Dorfman was President and Chief Executive Officer of HSC from 1991 to 1993. Hughes Electronics and Hughes are parent corporations and affiliates of the Company; HTS and HSC are affiliates of the Company. Mr. Dorfman is a member of the National Academy of Engineering and has served on many government advisory boards, most recently the Presidential Advisory Committee on High Performance Computing and Communications. He is also a member of the board of directors of Raytheon Company. Mr. Dorfman is also a trustee of the Boys and Girls Club of America.

              Dennis F. Hightower is presently a director of the Company. In addition, he is a Professor of Management at the Harvard University Graduate School of Business Administration, which position he has held since July 1996. He was a senior executive with The Walt Disney Company (a diversified worldwide entertainment company) from June 1987 to June 1996. He was named President of Walt Disney Television & Telecommunications (a diversified worldwide entertainment company) in March 1995. Mr. Hightower was President of Disney Consumer Products, Europe, Middle East and Africa (a publishing, character merchandise and children's music company) from June 1987 to February 1995. He is a member of the board of directors of Northwest Airlines Corporation, The Phillips-Van Heusen Corporation, The Price Waterhouse Chairman's Advisory Council, The TJX Companies, Inc. and the Howard University Board of Trustees.

              James M. Hoak is presently a director of the Company. In addition, he is Chairman and a Principal of Hoak Capital Corporation (a private equity investment company), which position he has held since September 1991, and Chairman of HBW Holdings, Inc. (an investment bank), which position he has held since July 1996. He served as Chairman of Heritage Media Corporation (a broadcasting and marketing services firm) from its inception in August 1987 to its sale in August 1997. Mr. Hoak was Chief Executive Officer of Crown Media, Inc. (a cable television company) from February 1991 to January 1995. Mr. Hoak is a member of the board of directors of Dynamex Inc., Pier 1 Imports, Inc. and Texas Industries, Inc.

              Frederick A. Landman is presently a director of the Company. In addition, he is President and Chief Executive Officer of the Company. He was President and Chief Executive Officer of PanAmSat International from September 1995 to May 1997 and was a director of PanAmSat International from October 1994 to May 1997. Mr. Landman has been associated with the Company, PanAmSat International or its predecessors since the inception of the PanAmSat business in 1984.

              Charles H. Noski is presently a director of the Company. In addition, he is President of Hughes Electronics and a member of that company's board of directors and executive committee, which positions he has held since October 1997. Mr. Noski was Executive Vice President and Chief Financial Officer of United Technologies Corporation (a manufacturer of aircraft engines and engine parts, elevators and escalators, heating and air conditioning systems and automotive systems) from August 1997 to October 1997. He was Vice Chairman and Chief Financial Officer of Hughes Electronics from September 1996 to October 1997. Mr. Noski was Senior Vice President and Chief Financial Officer of Hughes Electronics from August 1992 to October 1996. Mr. Noski is a director of the Private Sector Council and is on the board of directors of the California State University, Northridge Foundation.

              Joseph R. Wright, Jr. is presently a director of the Company. In addition, he is the Chairman and a director of GRC International, Inc. (a research and technical support provider to government and private entities), which position he has held since 1997, Vice Chairman of The Jefferson Group, Inc. (a consulting and public relations firm), which position he has held since 1996, Chairman, Chief Executive Officer and a director of AmTec, Inc. (a U.S. company which develops and finances telecommunications projects in the People's Republic of China), which positions he has held since 1995, and Co-Chairman and a director of Baker & Taylor Holdings, Inc. (an international book and video distribution company), which positions he had held since 1995. Mr. Wright was Vice Chairman, Executive Vice President and a director of W.R. Grace & Company (a packaging and specialty chemicals company) from 1989 to 1994. He was Director of the Federal Office of Management and Budget during the Reagan Administration from 1988 to 1989 and Deputy Director from 1982 to 1988. Mr. Wright serves on the board of directors of Travelers Group and on the Board of Trustees for Hampton University.

Director Compensation

              Each non-employee director receives an annual fee of $16,000, payable quarterly, for services as a director plus $1,500 for attendance at each meeting of the full Board and $1,000 for attendance at each meeting of a Committee of the Board. Non-employee directors are eligible to participate in the Long-Term Stock Incentive Plan and commencing in the fourth quarter of 1997, all fees payable after December 5, 1997 were paid in restricted stock of the Company, rounded-up to the next whole share. In addition, the Company reimburses the directors for travel expenses incurred in connection with their duties as directors of the Company. Patrick J. Costello did not receive a director's fee during the time that he was serving as a transitional consultant to the Company.


Executive Officers

              Set forth below is certain information concerning each of the current executive officers of the Company. Further information concerning Mr. Landman is presented under the caption "Directors," above.


Name                                                      Age*      Position

Frederick A. Landman.................................       50      President, Chief Executive Officer and Director
Lourdes Saralegui....................................       36      Executive Vice President
Carl A. Brown........................................       49      Executive Vice President
Kenneth N. Heintz....................................       51      Executive Vice President and Chief Financial Officer
James W. Cuminale....................................       45      Senior Vice President, General Counsel and Secretary
Robert A. Bednarek...................................       40      Senior Vice President and Chief Technology Officer


* As of April 17, 1998

              Frederick A. Landman has been the President and Chief Executive Officer and a director of the Company since May 1997. Mr. Landman has been the President and Chief Executive Officer of PanAmSat International, a subsidiary of the Company, since September 1995. Prior thereto, Mr. Landman served as
President and Chief Operating Officer of various predecessor companies to PanAmSat International. Mr. Landman has been associated with the Company, PanAmSat International or its predecessors since the inception of the PanAmSat business in 1984. Prior to 1984, Mr. Landman was Executive Vice President of Galavision, Inc., the pay cable television service of Spanish International Network, Inc. (now known as Univision) ("Spanish International Network"). As Executive Vice President of Spanish International Network, Mr. Landman supervised the successful transition from terrestrial to satellite delivery of Spanish International Network's television programming. Spanish International Network was the first U.S. commercial network to utilize satellite distribution for all of its programming.

              Lourdes Saralegui has been an Executive Vice President of the Company since May 1997. She has been an Executive Vice President of PanAmSat International since October 1994. Prior to becoming an Executive Vice President of the Company, Ms. Saralegui served as Assistant to the Chairman, Director of Development Broadcast Transponder Sales and Fixed International Broadcast Services, and Vice President. Ms. Saralegui has been associated with the Company, PanAmSat International or its predecessors since the inception of the PanAmSat business in 1984.

              Carl A. Brown has been an Executive Vice President of the Company since May 1997. He was Senior Vice President of Hughes, an affiliate of the Company, from May 1989 until May 1997. From March 1991 to May 1994, Mr. Brown served as Vice President of Hughes.

              Kenneth N. Heintz has been Executive Vice President and Chief Financial Officer of the Company since May 1997. He was Corporate Vice President of Hughes Electronics, which position he held from September 1994 through April 1998. Mr. Heintz was formerly a partner in the international accounting firm of Deloitte & Touche, where he was employed from 1967 until joining Hughes Electronics in September 1994. While at Deloitte & Touche, Mr. Heintz provided services to Hughes Electronics at various times during the period from 1974 to 1994.

              James W. Cuminale has been Senior Vice President, General Counsel and Secretary of the Company since May 1997. He has been Senior Vice President and General Counsel of PanAmSat International since January 1996 and was General Counsel of PanAmSat International from March 1995 to December 1995. From 1983 to 1995, Mr. Cuminale was a partner in the law firm of Ivey, Barnum & O'Mara. As a partner at Ivey, Barnum & O'Mara, Mr. Cuminale provided legal services to PanAmSat International from 1991 to 1995.

              Robert A. Bednarek has been Senior Vice President and Chief Technology Officer of the Company since May 1997. He was Senior Vice President, Engineering and Operations of PanAmSat International from January 1996 through May 1997. From 1990, the year in which he joined PanAmSat International, to 1995, Mr. Bednarek was a Vice President of PanAmSat International.

              Executive officers and other officers are elected or appointed by, and serve at the pleasure of, the Board of Directors. The Company has entered into an employment agreement with Mr. Landman and severance agreements with Ms. Saralegui, Mr. Bednarek and Mr. Cuminale. See "--Executive Compensation and
Employment Contracts and Termination of Employment and Change-In-Control Arrangements."

Executive Compensation

              The following table provides certain summary information concerning compensation earned by the Company's Chief Executive Officer and the five other most highly compensated executive officers of the Company (the "Named Executive Officers") for services rendered in all capacities to the Company for the year ended December 31, 1997:


                                                      Summary Compensation Table

                                                       Annual Compensation                            Long-Term Compensation
                                        ----------------------------------------------    ------------------------------------------
                                                                                                  Awards    Payouts
                                                                                         ---------------   ---------
                                                                            Other          Securities        LTIP
                                Fiscal                                     Annual          Underlying       Payout        All Other
 Name and Principal Position     Year    Salary ($)    Bonus ($)(1)    Compensation($)     Options(#)         ($)       Compensation
----------------------------    ------   ----------    ------------    ---------------    ------------     ----------   ------------

Frederick A. Landman.......      1997      600,000       464,000            --               93,750          --           8,589(2)
   President and Chief
   Executive Officer
-
Lourdes Saralegui..........      1997      375,000       350,000            --               31,250          --           2,417(3)
   Executive Vice President

Carl A. Brown..............      1997      250,000       250,000            --               31,250          --          135,938(4)
   Executive Vice President

Kenneth N. Heintz(5).......      1997      280,000       185,000            --               25,000        36,121(6)    1,010,164(7)
   Executive Vice President
   and Chief Financial
   Officer

James W. Cuminale..........      1997      225,000       115,000            --               12,500          --           5,148(8)
   Senior Vice President,
   General Counsel and
   Secretary

Robert A. Bednarek.........      1997      220,000       115,000            --               12,815          --            362(8)
   Senior Vice President and
   Chief Technology Officer


---------

(1)      Bonuses for 1997 were paid in February 1998.
(2)      This amount  represents  contributions  by the Company to the  PanAmSat
         Corporation Retirement Savings Plan (the "401(k) Plan") of $4,765 and contributions to the Restoration and Deferred Compensation Plan of $3,824.
(3) This amount represents contributions by the Company to the PanAmSat Restoration and Deferred Compensation Plan.
(4) This amount represents moving expenses of $86,706 incurred by Mr. Brown when he relocated to Connecticut in connection with the Merger, a reimbursement of the amount of income tax Mr. Brown would have been required to pay on such moving expenses and related incentive payments of $47,618 and contributions by the Company to the Restoration and Deferred Compensation Plan of $1,614.
(5) Pursuant to an agreement between the Company and Hughes Electronics, Mr. Heintz was employed by Hughes Electronics and from May 16, 1997 through April 30, 1998 was assigned on a full-time basis to the Company to serve as its Executive Vice President and Chief Financial Officer. Mr. Heintz participated in the benefits programs of Hughes Electronics. The Company reimbursed Hughes Electronics for the cost of Mr. Heintz' salary, bonus and benefits, including the amount contributed by Hughes Electronics into any retirement savings plan for Mr. Heintz' benefit as a match against his contributions to such plan.
(6) This amount represents a pro-rated portion of a payout under the Hughes Electronics Corporation Long-Term Achievement Plan for the performance period January 1, 1995 through December 31, 1997.
(7) This amount includes (i) $144,164 in moving expenses incurred by Mr. Heintz when he relocated to Connecticut in connection with the Merger;
         (ii) a supplemental relocation allowance of $295,000 relating to a loss on the sale of Mr. Heintz's residence in California; (iii) a relocation incentive payment of $100,000; (iv) a reimbursement of the amount of income tax Mr. Heintz would have been required to pay on such moving expenses and related supplemental relocation payments of $434,494; and
         (v) contributions by Hughes Electronics to the Hughes Electronics Corporation Salaried Employees Thrift and Savings Plan of $21,072 and to the Hughes Electronics Corporation Excess Benefit Plan of $15,434.
(8)      This amount represents contributions by the Company to the 401(k) Plan.

              The following table sets forth additional information concerning the grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 1997. All stock options indicated on the table below were granted pursuant to the Long-Term Stock Incentive Plan.


                                     Option Grants In Fiscal Year Ended December 31, 1997
                                                                           Individual Grants

                                                                 % of Total
                                                Number of          Options
                                                Securities       Granted to                                             Grant
                                                Underlying      Employees in      Exercise or                            Date
                                                 Options           Fiscal          Base Price       Expiration      Present Value
                   Name                         Granted(1)          Year           ($/Sh)(2)           Date             ($)(3)
                   ----

Frederick A. Landman.....................         93,750                16.23        29.00            5/16/07         1,571,250

Lourdes Saralegui........................         31,250                 5.41        29.00            5/16/07           523,750

Carl A. Brown............................         31,250                 5.41        29.00            5/16/07           523,750

Kenneth N. Heintz........................         25,000                 4.33        29.00            5/16/07           419,000

                                                  17,314       GMH(4)     --         31.30            5/01/02           382,985

                                                  47,614       GMH(4)     --         31.16            5/01/02         1,055,602

James W. Cuminale........................         12,500                 2.16        29.00            5/16/07           209,500

Robert A. Bednarek.......................         12,815                 2.22        29.00            5/16/07           214,779


  ----------
(1)      The options will become  exercisable in equal annual  installments over a three-year period commencing on May 16, 1998.
(2) The exercise price per share of each option was equal to the fair market value of the stock on the date of grant.
(3)      Grant Date Present Value for PanAmSat  options is determined using the Black-Scholes option pricing model based on the following assumptions: (a) an expected option term of ten years; (b) a risk-free rate of return of 6.7%; (c) stock price volatility of 30%; and (d) a dividend yield of 0%. The Grant Date Present Values set forth in the table are only theoretical values and may not accurately determine present value. The actual value, if any, to be realized by an optionee will depend on the excess of the market value of the PanAmSat Common Stock over the exercise price on the date the option is exercised.
(4) Mr. Heintz was granted options for shares of Class H stock of General Motors Corporation ("GMH Common Stock" or "GMH") under the Hughes Electronics Corporation Incentive Compensation Plan. The Grant Date Present Value is determined using the Black-Scholes option pricing model based on the following assumptions: (a) an expected option term of seven years; (b) a risk-free rate of return of 5.87%; (c) stock price volatility of 32.5%; and (d) a dividend yield of 0%. The Grant Date Present Values set forth in the table are only theoretical values and may not accurately determine present value. The actual value, if any, to be realized by an optionee will depend on the excess of the market value of the GMH Common Stock over the exercise price on the date the option is exercised.



                         Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                                                                          Number of
                                                                                         Securities
                                                                                         Underlying          Value of Unexercised
                                                                                         Unexercised             In-The-Money
                                               Shares                                      Options                Options at
                                            Acquired on                                 at FY-End (#)             FY-End ($)
                                              Exercise               Value              Exercisable/             Exercisable/
                 Name                           (#)               Realized ($)          Unexercisable           Unexercisable
                 ----                       -----------           ------------         ---------------      ----------------------

Frederick A. Landman................                 0                      0              0/93,750              0/1,324,219
Lourdes Saralegui...................                 0                      0              0/31,250                0/441,406
Carl A. Brown.......................                 0                      0              0/31,250                0/441,406
                                             4,120 GMH                111,463           1,645/1,645              2,477/2,477
Kenneth N. Heintz...................                 0                      0              0/25,000                0/353,125
                                            12,000 GMH                285,720          6,060/70,987            9,256/381,953
James W. Cuminale...................                 0                      0              0/12,500                0/176,563
Robert A. Bednarek..................                 0                      0              0/12,815                0/181,012




           Long-Term Stock Incentive Plan--Awards in Last Fiscal Year

                                                                 Performance or
                                         Number of Shares,      Other Period Until            Estimated Future Payouts Under
                                          Units or Other          Maturation or                Non-Stock Price-Based Plans
                Name                        Rights (#)                Payout          Threshold (#)     Target (#)     Maximum (#)
               ------                    ----------------       ------------------    ------------      ----------     -----------

Frederick A. Landman.............               --                     --                  --              --              --

Lourdes Saralegui................               --                     --                  --              --              --

Carl A. Brown....................               --                     --                  --              --              --

Kenneth N. Heintz(1).............            2,870 GMH               12/31/99              1,148          2,870           5,023

                                              598 GM                 12/31/99                239            598           1,047

James W. Cuminale................               --                     --                  --              --              --

Robert A. Bednarek...............               --                     --                  --              --              --



----------

(1) Performance share awards were granted to Mr. Heintz under the Hughes Electronics Corporation Long-Term Achievement Plan for the performance period January 1, 1997 through December 31, 1999. These figures represent the number of shares of GMH Common Stock and GM Common Stock that will be awarded upon the attainment by Hughes Electronics of the sales margin and net asset turnover targets for the performance period January 1, 1997 through December 31, 1997, and revenue growth and relative total shareholder return targets for the performance period January 1, 1998 through December 31, 1999. The target number of shares will be earned if 100% of the specified targets are achieved and an additional amount will be paid if the targeted goals are exceeded, but the maximum number of shares paid will not exceed 175% of the target amount. The threshold amount will be earned upon the achievement of 80% of the specified targets.

Employment  Contracts  and  Termination  of  Employment  and   Change-In-Control
Arrangements

         PanAmSat Corporation's Severance Pay Plan

              The Company's Severance Pay Plan (the "Plan") provides severance pay to eligible employees upon separation of employment. Each regular full-time employee of the Company is a participant in the Plan. An employee terminated for any reason other than for cause (as defined in the Plan) who signs and delivers to the Company a release of all claims which the employee may have by reason of the employee's employment with the Company or the termination thereof shall be eligible to receive severance benefits pursuant to the Plan. Severance benefits are calculated as follows: (i) one week of salary for every year of service up to five years, (ii) two weeks salary for every year of service over five years and (iii) a minimum of four weeks salary and a maximum of 52 weeks salary for executive employees, a minimum of three weeks salary and a maximum of 29 weeks salary for exempt employees, and a minimum of two weeks salary and a maximum of 29 weeks salary for non-exempt employees. The severance benefit is paid in a lump sum, as soon as practicable after termination, less applicable deductions and withholdings.

              Under the terms of the Plan, the Chief Executive Officer or his designee has the power to determine all questions arising under the Plan, and any decision regarding any matter within the discretion of the Chief Executive Officer and made by him in good faith is binding on all persons. The Company has reserved the right through its Board of Directors to amend the Plan and to terminate the Plan at any time without prior notice, provided that the Plan shall not be terminated with respect to any Terminated Employee (as defined in the Plan) or amended in a way that is adverse to the interests of any Terminated Employee.

              Under the Plan, the Named Executive Officers would receive a minimum of four weeks salary and a maximum of 52 weeks salary as severance, depending upon years of service.

         Change of Control Involuntary Separation Pay Plan

              The Company's Change of Control Involuntary Separation Pay Plan (the "Change of Control Plan") provides that any person who was a full-time employee of PanAmSat International prior to the Merger who is terminated for any reason other than for cause (as defined in the Change of Control Plan) by the Company, or any such employee who resigns rather than accept continued employment that is not Comparable Employment after a Material Change (as such terms are defined in the Change of Control Plan) is entitled to benefits in addition to those benefits provided under the Company's general Severance Pay Plan described above. Under the Change of Control Plan, any such employee who is terminated without cause by the Company or resigns rather than accept continued employment after the Merger that is not Comparable Employment is entitled to receive, in addition to the benefits covered by the Company's general Severance Pay Plan, six months continuation of such employee's: (i) base salary and annual cash bonus (which would be prorated for such period), (ii) medical and dental insurance benefits, (iii) long-term disability insurance benefits and (iv) life and accidental death and dismemberment insurance benefits. The Change of Control Plan does not apply to any employee who is otherwise covered by a severance agreement (as described below). The Change of Control Plan is in effect until April 30, 1998 and will not be extended thereafter.

         Severance Pay Program

              The Company has an executive severance pay program which covers approximately 50 senior officers and key employees ("Covered Executives"), including the Named Executive Officers (whose agreements are described separately below). The program consists of individual severance agreements (the "Severance Agreements") for the Covered Executives. The Severance Agreements, which were entered into by PanAmSat International and the individual employees in May 1996, became binding upon and enforceable against the Company pursuant to the Merger.

              Termination payments to the Covered Executives under the Severance Agreements would be triggered if, within two years following a Material Change (as defined in the Severance Agreements), (i) such person's employment is terminated without cause, (ii) such person's responsibilities are materially reduced, (iii) such person's responsibilities are changed such that they are inconsistent with such person's former responsibilities, (iv) such person's employment location is moved more than 35 miles from such person's current employment location, unless such person is moved to New York City from the Company's Greenwich, Connecticut offices, or (v) the Company reduces or fails to pay such person any base salary, bonus or other amount payable when due. The Merger constituted a Material Change under the terms of the Severance Agreements.

              The Severance Agreements provide that termination payments would be triggered if the Covered Executive does not receive an annual base salary, paid at a monthly rate at least equal to twelve times the highest monthly base salary paid during the period between the initial public disclosure of the Material Change and the month in which the Material Change occurred. Thereafter, base salaries are required to be reviewed at intervals no less frequent than customary for such Covered Executive prior to the Material Change. Once a Material Change occurs, base salaries may not be reduced after any increase during the term of the Severance Agreements. Termination payments would also be due in the event the Covered Executive did not receive an unconditional bonus for each year employed with the Company in an amount not less than the higher of the annual bonus awarded for the fiscal year preceding the fiscal year of the Material Change and the annual bonus awarded for the fiscal year in which the Material Change occurred.

              The termination payments payable to a Covered Executive under the terms of the Severance Agreement are determined by multiplying the Covered Executive's base salary and any applicable bonus by 1.5. Covered Executives would also be entitled to continuation of certain employee welfare benefits until the earlier of 18 months after termination or the obtaining of similar benefits from a subsequent employer.

              Each of the Severance Agreements is for a period of three years and will terminate on May 1, 1999, provided that obligations and benefits arising prior to such termination shall continue until fully satisfied.

              The Severance Agreements restrict the ability of the Covered Executives to compete with the Company for twelve months following termination of employment with the Company.

         Employment Agreement with Frederick A. Landman

              The Company has an employment agreement with Frederick A. Landman (the "Landman Employment Agreement"). Under the Landman Employment Agreement, Mr. Landman serves as the Company's President and Chief Executive Officer and as a director of the Company devoting his full business attention, skill and energy to the business of the Company. The Landman Employment Agreement is in effect until May 16, 2000.

              Under the Landman Employment Agreement, Mr. Landman's base salary, which was $600,000 in 1997, is reviewed on an annual basis by the Board of Directors and may be adjusted upward, in the Board's discretion, to reflect his performance and the scope and success of the Company. Mr. Landman may also receive incentive bonuses on an annual basis, based on meeting set financial performance criteria with respect to growth, cash flow and other financial criteria for the Company. The annual bonus is based on a target dollar amount which was $400,000 in 1997. To the extent that the Company exceeds the financial and business goals by up to 25%, the Board of Directors will increase the target dollar amount by 50% and if the Company fails to meet the financial and business goals by no more than 20%, the Board of Directors may reduce the target dollar amount to an amount no lower than 80% of such target dollar amount. If more than two of the financial and business goals are missed by more than 20%, the Company shall not be required to pay any bonus award. Pursuant to the Landman Employment Agreement, Mr. Landman was also granted an option to purchase 93,750 shares of PanAmSat Common Stock with one-third of this option vesting on May 16, 1998; one-third vesting on May 16, 1999; and one-third vesting on May 16, 2000, if Mr. Landman is still employed with the Company on each of such dates. Mr. Landman is also eligible for additional stock options as may be granted to executive employees of the Company from time to time.

              The Landman Employment Agreement terminates upon Mr. Landman's death, disability or resignation. If the Landman Employment Agreement is terminated as a result of Mr. Landman's death or disability, the Company will pay Mr. Landman, or his estate, his base salary and any benefits for twelve months from the date of termination of employment. The Landman Employment Agreement is also subject to termination at the discretion of the Board of Directors. If the Board of Directors elects to terminate the Landman Employment Agreement for a reason other than a material breach by Mr. Landman, he will be entitled to a termination payment amounting to three years of salary and applicable bonuses as defined therein. Mr. Landman is also entitled to such termination payment if he resigns before November 15, 1998 for any reason or if he resigns for "good cause" thereafter. Mr. Landman and his dependents would also be entitled to participate, until the earlier of three years after termination or his obtaining similar benefits from a subsequent employer, in all employee welfare benefit plans and to receive or participate in all other benefit arrangements, policies or practices of the Company to which and in which active executive employees are or shall be entitled to receive or participate in other than qualified pension or profit sharing plans in which he would not legally be entitled to participate.

              In the event that a termination payment or any other amount payable to Mr. Landman under the Landman Employment Agreement should become subject to the excise tax imposed under Section 4999 of the Code or any other similar tax or assessment, the Company will pay Mr. Landman the amount necessary to fully reimburse him for the taxes. Additionally, Mr. Landman is entitled to reimbursement by the Company for attorneys' fees or any other costs necessary to enforce or defend his rights under the Landman Employment Agreement.

              The Landman Employment Agreement contains a covenant not to compete with the Company for a period of three years after the termination of Mr. Landman's employment. Mr. Landman also agrees, pursuant to the Landman Employment Agreement, not to disclose at any time any confidential information obtained by him while employed with the Company.

         Severance Agreements with Named Executive Officers

              The Company has an agreement with Lourdes Saralegui, Executive Vice President of the Company (the "Saralegui Severance Agreement"). The Saralegui Severance Agreement is for a period of three years and will terminate on May 1, 1999, provided that obligations and benefits arising prior to such termination shall continue until fully satisfied. Termination payments under the Saralegui Severance Agreement would be triggered if, within two years following a Material Change (as defined therein), (i) Ms. Saralegui terminates her services to the Company for any reason or (ii) the Company terminates her services for any reason. The Merger constituted a Material Change under the terms of the Saralegui Severance Agreement. As a result, if prior to May 16, 1999, Ms. Saralegui chooses to terminate her services or if the Company terminates her services, Ms. Saralegui is entitled to a termination payment in an amount equal to three years of base salary plus applicable bonuses as defined in the Saralegui Severance Agreement. Ms. Saralegui and her dependents would be entitled to participate, until the earlier of three years after termination or her obtaining similar benefits from a subsequent employer, in all employee welfare benefit plans and to receive or participate in all other benefit arrangements, policies or practices to which and in which active executive employees of the Company shall become entitled to receive or participate in.

              In the event that a termination payment or any other amount payable to Ms. Saralegui under the Saralegui Severance Agreement should become subject to the excise tax imposed under Section 4999 of the Code or any other similar tax or assessment, the Company will pay Ms. Saralegui the amount necessary to fully reimburse her for such taxes. Additionally, Ms. Saralegui is entitled to reimbursement from the Company for attorneys' fees or any other costs necessary to enforce or defend her rights under the Saralegui Severance Agreement.

              The Saralegui Severance Agreement contains a covenant not to compete with the Company for a period of 18 months after the termination of Ms. Saralegui's employment, which restricts her from becoming employed by or rendering personal services to any corporation, firm, or other entity which directly competes with the Company.

              The Company has agreements (the "Executive Severance Agreements") with Robert A. Bednarek, Senior Vice President and Chief Technology Officer of the Company and James W. Cuminale, Senior Vice President, General Counsel and Secretary of the Company (each of Messrs. Bednarek and Cuminale are hereinafter referred to as a "covered officer"). The Executive Severance Agreements are for a period of three years and will terminate on May 1, 1999, provided that obligations and benefits arising prior to such termination shall continue until fully satisfied.

              Termination payments under the Executive Severance Agreements would be triggered if (i) the covered officer terminates his services with the Company during the thirty day period following the one year anniversary of a Material Change (as defined therein), (ii) the Company terminates the covered officer for any reason other than for cause (as defined therein) within two years following a Material Change, (iii) the Company fails to continue the covered officer in the same executive position and does not cure this failure within ten days of notice of the failure, for two years following a Material Change, and (iv) if the Company reduces or fails to pay or award when due any amount of the base salary, bonus or other amounts payable, or reduces or fails to provide them with any benefits to which the covered officer is entitled. The Merger constituted a Material Change under the terms of the Executive Severance Agreements. As a result, if a termination payment is required, the covered officer would be entitled to a termination payment in an amount equal to three years of base salary plus applicable bonuses as defined in the Executive Severance Agreements. The covered officer and his dependents would be entitled to participate, until the earlier of two years after termination or his obtaining similar benefits from a subsequent employer, in all employee welfare benefit plans and to receive or participate in all other benefit arrangements, policies or practices to which and in which active executive employees of the Company shall become entitled to receive or participate in.

              The Executive Severance Agreements provide that termination payments would be triggered if such covered officer does not receive an annual base salary, paid at a monthly rate at least equal to twelve times the highest monthly base salary paid during the period between the initial public disclosure of the Material Change and the month in which the Material Change occurred. Thereafter, the covered officer's base salary is required to be reviewed at intervals no less frequent than customary for such officer prior to the Material Change. Once a Material Change occurs, the base salary may not be reduced after any such increase during the term of the Executive Severance Agreements. Termination payments would also be due in the event such covered officer did not receive an unconditional bonus for each year employed with the Company in an amount not less than the higher of the annual bonus awarded for the fiscal year preceding the fiscal year of the Material Change and the annual bonus awarded for the fiscal year in which the Material Change occurred.

              In the event that a termination payment or any other amount payable to a covered officer under the Executive Severance Agreements should become subject to the excise tax imposed under Section 4999 of the Code or any other similar tax or assessment, the Company will pay the covered officer the amount necessary to fully reimburse him for such taxes. Additionally, the covered officer is entitled to reimbursement from the Company for attorneys' fees or any other costs necessary to enforce or defend his rights under the Executive Severance Agreements.

              The Executive Severance Agreements contain a covenant not to compete with the Company for a period of 18 months after the termination of the covered officer's employment, which restricts the covered officer from becoming employed by or rendering personal services to any corporation, firm, or other entity which directly competes with the Company.

Compensation Committee Interlocks and Insider Participation

              The PanAmSat Compensation Committee (the "Compensation Committee") was formed in May 1997 in connection with the Merger. From the time of its formation through October 9, 1997, the Compensation Committee was composed of Ted G. Westerman, Mr. Noski and Mr. Wright. From October 10, 1997 through December 31, 1997, the Compensation Committee was composed of Mr. Westerman, Mr. Smith and Mr. Wright. Mr. Westerman did not stand for re-election to the Board in 1998. There were no compensation committee interlocks between any of the members of the Compensation Committee during 1997 and any other entity. Messrs. Smith and Noski are executive officers of Hughes Electronics, a parent corporation and an affiliate of the Company under the rules and regulations of the SEC. Mr. Westerman was formerly an executive officer of Hughes Electronics. During the last fiscal year Hughes Electronics and certain of its subsidiaries engaged in certain transactions with the Company which are described in "Certain Relationships and Related Transactions" below.

                             PRINCIPAL STOCKHOLDERS

              The following table sets forth certain information regarding the shares of PanAmSat Common Stock beneficially owned as of May 1, 1998 by (i) each person who or entity that, insofar as the Company has been able to ascertain, beneficially owned as of such date more than 5% of the PanAmSat Common Stock,
(ii) each of the directors of the Company, (iii) the Named Executive Officers and (iv) all executive officers and directors of the Company as a group (14 persons).


                                                                                   Amount and Nature of
                                                                                 Beneficial Ownership of          Percent of
                         Name of Beneficial Owner(1)                            Shares of PanAmSat Common      PanAmSat Common
                         ---------------------------                                       Stock                     Stock
                                                                                -------------------------      ---------------


General Motors Corporation(2)..............................................            109,572,581                  81.00%

Mary Anselmo(3)(4)(5)......................................................             11,418,473                  7.70%

Article VII Trust Created Under the Rene Anselmo Revocable
   Trust Dated June 10, 1994(3)(4)(5)......................................             10,718,588                  7.20%

Michael T. Smith...........................................................                    300                    *

Charles H. Noski(7)........................................................                    500                    *

Frederick A. Landman(3)(4)(6)(8)...........................................              2,100,594                  1.40%

Patrick J. Costello(9).....................................................                  1,432                    *

Roxanne S. Austin..........................................................                      0                    *

Steven D. Dorfman..........................................................                  2,000                    *

Dennis F. Hightower........................................................                  1,322                    *

James M. Hoak..............................................................                  1,376                    *

Joseph R. Wright, Jr.......................................................                  1,401                    *

Lourdes Saralegui(3)(4)(6)(10).............................................                166,987                    *

Carl A. Brown(6)...........................................................                 10,797                    *

Kenneth N. Heintz(6).......................................................                  8,333                    *

James W. Cuminale(6).......................................................                  6,562                    *

Robert A. Bednarek(6)......................................................                  6,045                    *

All executive officers and directors as a group (14 persons)(4)............              2,307,649                  1.55%


----------------------------

*      Less than 1%
(1) For purposes of this table, beneficial ownership of securities is defined in accordance with the rules of the Commission and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein. Except as otherwise indicated, the beneficial owners of shares of PanAmSat Common Stock listed above have sole investment and voting power with respect to such shares, subject to community property laws where applicable. In addition, for purposes of this table, a person or group is deemed to have "beneficial ownership" of any shares which such person has the right to acquire by June 30, 1998. For purposes of calculating the percentage of outstanding shares held by each person listed above, any shares which such person has the right to acquire by June 30, 1998 are deemed to be outstanding, but not for the purpose of calculating the percentage ownership of any other person.
(2) The address of such entity is 3044 West Grand Boulevard, Detroit, Michigan 48202-3091. All of such shares are owned of record by Hughes, a wholly-owned subsidiary of Hughes Electronics, which entity is a wholly-owned subsidiary of General Motors Corporation ("GM").
(3) The address of such entity or person is c/o PanAmSat Corporation, One Pickwick Plaza, Greenwich, Connecticut 06830.
(4) Mary Anselmo, Reverge Anselmo, Frederick A. Landman and Lourdes Saralegui are joint trustees under the Article VII Trust, which was created by Rene Anselmo (the founder and former Chairman of the Board and Chief Executive Officer of PanAmSat International), and succeeded to all of the stock owned by Rene Anselmo on the date of his death. A majority of the joint trustees have power to vote all of the Common Stock held by the Article VII Trust and Mrs. Anselmo, as joint trustee, has the sole power to require or prohibit the sale of such shares. Each joint trustee, in his or her capacity as such, may be deemed to be the beneficial owner of all the shares of PanAmSat Common Stock that are held by the Article VII Trust, but each joint trustee other than Mrs. Anselmo disclaims beneficial ownership of such shares. On May 1, 1998, Mary Anselmo, the
       Article VII Trust, Frederick A. Landman and Lourdes Saralegui sold a portion of their shares of PanAmSat Common Stock. Separately, Mary Anselmo and the Article VII Trust announced their intention to diversify their holdings by selling all or a portion of their remaining PanAmSat Common Stock.
(5) Includes 10,718,588 shares owned by the Article VII Trust for which Mrs. Anselmo is a joint trustee, has sole power to require or prohibit the sale of, is the principal beneficiary of and for which Mrs. Anselmo claims beneficial ownership.
(6) The number of shares of PanAmSat Common Stock of which Mr. Landman, Ms. Saralegui, Mr. Brown, Mr. Heintz, Mr. Cuminale and Mr. Bednarek had the right to acquire beneficial ownership pursuant to the exercise before June 30, 1998 of options granted by the Company are as follows: Mr. Landman, 31,250; Ms. Saralegui, 10,417; Mr. Brown, 10,417; Mr. Heintz, 8,333; Mr. Cuminale, 4,167; and Mr. Bednarek, 4,163. The inclusion of such shares in the table above does not constitute an admission by any executive officer that he or she is the beneficial owner of such shares.
(7) The shares shown as owned by Mr. Noski are held by the Noski Family Living Trust for which Mr. Noski is a trustee.
(8) The shares shown as owned by Mr. Landman do not include (i) 10,718,588 shares held for the benefit of the Article VII Trust for which Mr. Landman is a joint trustee, (ii) 199,961 shares owned by Mr. Landman's former wife, Pier Landman, (iii) 21,750 shares owned by trusts for the benefit of Mr. Landman's minor children and (iv) 785,788 shares owned by the Frederick A. Landman Irrevocable Trust, with respect to all of which shares Mr. Landman disclaims beneficial ownership. Pier Landman is the principal lifetime beneficiary of the Frederick A. Landman Irrevocable Trust, and Mr. Landman's children are the remaindermen. Pier Landman is also the sole trustee of the trusts for the benefit of Mr. Landman's children.
(9) The shares shown as owned by Mr. Costello do not include (i) 785,788 shares held by the Frederick A. Landman Irrevocable Trust for which Mr. Costello is trustee and (ii) 279,953 shares held by the Raycee Anselmo Trust for which Mr. Costello is a joint trustee, with respect to all of which shares Mr. Costello disclaims beneficial ownership.
(10) The shares shown as owned by Ms. Saralegui do not include 10,718,588 shares held for the benefit of the Article VII Trust for which Ms. Saralegui is a joint trustee, and with respect to which Ms. Saralegui disclaims beneficial ownership.

              The following table sets forth certain information regarding the equity securities of GM beneficially owned as of May 1, 1998 by (i) each of the directors of the Company, (ii) the Company's Chief Executive Officer and the Named Executive Officers, and (iii) all executive officers and directors of the Company as a group (14 persons).


                                                                       Amount and Nature of           Amount and Nature of
                                                                       Beneficial Ownership          Beneficial Ownership of
                                                                         of shares of GM              shares of GM Class H
                  Name of Beneficial Owner(1)                            Common Stock(2)                 Common Stock(2)
                  ---------------------------                          --------------------          -----------------------

Michael T. Smith(3).........................................                    6,126                        462,021
Charles H. Noski(4).........................................                    2,782                         20,666
Frederick A. Landman........................................                       --                             --
Patrick J. Costello.........................................                       --                             --
Roxanne S. Austin(5)........................................                      843                        123,234
Steven D. Dorfman(6)........................................                    3,467                        165,050
Dennis F. Hightower.........................................                       --                             --
James M. Hoak...............................................                       --                             --
Joseph R. Wright, Jr........................................                       --                             --
Lourdes Saralegui...........................................                       --                            500
Carl A. Brown...............................................                       --                             --
Kenneth N. Heintz(7)........................................                      486                         33,268
James W. Cuminale...........................................                       --                             --
Robert A. Bednarek..........................................                       --                             --
All executive officers and directors as a group (14 persons)                   13,704                        805,560



----------------------------

(1) For purposes of this table, beneficial ownership of securities is defined in accordance with the rules of the SEC and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein. Except as otherwise indicated, the beneficial owners of shares of GM Common Stock or GMH Common Stock listed above have sole investment and voting power with respect to such shares, subject to community property laws where applicable. In addition, for purposes of this table, a person or group is deemed to have "beneficial ownership" of any shares which such person has the right to acquire by June 30, 1998. For purposes of calculating the percentage of outstanding shares held by each person listed above, any shares which such person has the right to acquire by June 30, 1998 are deemed to be outstanding, but not for the purpose of calculating the percentage ownership of any other person.
(2) No individual director or executive officer beneficially owns one percent or more of any class of outstanding equity securities of GM, nor do the directors, nominees and executive officers as a group beneficially own one percent or more of any class of outstanding equity securities of GM.
(3) The shares of GMH Common Stock shown as owned by Mr. Smith include (i) 2,689 shares that are held in trust by Bankers Trust Company as trustee for the Hughes Salaried Employees Thrift and Savings Plan; (ii) 12 shares that are held in trust under the GM Stock Purchase Program and (iii) 419,951 shares comprised of options exercisable before June 30, 1998 to purchase GMH Common Stock granted pursuant to the Hughes Electronics Corporation Incentive Compensation Plan and the GM Stock Incentive Plan.
(4) The shares of GM Common Stock shown as owned by Mr. Noski include 2,782 shares that are held by the Noski Family Living Trust for which Mr. Noski is a trustee. The shares of GMH Common Stock shown as owned by Mr. Noski include (i) 1,368 shares that are held in trust pursuant to the Hughes Electronics Corporation Salaried Employees Thrift and Savings Plan, (ii) 16,646 shares that are held by the Noski Family Living Trust for which Mr. Noski is a trustee, (iii) 1,326 shares held by the Irrevocable Trust for the Benefit of Jennifer P. Noski, and with respect to which shares Mr. Noski disclaims beneficial ownership, and (iv) 1,326 shares held by the Irrevocable Trust for the Benefit of Michelle A. Noski, and with respect to which shares Mr. Noski disclaims beneficial ownership.
(5) The shares of GM Common Stock shown as owned by Ms. Austin are held in trust by the Thomas W. and Roxanne S. Austin Trust, of which Ms. Austin is a trustee. The shares of GMH Common Stock shown as owned by Ms. Austin include (i) 6,473 shares that are held in trust by Bankers Trust Company as trustee for the Hughes Salaried Employees Thrift and Saving Plan; (ii) 4,956 shares that are held in trust by the Thomas W. and Roxanne S. Austin Trust and (iii) 111,805 shares comprised of options exercisable before June 30, 1998 to purchase GMH Common Stock granted pursuant to the Hughes Electronics Corporation Incentive Compensation Plan and the GM Stock Incentive Plan.
(6) The shares of GMH Common Stock shown as owned by Mr. Dorfman include (i) 1,341 shares that are held in trust by Bankers Trust Company as trustee for the Hughes Salaried Employees Thrift and Savings Plan and (ii) 143,995 shares comprised of options exercisable before June 30, 1998 to purchase GMH Common Stock granted pursuant to the Hughes Electronics Corporation Incentive Compensation Plan and the GM Stock Incentive Plan.
(7) The shares of GMH Common Stock shown as owned by Mr. Heintz include (i) 588 shares that are held in trust by Bankers Trust Company as trustee for the Hughes Salaried Employees Thrift and Savings Plan and (ii) 32,680 shares comprised of options exercisable before June 30, 1998 to purchase GMH Common Stock granted pursuant to the Hughes Electronics Corporation Incentive Compensation Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship with Hughes Electronics and Agreements with Hughes Electronics Entities.

              Hughes Electronics beneficially owns, indirectly, 109,572,581 shares of the PanAmSat Common Stock representing approximately 81% of the outstanding shares of PanAmSat Common Stock as of May 1, 1998. Hughes Electronics and its subsidiaries are affiliates of the Company as defined under SEC rules and regulations. In addition to those agreements described below, Hughes Electronics provides certain administrative services to the Company, including the provision of certain advisory and internal audit services, and the participation of the Company or its employees in certain discount programs, such as a business travel discount program and an automobile purchase discount program. The Company believes that each of the transactions described below was entered into on commercially reasonable terms and that the administrative intercompany arrangements were provided on at least the same terms that the Company could have obtained from a disinterested third party or resulted in a cost savings to the Company. The figures provided below with respect to payments made or received in 1997 reflect those payments made after May 16, 1997, the effective date of the Merger, and do not include payments to and from Galaxy prior to the Merger when Galaxy was a division of Hughes.

              Satellite Procurement Agreements. The Company is a party to agreements with HSC for the construction of various satellites. Prior to the Merger, the Company entered into agreements for the construction and delivery of Galaxy X and Galaxy XI, both currently scheduled to be launched in 1998. In addition, under the agreements entered into between the Company and HSC prior to the Merger, the Company agreed to pay approximately 20% of the total cost of the PAS-2, PAS-3, PAS-4 and PAS-5 satellites in the form of incentive payments to be paid to HSC over a 15-year period after the construction and launch of such satellites. In 1997, the Company paid approximately $5.8 million in incentive payments under these contracts. As of May 31, 1998, the Company had made approximately $4.0 million in incentive payments under these contracts.

              The Company is a party to an agreement dated as of August 15, 1997 with HSC for the construction and delivery of the PAS-1R and PAS-9 satellites. On March 9, 1998 the Company and HSC entered into an agreement for the construction and delivery of the PAS-6B satellite. The agreements require, among other things, that the Company make payments representing approximately 85% of the total cost of the satellites during the period of their construction, delivery and launch support, with the remaining costs to be paid in the form of incentive payments over the life of the satellites. The Company did not make any payments under these agreements in 1997.

              Launch Services. On August 29, 1996, the Company entered into a contract with HSCI whereby HSCI agreed to provide the Company with launch services for three satellites, to be performed by third-party launch providers under contract with HSCI. Pursuant to such agreement, the Galaxy VIII-i satellite was launched using an Atlas IIAS launch vehicle in December 1997. The two remaining launches will be provided using one Delta III launch vehicle and one Sea Launch launch vehicle. The Company did not make any payments under this contract in 1997.

              Satellite Services. The Company is party to agreements with Hughes Electronics and certain of its subsidiaries and affiliates (together, the "HE Entities") pursuant to which the Company provides satellite capacity, TT&C services and other related services to the HE Entities, including HSC, Hughes Network Systems, Inc., Galaxy Latin America LLC and DirecTV, Inc. ("DirecTV"). In 1997, the Company received payments aggregating approximately $47.8 million from the HE Entities. As of May 31, 1998, the Company had received payments aggregating approximately $46.7 million from the HE Entities.

              Loan Agreements. In connection with the Merger, the Company obtained a term loan in the amount of $1.725 billion from Hughes Electronics (the "Term Loan"), originally maturing in 2000. At the closing of the Term Loan, the Company paid Hughes Electronics a fee equal to 1% of the principal amount of the Term Loan. During 1997, the Company made $82 million in interest payments under the Term Loan. In December 1997, in connection with the refinancing of PanAmSat International's existing indebtedness, the Company also modified the terms of its indebtedness with Hughes Electronics so that (i) maturity of the borrowings was extended to June 24, 2003, (ii) mandatory principal payments were eliminated (however, prepayments of principal are permitted under certain circumstances depending upon the level of cash flow from operations), and (iii) the interest rate on the debt was adjusted to be a floating rate equal to that of the Company under the Company's bank loan agreement. The Term Loan also became subordinated to the bank loans.

              The Company estimates that, in the aggregate, in 1998 the transactions described above will result in the payment of approximately $357.7 million by the Company to the HE Entities and in the payment of approximately $119.9 million by the HE Entities to the Company.

Hughes Purchase of PanAmSat Common Stock from Televisa and Founding Stockholders

              On May 1, 1998, Hughes increased its beneficial ownership of the Company from approximately 71.5% to approximately 81% through the purchase for $60 per share in cash of approximately 11.2 million shares or 7.5% of the PanAmSat Common Stock from Televisa and 2.9 million shares or 2% of the PanAmSat Common Stock from a group of founding stockholders of PanAmSat, which includes several members of the family of PanAmSat's late founder Rene Anselmo and related trusts as well as Frederick A. Landman, PanAmSat's President and Chief Executive Officer, and Lourdes Saralegui, an Executive Vice President of PanAmSat.

Other Agreements

              On February 28, 1997, the Company extended a loan to Mr. Carl A. Brown, an Executive Vice President of the Company, to assist him in his relocation from California to Connecticut. The loan was in the principal amount of $92,250 and bore interest at a rate of 5.7%. Mr. Brown fully repaid the principal amount plus accrued interest, a total of $94,224, in July 1997. On April 4, 1997, the Company extended a loan to Mr. Kenneth N. Heintz, Executive Vice President and Chief Financial Officer of the Company, to assist him in his relocation from California to Connecticut. The loan was in the principal amount of $128,500 and bore interest at a rate of 5.7%. Mr. Heintz fully repaid the principal amount plus accrued interest, a total of $130,125, in June 1997.

              Pursuant to a severance agreement with PanAmSat International, Patrick J. Costello received a termination payment of $975,000 following the Merger. Mr. Costello also receives the continuation of all employee welfare benefit plans for the earlier of two years from the Merger or his obtaining similar benefits from a subsequent employer. Mr. Costello's termination payment may be subject to an excise tax imposed under Section 4999 of the Code, and if it is, the Company would have an obligation to pay Mr. Costello the amount necessary to reimburse him for such excise tax. From May 16, 1997, the effective date of the Merger, until November 15, 1997, the effective termination date of Mr. Costello's employment, Mr. Costello continued as a consultant to the Company assisting in the transition following the Merger and performing other services as requested by the Chief Executive Officer for which he was paid the sum of $110,576. The agreement contains a covenant not to compete with the Company which prohibits Mr. Costello from becoming employed by or rendering personal services to any corporation, firm or other entity which directly competes with the Company until September 21, 1998.

                          DESCRIPTION OF THE SECURITIES

              The Private Securities were, and the Exchange Securities will be, issued under the Indenture, dated as of January 16, 1998, between the Company, as issuer, and The Chase Manhattan Bank, as Trustee. A copy of the Indenture has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by reference to the Trust Indenture Act of 1939, as amended. Whenever particular defined terms of the Indenture not otherwise defined herein are referred to, such defined terms are incorporated herein by reference. For definitions of certain capitalized terms used in the following summary, see "-- Certain Definitions."

General

              The 2003 Notes will be limited to $200 million aggregate principal amount, the 2005 Notes will be limited to $275 million aggregate principal amount, the 2008 Notes will be limited to $150 million aggregate principal amount and the 2028 Debentures will be limited to $125 million aggregate principal amount. The 2003 Notes will bear interest at the rate of 6% per annum, the 2005 Notes will bear interest at the rate of 6-1/8% per annum, the 2008 Notes will bear interest at the rate of 6-3/8% per annum, and the 2028 Debentures will bear interest at the rate of 6-7/8% per annum, in each case, from January 16, 1998 or from the most recent interest payment date to which interest has been paid or duly provided for, payable semi-annually on each January 15 and July 15 commencing July 15, 1998, to the persons in whose names the Securities are registered at the close of business on the January 1 or July 1 as the case may be, preceding such January 15 or July 15.

              The 2003 Notes will mature on January 15, 2003, the 2005 Notes will mature on January 15, 2005, the 2008 Notes will mature on January 15, 2008, and the 2028 Debentures will mature on January 15, 2028. The Securities will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

              The Securities will be issued only in fully registered book-entry form, without coupons, in denominations of $100,000 and integral multiples of $1,000 in excess thereof. No service charge will be made for any transfer or exchange of the Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 302, 305). The Securities will be represented by Global Securities (as defined below) registered in the name of a nominee of the Depository. Except as set forth under "Book-Entry; Delivery and Form" below, Securities will not be issuable in certificated form.

Book-Entry; Delivery and Form

              Exchange Securities issued in exchange for the Private Securities currently represented by one or more fully registered global securities will be represented by one or more fully registered global securities (collectively, the "Global Securities"), and will be deposited upon issuance with the Depository or an agent of the Depository and registered in the name of the Depository or a nominee of the Depository (the "Global Security Registered Owner"). Except as set forth below, Global Securities may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

              Exchange   Securities   issued  in  exchange  for  other   Private
Securities will be issued in registered, certificated form without interest coupons.

              The Depository has advised the Company that the Depository is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in the accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants or Indirect Participants may beneficially own securities held by or on behalf of the Depository only through the Participants or the Indirect Participants. The ownership interests and transfer of ownership interests of such persons held by or on behalf of the Depository are recorded on the records of the Participants and Indirect Participants.

              The Depository has also advised the Company that pursuant to procedures established by it, (i) upon deposit of a Global Security, the Depository will credit the accounts of its Participants with portions of the principal amount of such Global Security representing the Exchange Securities issued in exchange for the Private Securities that each such Participant has instructed the Depository to surrender for exchange and (ii) ownership of such interests in such Global Security will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depository (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in such Global Security).

              Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Exchange Securities, including any Global Security, are registered as the owners thereof for the purpose of receiving payments in respect of the principal of and premium, if any, and interest on any Exchange Securities and for any and all other purposes whatsoever. Payments on any Exchange Securities registered in the name of the Global Security Registered Owner will be payable by the Trustee to the Global Security Registered Owner in its capacity as the registered holder under the Indenture. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of the Depository's records or the records of any Participant or Indirect Participant relating to or payments made on account of beneficial ownership interests in any Global Security, or for maintaining, supervising or reviewing any of the Depository's records or records of any Participant or Indirect Participant relating to the beneficial ownership interests in any Global Security or (ii) any other matter relating to the actions and practices of the Depository or any of its Participants or Indirect Participants. The Depository has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Exchange Securities (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of the Depository unless the Depository has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Exchange Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of the Depository, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by the Depository or any of its Participants or Indirect Participants in identifying the beneficial owners of the Exchange Securities, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from the Global Security Registered Owner for all purposes.

Redemption

              Each series of the Securities will be redeemable as a whole or in part at the option of the Company at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 10 basis points in the case of the 2003 Notes, 15 basis points in the case of the 2005 Notes, 20 basis points in the case of the 2008 Notes and 20 basis points in the case of the 2028 Debentures, plus, in each case, accrued interest thereon to the date of redemption. The Securities shall not be subject to any sinking fund.

              "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

              "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities, as the case may be, to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities, as the case may be. "Independent Investment Banker" means one of the Reference Treasury Dealer appointed by the Trustee after consultation with the Company.

              "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations actually obtained by the Trustee for such redemption date. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

              "Reference Treasury Dealer" means each of Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Salomon Brothers Inc, and their respective successors; provided, however that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

              Notice of any redemption will be mailed at least 30 days but no more than 60 days before the redemption date to each holder of Securities to be redeemed.

                  Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Securities or portions thereof called for redemption.

Covenants

              Liens.  The  Indenture  provides that the Company will not create, incur, assume or guarantee and will not permit any Restricted Subsidiary (as defined below) to create, incur, assume or guarantee any indebtedness that is secured by a mortgage, security interest, pledge or lien (collectively, "lien") on any Principal Property or shares of capital stock or indebtedness of any Restricted Subsidiary, whether owned at the date of the Indenture or thereafter acquired, without effectively providing that the Securities shall be secured by such lien equally and ratably with any and all other indebtedness thereby secured. The foregoing restrictions, however, shall not apply to, among others, indebtedness secured by (i) liens on any Principal Property acquired, constructed or improved by the Company or any Restricted Subsidiary after the date of the Indenture to secure indebtedness incurred for the purpose of financing all or any part of the construction costs of such Principal Property or the improvements thereon or liens on any Principal Property at the time of its acquisition; (ii) liens on property or shares of capital stock or indebtedness of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially entirety to the Company or a Restricted Subsidiary;
(iii) liens on property or shares of capital stock or indebtedness of a corporation existing at the time such corporation becomes a Restricted Subsidiary; (iv) liens to secure indebtedness of any Restricted Subsidiary to the Company or another Restricted Subsidiary but only so long as such indebtedness is held by the Company or a Restricted Subsidiary; (v) liens in favor of the United States of America or any state thereof, or any department agency or political subdivision of the United States of America or any state thereof, to secure partial progress, advance or other payments pursuant to any contract or statute including, without limitation, liens to secure indebtedness represented by pollution control or industrial revenue bonds, or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the portion of the property subject to such liens; (vi) certain liens in favor of a customer in respect of payments for goods produced for or services rendered to such customer; (vii) liens existing at the date of the Indenture; (viii) mechanics' or other similar liens arising in the ordinary course of business; (ix) certain pledges or deposits, liens resulting from litigation or judgments, taxes or other governmental charges or landlord or tenant rights and liens incidental to the conduct of the business or the ownership of the property and assets of the Company or a Restricted Subsidiary and which do not, in the opinion of the Company, materially detract from the value of the property or assets or materially impair the use thereof in the operation of the business of the Company, and its Restricted Subsidiaries, taken as a whole; and (x) liens for the sole purpose of extending, renewing or replacing in whole or in part any lien referred to in the foregoing clauses (i) to (ix), inclusive, or in this clause (x), provided that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property subject to the lien so extended, renewed or replaced (plus improvements on such property). (Section 1006).

              For purposes of the "Liens" covenant described herein, the giving of a guarantee which is secured by a lien on a Principal Property (including shares of capital stock or indebtedness) of a Restricted Subsidiary and the creation of a lien on Principal Property (including shares of capital stock or indebtedness) of the Company or of any Restricted Subsidiary to secure indebtedness which existed prior to the creation of such lien will be deemed to involve the creation of indebtedness secured by a lien in an amount equal to, without duplication, the principal amount secured by such lien.

              Sale and Lease-Back Transactions. The Indenture provides that the Company will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property (except for (x) leases existing at the date of the Indenture, (y) leases of not more than three years and (z) leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries), which property has been owned and operated by the Company or any Restricted Subsidiary for more than 180 days and has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in anticipation of such leasing (a "Sale and Lease-Back Transaction"), unless either (a) the Company or such Restricted Subsidiary would be entitled to incur indebtedness secured by a lien on such property without equally and ratably securing the Securities pursuant to the Indenture or (b) the Company shall apply an amount equal to the Attributable Debt (as defined below) of such Sale and Lease-Back Transaction to (i) the acquisition of another Principal Property of equal or greater fair market value, (ii) the retirement of indebtedness for borrowed money, including the Securities, incurred or assumed by the Company or any Restricted Subsidiary (other than indebtedness for borrowed money owed to the Company or any Restricted Subsidiary) or (iii) any combination of the foregoing. Notwithstanding the foregoing, no retirement referred to in clause
(ii) of the preceding sentence may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision. (Section 1007).

              Exemption from Limitations. Notwithstanding the restrictions described above, the Company or any Restricted Subsidiary may, without equally and ratably securing the Securities, create, incur, assume, or guarantee indebtedness secured by liens and enter into Sale and Lease-Back Transactions which would otherwise be restricted by the foregoing provisions, provided that at such time (and after giving effect to the transactions, to the receipt and application of the net proceeds thereof and to the retirement of any indebtedness which is concurrently being retired out of such proceeds) the sum of the aggregate indebtedness secured by such liens plus the Attributable Debt of all Sale and Lease-Back Transactions shall not exceed 10% of Consolidated Net Tangible Assets (as defined below) as determined in accordance with the most recent published consolidated balance sheet of the Company. (Section 1008).

              Certain Definitions. Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the Indenture. Reference is made to the Indenture for the full definition of all terms as well as any other capitalized term used herein for which no definition is provided.

              "Attributable Debt" means, as to any particular lease under which any Person is at the time liable at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof, excluding renewals, discounted at a rate per annum equal to the prevailing market interest rate, at the time such lease was entered into, on United States Treasury obligations having a maturity substantially the same as the average term of such lease, plus 3%. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and contingent rents such as those based on sales. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

              "Consolidated Net Tangible Assets" means the total assets shown on the most recent audited annual consolidated balance sheet of the Company and its consolidated subsidiaries, after deducting the amount of all current liabilities and intangible assets.

              "Principal Property" means any satellite or satellite systems equipment, whether under development or in operation, manufacturing, development, testing or research facility or warehouse (including, without limitation, land, fixtures and equipment) owned or leased by the Company or any Restricted Subsidiary (including any of the foregoing owned or leased after the date of the Indenture), but not including (a) any property which in the good faith determination of the Board of Directors of the Company is not of material importance to the total business conducted by the Company as an entirety or (b) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.

              "Restricted Subsidiary" means a subsidiary of the Company which owns a Principal Property.

Restriction upon Merger and Sale of Assets

              The Indenture provides that no merger of the Company with or sale of the Company's property substantially as an entirety to any other corporation shall be made if, as a result, properties or assets of the Company would become subject to a mortgage or lien which would not be permitted by the Indenture, unless the Securities shall be equally and ratably secured with such obligations. Any successor entity must be a corporation organized in the United States, shall expressly assume the due and punctual payment of the principal (and premium, if any) and interest on the Securities and, immediately after giving effect to a merger or consolidation, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing. (Section 801).

Modification of the Indenture

              Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of each series of outstanding Securities affected by such modification or amendment; but no such modification or amendment may, without the consent of the Holder of each outstanding Security affected thereby,
(a) change the stated maturity of the principal of, or any installment of interest on, any Securities, (b) reduce the principal amount of or interest on any Securities, (c) change the place or currency of payment of principal of or interest on any Securities, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Securities, (e) reduce the percentage in principal amount of outstanding Securities, the consent of whose Holders is required for modification or amendment of the Indenture, (f) reduce the percentage in principal amount of outstanding Securities necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or (g) modify such provisions with respect to modification and waiver. (Section 902).

              The Holders of at least a majority in principal amount of the outstanding Securities may waive compliance by the Company with certain restrictive provisions of the Indenture. (Section 1012). The Holders of a majority in principal amount of the outstanding Securities may waive any past default under the Indenture, except a default in the payment of principal or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each outstanding Security affected. (Section 513).

Events of Default

              The following are Events of Default under the Indenture with respect to each series of Securities issued thereunder: (a) failure to pay principal of or any premium on such series when due, and (b) failure to pay interest on such series when due, continued for 30 days.

              The  following  are Events of  Default  under the  Indenture  with respect to each series of  Securities or all  Securities  (acting as one class):
(a) failure to perform or breach of any other covenant of the Company in the Indenture continued for 90 days after written notice by the Trustee or Holders of at least 25% of the principal amount of such outstanding Securities as provided in the Indenture; (b) certain events of bankruptcy, insolvency or reorganization of the Company; and (c) a default under any other indenture or instrument evidencing or under which the Company has outstanding any indebtedness for borrowed money in a principal amount of $25 million or more in the aggregate, as a result of which such indebtedness shall have been accelerated without such indebtedness having been discharged or such acceleration having been annulled within 15 days after written notice thereof shall first have been received by the Company from the Trustee or by such Trustee and the Company from the Holders of at least 25% in aggregate principal amount of such outstanding Securities, provided that if such default shall be cured or waived pursuant to such other indenture or instrument, it shall cease to be an Event of Default under the Indenture and any acceleration of such Securities shall be automatically rescinded and annulled without action by the Trustee or the Holders of such Securities. (Section 501).

              If an Event of Default with respect to the Securities of any series (or of all series, as the case may be) shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of such outstanding Securities may declare the principal amount of such Securities to be due and payable immediately. At any time after a declaration of acceleration with respect to the Notes of any series (or of all series, as the case may be) has been made but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of such outstanding Securities may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made, or deposited with the Trustee and all other Events of Default with respect to such Securities have been cured or waived. (Section 502).

              The Indenture requires the Company to file annually with the Trustee a written statement signed by two officers of the Company as to the absence of certain defaults under the terms of the Indenture. The Indenture provides that the Trustee may withhold notice to the Holders of any default (except in payment of principal or premium, if any, or interest) if it considers it in the interest of the Holders to do so. (Sections 602, 1010).

              Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Indenture provides that the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of Holders unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for indemnification and certain other rights of the Trustee, the Indenture provides that the Holders of a majority in principal amount of the Securities then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Sections 512, 603).

Defeasance and Discharge

              The terms of each series of Securities provide the Company with the option to be discharged from any and all obligations to Holders of such series of Securities (except for certain obligations to register the transfer or exchange of Securities, to replace stolen, lost or mutilated Securities, to maintain paying agencies and hold moneys for payment in trust) upon the deposit with the Trustee, in trust, of money or U.S. Government Obligations (as defined), or both, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any) and interest on the stated maturity of such payments in accordance with the terms of the Indenture and such Securities. Such option may be exercised only if the Company has received from, or there has been published by, the United States Internal Revenue Service (the "IRS") a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to such Holders. (Section 403).

Defeasance of Certain Covenant

              The terms of each series of Securities provide the Company with the option to omit to comply with the covenants described under the headings "Liens" and "Sale and Lease-Back Transactions" above. The Company, in order to exercise such option, will be required to deposit with the Trustee money or U.S. Government Obligations, or both, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay principal (and premium, if any) on the Stated Maturity (as defined) of such payments in accordance with the terms of the Indenture and such Securities. The Company will also be required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the Holders of such series to recognize income, gain or loss for federal income tax purposes. (Section 1009).

Certain Tax Considerations

              Chadbourne & Parke LLP has advised the Company that because the Exchange Securities should not be considered to differ materially from the Private Securities, the exchange of the Private Securities for the Exchange Securities pursuant to the Exchange Offer should not result in any material federal income tax consequences to Holders. For a full description of the basis of, and limitations on, this opinion, see "Certain U.S. Federal Income Tax Considerations."

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

              The following discussion, which was prepared by Chadbourne & Parke LLP, summarizes the material U.S. federal income tax consequences of the exchange of the Private Securities for the Exchange Securities pursuant to the Exchange Offer. This discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, judicial authority, current administrative rulings and practice, and existing and proposed Treasury Regulations, all as in effect and existing on the date hereof. Legislative, judicial or administrative changes or interpretations after the date hereof could alter or modify the validity of this discussion and the conclusions set forth below. Any such changes or interpretations may be retroactive and could adversely affect a Holder of the Private Securities or Exchange Securities.

              THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY. EACH HOLDER OF A PRIVATE SECURITY THAT IS CONSIDERING THE EXCHANGE OF THE PRIVATE SECURITY FOR AN EXCHANGE SECURITY IN THE EXCHANGE OFFER IS STRONGLY URGED TO CONSULT WITH ITS OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES ARISING UNDER FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX LAWS FROM THE EXCHANGE OF THE PRIVATE SECURITIES FOR THE EXCHANGE SECURITIES PURSUANT TO THE EXCHANGE OFFER.

Exchange Offer

              The exchange of Private Securities for Exchange Securities pursuant to the Exchange Offer should not be treated as a taxable transaction for U.S. federal income tax purposes because the Exchange Securities will not be considered to differ materially in kind or extent from the Private Securities. Rather, the Exchange Securities received by any Holder should be treated as a continuation of such Holder's investment in the Private Securities. As a result, there should be no material U.S. federal income tax consequences to Holders exchanging Private Securities for Exchange Securities pursuant to the Exchange Offer, and each Holder should have the same adjusted issue price, adjusted basis and holding period in the Exchange Securities as it had in the Private Securities immediately prior to the exchange.

                              PLAN OF DISTRIBUTION

              This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of any Exchange Securities received in exchange for Private Securities acquired by such broker-dealer as a result of market-making or other trading activities. Each broker-dealer that receives Exchange Securities for its own account in exchange for such Private Securities pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Company has agreed that for a period of up to 180 days after the closing of the Exchange Offer, it will make this Prospectus, as amended or supplemented, available to any such broker-dealer that requests copies of this Prospectus in the Letter of Transmittal for use in connection with any such resale.

              The Company will not receive any proceeds from any sale of Exchange Securities by broker-dealers or any other persons. Exchange Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions or through the writing of options on the Exchange Securities, or a combination of such methods of resale, at market prices prevailing at the time of resale or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer in exchange for Private Securities acquired by such broker-dealer as a result of market-making or other trading activities and any broker-dealer that participates in a distribution of such Exchange Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

              The Company has agreed to pay all expenses incident to the Company's performance of, or compliance with, the Registration Rights Agreement and will indemnify the holders of Private Securities (including any broker-dealers), and certain parties related to such holders, against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

              The validity of the Exchange Securities and certain U.S. federal income tax consequences relating to the Exchange Securities will be passed upon for the Company by Chadbourne & Parke LLP, New York, New York, special counsel to the Company.


                                     EXPERTS

              The consolidated financial statements of PanAmSat Corporation and subsidiaries and predecessor entity as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

              The consolidated  financial  statements of PanAmSat  International and subsidiaries and predecessor entity as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994 of PanAmSat International included in this Prospectus have been audited by Arthur Andersen LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing in giving said report.

                          INDEX TO FINANCIAL STATEMENTS


                                                                           Page
PanAmSat Consolidated Financial Statements

Independent Auditors' Report......................................          F-2

Consolidated Statements of Income for Each of the Three Years
    Ended December 31, 1997.......................................          F-3

Consolidated Balance Sheets--December 31, 1997 and 1996...........          F-4

Consolidated Statements of Changes in Stockholders' Equity for
    Each of the Three Years Ended December 31, 1997...............          F-6

Consolidated Statements of Cash Flows for Each of the Three Years
    Ended December 31, 1997.......................................          F-7

Notes to Consolidated Financial Statements........................          F-8

PanAmSat International Financial Statements

Report of Independent Public Accountants..........................         F-22

Balance Sheets--December 31, 1996 and 1995 .......................         F-23

Statements of Operations--Year Ended December 31, 1996, 1995 and
    1994..........................................................         F-25

Statements of Stockholders' Equity and Partners' Equity for Each
    of the Three Years Ended December 31, 1996....................         F-26

Statements of Cash Flows--Years Ended December 31, 1996, 1995 and
    1994..........................................................         F-27

Notes to Consolidated Financial Statements........................         F-29

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors of
   PanAmSat Corporation

              We have audited the accompanying consolidated balance sheets of PanAmSat Corporation and subsidiaries and predecessor entity as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

              We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

              In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PanAmSat Corporation and subsidiaries and predecessor entity as of December 31, 1997 and 1996 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Stamford,  Connecticut
January 23,  1998  (except for Note 4,
which is March 9, 1998)

                                                        PANAMSAT CORPORATION

                                                 CONSOLIDATED STATEMENTS OF INCOME
                                                  December 31, 1997, 1996 and 1995
                                                           (In Thousands)

                                                                           1997          1996         1995
                                                                           ----          ----         ----

REVENUES:

     Operating leases, satellite services and other.............       $558,622      $319,084     $236,382

     Outright sales and sales-type leases.......................         71,317       163,686      149,744
                                                                       --------      --------     --------
         Total revenues.........................................        629,939       482,770      386,126
                                                                       --------      --------     --------
OPERATING COSTS AND EXPENSES:

     Cost of outright sales and sale-type leases................         20,476        52,969       49,616

     Leaseback expense, net of deferred gains...................         61,907        59,927       36,597

     Depreciation and amortization..............................        149,592        58,523       76,522

     Direct operating costs.....................................         61,199        34,794       29,931

     Selling, general and administrative expenses...............         42,561        34,119       30,146
                                                                       --------      --------     --------
         Total operating costs and expenses.....................        335,735       240,332      222,812
                                                                       --------      --------     --------
INCOME FROM OPERATIONS..........................................        294,204       242,438      163,314

INTEREST EXPENSE--Net............................................       (30,973)       (4,903)      (5,828)

OTHER INCOME....................................................            385         2,184        7,892
                                                                       --------      --------     --------
INCOME BEFORE INCOME TAXES, MINORITY INTEREST AND EXTRAORDINARY
     ITEM.......................................................        263,616       239,719      165,378

INCOME TAXES....................................................        117,325        89,895       62,017
                                                                       --------      --------     --------
INCOME BEFORE MINORITY INTEREST AND EXTRAORDINARY ITEM..........
                                                                        146,291       149,824      103,361

MINORITY INTEREST--Subsidiary preferred stock dividend...........        12,819             -           -
                                                                       --------      --------     --------
INCOME BEFORE EXTRAORDINARY ITEM................................        133,472       149,824      103,361

EXTRAORDINARY ITEM, LOSS ON EXTINGUISHMENT OF DEBT, NET OF TAX..
                                                                         20,643             -            -
                                                                       --------      --------     --------
NET INCOME......................................................       $112,829      $149,824     $103,361
                                                                       ========      ========     ========

                See notes to consolidated financial statements.

                                                       PANAMSAT CORPORATION

                                                    CONSOLIDATED BALANCE SHEETS
                                                     December 31, 1997 and 1996
                                                           (In Thousands)

                                                                                           1997             1996
                                                                                           ----              ----
ASSETS

CURRENT ASSETS:

     Cash and cash equivalents................................................       $   91,739       $       29

     Accounts receivable--net.................................................           41,030           21,742

     Net investment in sale-type leases.......................................           27,757           20,634

     Prepaid expenses and other...............................................           77,891           23,313

     Deferred income taxes....................................................           46,940           46,989
                                                                                   ------------     ------------
         Total current assets.................................................          285,357          112,707
                                                                                   ------------     ------------
SATELLITES AND OTHER PROPERTY AND EQUIPMENT--Net...............................       2,506,082          720,225

NET INVESTMENT IN SALES-TYPE LEASES...........................................          324,689          320,610

GOODWILL--Net of amortization..................................................       2,498,498           72,896

DEFERRED CHARGES--Including deferred income taxes of $28,073
     in 1996..................................................................           67,808           49,078
                                                                                   ------------     ------------
TOTAL ASSETS..................................................................       $5,682,434       $1,275,516
                                                                                   ============     ============


                See notes to consolidated financial statements.

                                                        PANAMSAT CORPORATION

                                                    CONSOLIDATED BALANCE SHEETS
                                                     December 31, 1997 and 1996
                                                 (In Thousands, Except Share Data)

                                                                                            1997              1996
                                                                                            ----              ----

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current portion of long-term debt.........................................        $   16,398          $      -
    Accounts payable and accrued liabilities..................................            26,828            30,941
    Deferred gains on sale-leasebacks.........................................            42,870            42,871
    Deferred revenues.........................................................            18,822             5,424
                                                                                    ------------      ------------
        Total current liabilities.............................................           104,918            79,236

DUE TO AFFILIATES (PRINCIPALLY MERGER-RELATED INDEBTEDNESS)...................         1,802,195                 -
LONG-TERM DEBT................................................................           640,123                 -
DEFERRED GAINS ON SALE-LEASEBACKS.............................................           191,882           234,751
DEFERRED INCOME TAXES.........................................................           179,267                 -
OTHER LIABILITIES AND DEFERRED CREDITS........................................           103,029            51,595
ACCRUED OPERATING LEASEBACK EXPENSE...........................................           100,184           107,841
                                                                                    ------------      ------------
TOTAL LIABILITIES.............................................................         3,121,598           473,423
                                                                                    ------------      ------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
    Parent company's net investment...........................................                 -           802,093
    Common stock, $0.01 par value--400,000,000 shares authorized;
        149,135,654 shares issued and outstanding.............................             1,491                 -
    Additional paid-in capital................................................         2,501,344                 -
    Retained earnings.........................................................            58,001                 -
                                                                                    ------------      ------------
        Total stockholders' equity............................................         2,560,836           802,093
                                                                                    ------------      ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY....................................        $5,682,434        $1,275,516
                                                                                    ============      ============


                See notes to consolidated financial statements.

                                                       PANAMSAT CORPORATION

                                     CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                            Years Ended December 31, 1997, 1996 and 1995
                                                 (In Thousands, Except Share Data)


                                                Parent             Common Stock          Additional
                                              Company's              Par Value             Paid-In       Retained
                                            Net Investment        Shares       Amount      Capital       Earnings
                                            --------------      ------------   -------    ----------     --------

     BALANCE, JANUARY 1, 1995.............  $     471,310                 -     $     -   $         -    $        -
       Net contributions from Parent......         186,720                -           -             -             -
       Net income.........................         103,361                -           -             -             -
                                              ------------      ------------   --------    -----------    ---------

     BALANCE, DECEMBER 31, 1995...........         761,391                -           -             -             -
       Net distributions to Parent........       (109,122)                -           -             -             -
       Net income.........................         149,824                -           -             -             -
                                              ------------      ------------   --------    -----------    ---------

     BALANCE, DECEMBER 31, 1996...........         802,093                -           -             -             -
       Net income prior to Merger.........          54,828                -           -             -      (54,828)
       Net contributions from Parent......         370,424                -           -             -             -
       Capitalization in connection with       (1,227,345)      149,122,807       1,491     2,500,854             -
       Merger
       Additional issuance of stock.......               -           12,847           -           490             -
       Net income.........................               -                -           -             -       112,829
                                              ------------      ------------   --------    -----------    ---------

     BALANCE, DECEMBER 31, 1997...........  $            -      149,135,654      $1,491    $2,501,344      $ 58,001
                                              ============      ============     ======    ===========    =========



                See notes to consolidated financial statements.

                                                       PANAMSAT CORPORATION

                                               CONSOLIDATED STATEMENTS OF CASH FLOWS
                                            Years Ended December 31, 1997, 1996 and 1995
                                                           (In Thousands)

                                                                                               1997           1996         1995
                                                                                               ----           ----         ----

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:

Net income.........................................................................      $  112,829       $149,824     $103,361
Adjustments to reconcile net income to net cash provided by operating activities:..
   Cost of outright sales..........................................................               -         14,523        5,990
   Gross profit on sales-type leases...............................................        (33,180)       (51,802)     (62,855)
   Depreciation and amortization...................................................         149,592         58,523       76,522
   Deferred income taxes...........................................................         129,065       (21,399)     (18,235)
   Amortization of gains on sale-leasebacks........................................        (42,870)       (41,559)     (27,133)
   Provision for uncollectible receivables.........................................               -          1,315      (6,666)
   Interest expense capitalized....................................................        (80,468)       (14,613)     (10,147)
   Minority interest...............................................................          12,819              -            -
   Extraordinary item..............................................................          20,643              -            -
Changes in assets and liabilities, net of acquired assets and liabilities:.........
   Collections on investments in sales-type leases.................................          21,978         31,204       19,554
   Operating lease and other receivables...........................................         (8,086)        (6,053)      (6,543)
   Prepaid expenses and other current assets.......................................        (37,333)          1,725      (1,604)
   Accounts payable and accrued liabilities........................................       (130,921)          (935)        8,486
   Accrued operating leaseback expense.............................................         (7,657)         38,738        3,441
   Deferred revenues and other.....................................................        (44,685)        (8,253)        (481)
                                                                                        -----------     ----------   ----------
     Net cash provided by operating activities.....................................          61,726        151,238       83,690
                                                                                        -----------     ----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisition of PanAmSat International, net of cash acquired.....................     (1,486,266)              -            -
   Capital expenditures............................................................       (541,879)      (294,122)    (270,396)
   Proceeds from sale-leaseback of satellite transponders..........................               -        252,000            -
   Proceeds from sale of marketable securities.....................................         388,173              -            -
                                                                                        -----------     ----------   ----------
     Net cash used in investing activities.........................................     (1,639,972)       (42,122)    (270,396)
                                                                                        -----------     ----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   New borrowings (including acquisition borrowings of $1.725 billion).............       2,391,836              -            -
   Net contributions from (distributions to) parent company........................               -      (109,122)      186,720
   Parent company contributions prior to the Merger................................         370,424              -            -
   Repayments of long-term debt....................................................     (1,092,794)              -            -
   Stock issued to 401(k) plan.....................................................             490              -            -
                                                                                        -----------     ----------   ----------
     Net cash provided by (used in) financing activities...........................       1,669,956      (109,122)      186,720
                                                                                        -----------     ----------   ----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                         91,710            (6)           14
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                                     29             35           21
                                                                                        -----------     ----------   ----------
CASH AND CASH EQUIVALENTS, END OF YEAR                                                   $   91,739       $     29    $      35
                                                                                        ===========     ==========   ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash received for interest......................................................      $   22,229       $      -    $       -
                                                                                        ===========     ==========   ==========
   Cash paid for interest..........................................................      $  109,858       $      -    $       -
                                                                                        ===========     ==========   ==========
   Cash paid for taxes.............................................................      $  105,218       $      -    $       -
                                                                                        ===========     ==========   ==========


                See notes to consolidated financial statements.

                              PANAMSAT CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 1997, 1996 and 1995
                  (Dollars in Thousands, Except Per Share Data)

1.       BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS

              Basis of Presentation -- Effective May 16, 1997, PanAmSat Corporation (the "Company") acquired the business of PanAmSat International Systems, Inc. (then operating under its previous name, PanAmSat Corporation) ("PanAmSat International"). In connection with the acquisition, the net assets of the Galaxy Business of Hughes Communications, Inc. (the "Galaxy Business") were contributed to the Company. (As used herein, the Company refers to the business and operations of PanAmSat Corporation and the Galaxy Business, its predecessor entity.) The consideration paid to PanAmSat International's common stockholders consisted of $1.5 billion in cash and 42.5 million shares of common stock of the Company having an estimated value of $1.3 billion. The acquisition of PanAmSat International was accounted for as a purchase and its operating results have been consolidated from the date of acquisition. The purchase price exceeded the estimated fair value of PanAmSat International's net assets (principally satellites) by approximately $2.5 billion, which has been allocated to goodwill and is being amortized on a straight-line basis over forty years.

              In a separate but related transaction, as a condition precedent to the merger, the Company redeemed 7.5 million shares of its common stock that was received by a PanAmSat International stockholder for $225 million in cash, and these proceeds were used by the former PanAmSat International stockholder to acquire the Company's rights to equity interests in certain direct-to-home businesses in Latin America and the Iberian Peninsula (the "DTH Rights").

              In connection with the transactions described above, the Company borrowed $1.725 billion from Hughes Electronics Corporation ("Hughes"), a wholly owned subsidiary of General Motors Corporation ("GM") and owner of 71 1/2% of the Company's common stock. The Hughes borrowings initially had a term of three years, a floating interest rate of London Interbank Offered Rate ("LIBOR") plus 2% and quarterly principal payments of $50 million commencing in August 1998. (See Note 7 for a description of certain modifications made to the terms of these borrowings.)

              As a result of the merger transactions described above (the "Merger"), the Company acquired the indebtedness of PanAmSat International consisting primarily of 9 3/4% Senior Secured Notes due 2000 and 11-3/8% Senior Subordinated Discount Notes due 2003, as well as its 12 3/4% Mandatorily Exchangeable Senior Redeemable Preferred Stock due 2005 (the "Preferred Stock"). During the third quarter of 1997, PanAmSat International exchanged the Preferred Stock into 12 3/4% Senior Subordinated Notes due 2005. These debt instruments are collectively referred to as the "Old Notes."

         The principal components of the Merger were as follows:

         Fair value of assets acquired (excluding goodwill)..........$1,954,902
         Goodwill.....................................................2,470,000
         Fair value of liabilities assumed (including Old Notes).....(1,424,902)
         Fair value of common stock issued...........................(1,275,000)
                                                                     -----------
         Debt issued in connection with the Merger....................1,725,000
         Less: Cash acquired..........................................(238,734)
                                                                     -----------
         Net cash paid in connection with the Merger.................$1,486,266
                                                                     ===========

                              PANAMSAT CORPORATION

              Unaudited pro forma summary results of operations as if PanAmSat International had been acquired at the beginning of 1997 and 1996 are presented below (in thousands, except per share data):

                                                                                             1997                1996
                                                                                             ----               -----

             Revenues...............................................................     $755,980            $729,713
             Income before extraordinary items......................................     $118,628            $ 55,454
             Net Income.............................................................     $ 97,985            $ 55,454
             Income before extraordinary item per share--basic and diluted...........    $   0.80            $   0.37
             Net income per share--basic and diluted.................................    $   0.66            $   0.37

              The unaudited pro forma results of operations include adjustments to reflect the issuance of certain indebtedness related to the Merger, fair value adjustments and the recognition of goodwill associated with the transaction. The unaudited pro forma results exclude the impact of PanAmSat International's $225 million pretax gain on the sale of the DTH Rights, as well as certain professional and advisory fees and other expenses incurred by PanAmSat International in connection with the Merger totaling $31.6 million, both of which are nonrecurring items which are not indicative of the Company's ordinary course of business. The pro forma earnings per share for the years ended December 31, 1997 and 1996 is calculated on a basic and diluted basis using the pro forma average number of common shares assumed to be outstanding during the period.

              Description of the Business--PanAmSat is the world's largest commercial provider of satellite-based communications services through its global network of 17 satellites (excluding Brasilsat A1, which is in inclined orbit and does not provide the Company with a significant source of revenues) that provide state-of-the-art telecommunications services for customers worldwide. The Company is a leading provider of satellite capacity for television program distribution to network, cable and other redistribution sources in the United States, Latin America, Africa, south Asia and the Asia-Pacific region. The Company also provides satellite services and related technical support for live transmissions for news and special events coverage. In addition, PanAmSat provides satellite services to telecommunications carriers, corporations and Internet service providers for the provision of satellite-based communications networks, including private corporate networks employing very small aperture antennas and international access to the U.S. Internet backbone.

              Prior to the Merger, the Galaxy Business was an operating division of a wholly owned subsidiary of Hughes and its financial information for these periods was derived from the historical financial statements of the subsidiary based upon assumptions that the Company's management believes represent a reasonable basis for presenting results of operations and financial position. Financial data for these periods also included the allocation of certain corporate expenses of Hughes and its wholly owned subsidiary based upon a systematic allocation process that was uniformly applied to similar operating business units of Hughes.

2.       SIGNIFICANT ACCOUNTING POLICIES

              Principles of Consolidation--The consolidated financial statements include the accounts of the Company and its domestic and foreign subsidiaries. All significant intercompany balances and transactions have been eliminated.

              Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported therein. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may be based upon amounts that differ from those estimates.

              Revenue Recognition--The Company enters into contracts to provide satellite capacity and related services. Revenues are generated from outright sale, sales-type lease and operating lease contracts with customers to provide satellite

                              PANAMSAT CORPORATION
transponders and transponder capacity and, in certain cases, earth station and teleport facilities, for periods ranging from one year to the life of the satellite. Virtually all contracts stipulate payment terms in U.S. dollars.

              Pursuant to an outright sale contract, all rights and title to a transponder may be purchased. In connection with an outright sale, the Company recognizes the sale amount as revenue and the cost basis of the transponder is removed and charged to cost of sales. Contracts for the sale of transponders include a telemetry, tracking and control ("TT&C") service agreement with the customer.

              Lease contracts qualifying for capital lease treatment (typically based on the term of the lease) are accounted for as sales-type leases. For sales-type lease transactions, the Company recognizes as revenue the net present value of the future minimum lease payments. The cost basis of the transponder is removed and charged to cost of sales. During the life of the lease, the Company recognizes as revenue in each respective period, that portion of each periodic lease payment deemed to be attributable to interest income. The balance of each periodic lease payment, representing principal repayment, is recognized as a reduction of the net investment in sales-type leases. Interest income from sales-type leases of approximately $38 million, $41 million and $27 million is included in sales-type lease revenues for the years ended December 31, 1997, 1996 and 1995, respectively.

              Lease contracts that do not qualify as sales-type leases are accounted for as operating leases. Operating lease revenues are recognized on a straight-line basis over the lease term. Differences between operating lease payments received and revenues recognized are deferred and included in operating lease receivables. Revenues for occasional services are recognized as services are performed and billed. The Company has certain obligations, including providing spare or substitute capacity if available, in the event of satellite service failure under certain long-term agreements. If no spare or substitute capacity is available, the agreements may be terminated. Except for certain deposits, the Company is not obligated to refund payments previously made.

              The Company has entered into sale-leaseback agreements for the sale of certain of its satellite transponders that are subject to operating leases. Gains resulting from such transactions are deferred and amortized over the leaseback period. Leaseback expense is recorded using the straight-line method over the term of the lease, net of the amortization of the deferred gains. Differences between operating leaseback payments made and expense recognized are deferred and included in accrued operating leaseback expense.

              Future cash payments expected from customers under all long-term arrangements described above aggregate approximately $7.0 billion as of December 31, 1997.

              Fair Value of Financial Instruments--The carrying amounts of cash, accounts receivables, accounts payable and accrued liabilities approximate their fair values generally due to the short maturity of these items. The carrying amount of the net investment in sales-type leases approximates fair value based on the interest rates implicit in the leases.

              At December 31, 1997, in connection with its debt refinancing activities, the Company entered into certain U. S. Treasury rate lock contracts to reduce its exposure to fluctuations in interest rates. The aggregate nominal value of these contracts was $375 million and these contracts were accounted for as hedges because they were applied to a specific refinancing plan that was consummated shortly after December 31, 1997. The fair value of these financial instruments at December 31, 1997 approximated their contract value. The cost to unwind these instruments in 1998 will be amortized to expense over the term of the newly placed debt securities to which such hedges were applied.

              Concentration of Credit Risk--The Company provides satellite transponders and related services and extends credit to a large number of customers in the commercial satellite communications market. Management monitors its exposure to credit losses and maintains allowances for anticipated losses which are charged to selling, general and administrative expenses. The currency in which the majority of the contracts are denominated is the U.S. dollar.

                              PANAMSAT CORPORATION

                  Cash and Cash Equivalents--Cash and cash equivalents consists of cash on hand and highly liquid investments with maturities at date of acquisition of three months or less.

                  Accounts Receivable--Accounts receivable include amounts earned under service agreements and occasional services which are billable as performed. An allowance for doubtful accounts was provided for in the amount of approximately $1.0 million and $0.8 million at December 31, 1997 and 1996, respectively.

              Satellites and Other Property and Equipment--Satellites and other property and equipment are stated at historical cost, or in the case of satellites acquired from PanAmSat International, the fair value at the date of acquisition. The capitalized cost of satellites includes all construction costs, incentive obligations, launch costs, launch insurance, direct development costs, and capitalized interest. Substantially all other property and equipment consists of the Company's teleport facilities.

              Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the respective assets as follows:

                                                                 Estimated Lives
                                                                     (Years)
                                                                 ---------------
              Satellite systems under development........              --

              Satellites in service......................            13- 15

              Communications equipment...................              7

              General support equipment..................             5-10

              Buildings..................................              25

              The estimated useful lives of the satellites are determined by an engineering analysis performed at the initial in-service dates. Estimated useful lives are periodically reviewed using current TT&C data provided by various service providers. To date, no significant change in the original estimated useful lives has resulted. The telecommunications industry is subject to rapid technological change which may require the Company to revise the estimated useful lives of its satellites and communications equipment or to adjust their carrying amounts.

              Evaluation of Long-Lived Assets--The Company periodically evaluates potential impairment loss relating to long-lived assets, including goodwill, by assessing whether the unamortized carrying amount can be recovered over the remaining life through undiscounted future expected cash flows generated by the underlying assets.

              Debt Issuance Costs--Included in Deferred Charges in the accompanying balance sheet are debt issuance costs incurred in connection with the $1.725 billion loan from Hughes of $17.3 million at December 31, 1997, which are being amortized on a straight line basis over the life of the loan. The accumulated amortization at December 31, 1997 is approximately $3.6 million.

              Goodwill--Goodwill is primarily related to the acquisition of PanAmSat International and is being amortized over 40 years. Accumulated amortization was $77.8 million at December 31, 1997.

              Deferred Revenues--The Company enters into agreements with its customers under which they make prepayments for services to be rendered over a specific period. Payments received are deferred and amortized over the periods of performance.

              Transponder Insurance--The Company accrues an obligation for the present value of estimated in-orbit performance insurance costs on transponder sale, sales-type lease and other agreements with performance warranty provisions,  concurrently  with the  recognition  of the  related  revenue.  The
Company also purchases insurance for the replacement value of its owned satellite transponders. Premiums paid relative to such insurance are amortized to expense over the insurance policy terms, which are typically one to three years.

                              PANAMSAT CORPORATION

              Income Taxes--The provision for income taxes is based upon reported income before income taxes. Deferred income tax assets and liabilities reflect the impact of temporary differences between the amounts of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes, as measured by applying currently enacted tax laws. The Company and its domestic subsidiaries file a consolidated U. S. Federal income tax return.

              Prior to the Merger, Hughes Communications,  Inc. (which owned the
Galaxy Business), along with other Hughes subsidiaries, joined with GM in filing a consolidated U.S. Federal tax return. Current and deferred income taxes were computed by Hughes and allocated to the Company in accordance with principles established by Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Hughes paid the Company's share of the consolidated income tax liability. The income taxes that would have been paid by the Company if it were a separate taxpayer but were not paid under the Hughes policy resulted in an increase in the parent company's net investment.

              Earnings Per Share--The Company has adopted Statement of Financial Accounting Standards No. 128, Earnings Per Share, which supersedes Accounting Principles Board No. 15, Earnings Per Share, and modifies the presentation of primary earnings per share ("EPS") on the face of the income statement. As the Company was an operating division of Hughes for all periods prior to the merger, EPS data for the years ended December 31, 1997, 1996 and 1995 have not been presented on the face of the income statement.

              Stock-Based Compensation--As permitted by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, the Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees.

              Reclassification--Certain   prior   period   amounts   have   been
reclassified to conform with the current year's presentation.

              New Accounting Pronouncements--The financial accounting Standards Board issued Statement of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure," Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," and Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" in 1997. The Company will adopt the disclosure requirements of these statements in 1998.

3.       NET INVESTMENT IN SALES-TYPE LEASES

              The components of net investment in sales-type leases are as follows:

                                                                                             December 31,
                                                                                   ----------------------------
                                                                                        1997              1996
                                                                                        ----              ----

              Total minimum lease payments................................         $ 662,453         $ 696,723
              Allowance for doubtful accounts.............................           (12,897)          (17,968)
              Less unearned interest income...............................          (297,110)         (337,511)
                                                                                  -----------        ----------
              Total net investment in sales-type leases...................           352,446           341,244
              Less current portion .......................................           (27,757)          (20,634)
                                                                                  -----------        ----------
                                                                                   $ 324,689         $ 320,610
                                                                                  ===========        ==========


                  Future minimum payments due from customers under sales-type leases and related service agreements (primarily TT&C and in-orbit performance protection) as of December 31, 1997 are as follows:

                              PANAMSAT CORPORATION

                                                                                   Minimum         Service
                                                                                    Lease         Agreement
                                                                                  Payments        Payments
                                                                                  --------        ---------

              1998........................................................       $ 70,256          $ 7,860
              1999........................................................         77,440            9,800
              2000........................................................         76,093            9,720
              2001........................................................         77,391            9,720
              2002........................................................         77,926            9,720
              2003 and thereafter.........................................        283,347           22,020
                                                                                 --------         --------
                                                                                 $662,453          $68,840
                                                                                 ========         ========


                              PANAMSAT CORPORATION

4.       SATELLITES AND OTHER PROPERTY AND EQUIPMENT--NET

              The Company's principal operating assets consist of satellites in service, summarized as follows:

                                                                                         December 31,
                                                                                ---------------------------
                                                                                      1997             1996
                                                                                      ----             ----

              Satellite transponders under lease..........................      $1,713,409        $ 602,059
              Satellite systems under development.........................       1,038,886          316,332
              Buildings and leasehold improvements........................          42,078           41,632
              Machinery and equipment.....................................         136,989           92,573
              Other.......................................................          11,406            8,346
                                                                                -----------       ----------
                                                                                 2,942,768        1,060,942

              Less accumulated depreciation...............................        (436,686)        (340,717)
                                                                                -----------       ----------
                                                                                $2,506,082        $ 720,225
                                                                                ===========       ==========


              At December 31, 1997, the Company had contracts for the construction and development of six satellites with two satellite vendors. Satellite contracts typically require the Company to make progress payments during the period of the satellite's construction and orbital incentive payments (plus interest) over the orbital life of the satellite. The incentive obligations are subject to reduction or refund if the satellite fails to meet specific technical operating standards. The satellite construction contracts contain provisions that would enable the Company to terminate the contracts both with and without cause. If terminated without cause, the Company would forfeit its progress payments and be subject to termination payments that escalate with the passage of time. If terminated for cause, the Company would be entitled to recover any payments it made under the contracts and certain liquidated damages as specified in the contracts.

              The Company has entered into launch contracts for the launch of both specified and unspecified future satellites. Each of the Company's launch contracts provide that the Company may terminate such contract at its option, subject to payment by the Company of a specified termination liability that increases in magnitude as the applicable launch date approaches. In addition, in the event of a failure of any launch, the Company may exercise the right to obtain a replacement launch within a specified period following the Company's request for relaunch.

              On August 8, 1997, the Company launched its PAS-6 satellite which commenced service on September 19, 1997 after successfully completing its in-orbit testing. After launch, an anomaly was detected in PAS-6's solar arrays affecting several of the onboard electrical circuits that provide power to the satellite's transponders. The circuit failures will require the Company to forego the use of some transponders initially, and turn off additional transponders in later years. However, the ability of transponders to provide transmission power for DTH signal reception to meet the customer's requirements is not affected. The Company is working with its customers on PAS-6 to ensure that the Company's services continue to meet their needs. Management has evaluated the effects of this anomaly and has determined that no impairment loss has occurred.

              On March 9, 1998, the Company announced that it had entered into arrangements with its customers to build a new satellite to be designated as PAS-6B. In connection with these arrangements, the Company entered into an amendment to its agreements with its customers on PAS-6 (the "PAS-6B DTH Amendments"). Under these amendments, the Company will acquire a new Hughes HS 601 HP satellite that is scheduled to be launched on an Ariane IV launch vehicle in the fourth quarter of 1998. The Company is exploring its options for the deployment and use of the original PAS-6 satellite and anticipates using this satellite as either a back-up for PAS-6B or moving it to another orbital location for other purposes. Management believes that it will be able to generate sufficient future cash flows on PAS-6 to enable it to recover the carrying value of its investment in the satellite. In addition, the Company has filed an insurance claim relating to PAS-6 and expects to receive a payment of approximately $29 million from the insurance carrier.

                              PANAMSAT CORPORATION

              Future   minimum   lease   payments  due  from   customers   under
non-cancelable operating leases on completed satellites, exclusive of sublease payments reported below are as follows:

                                                                                           December 31, 1997
                                                                                             Minimum Lease
                                                                                                Payments
                                                                                           -----------------

              1998....................................................................         $  695,864
              1999....................................................................            666,102
              2000....................................................................            612,164
              2001....................................................................            571,626
              2002....................................................................            505,210
              2003 and thereafter.....................................................          2,721,459
                                                                                               ----------
                                                                                               $5,772,425
                                                                                               ==========


              In February 1996, the Company entered into a sale-leaseback agreement for certain transponders on Galaxy III-R with General Motors Acceptance Corporation ("GMAC"), a subsidiary of GM. Proceeds from the sale were $252 million and the sale resulted in a gain of $109 million, which was deferred and is being amortized over the seven-year leaseback period. The transponders on Galaxy III-R are currently under month-to-month subleases pending the planned conversion of the satellite from international to domestic service in early 1998. Accordingly, there are no sublease payments on these transponders in the table below. In prior years, the Company entered into sale-leaseback agreements for the sale of certain transponders on SBS-6 and Galaxy VII, resulting in deferred gains which are being amortized over the leaseback periods. The transponder leaseback terms include early buy-out options as follows: $152 million in 1998 (for which an early buy-out option for $96.6 million relating to transponders on SBS-6 was exercised by the Company in January 1998) and $366 million in 1999.

              As of December 31, 1997, the future minimum lease amounts payable to lessors under the sale-leaseback agreements and the future minimum payments due from subleases under noncancelable subleases are as follows:


                                                                                 December 31, 1997
                                                                         --------------------------------
                                                                         Leaseback               Sublease
                                                                          Amounts                Payments
                                                                         ---------               --------

              1998.............................................          $102,469                 $ 76,555
              1999.............................................           133,269                   74,946
              2000.............................................           164,657                   69,693
              2001.............................................            90,930                   67,031
              2002.............................................           138,278                   56,477
              2003 and thereafter..............................           228,471                  159,512
                                                                      -----------               ----------
                                                                         $858,074                 $504,214
                                                                      ===========               ==========

                              PANAMSAT CORPORATION

5.       LONG-TERM DEBT

              As of December 31, 1997 and 1996, long-term debt consisted of the following:

                                                                                  December 31,
                                                                       ----------------------------------
                                                                           1997                      1996
                                                                           ----                      ----

              Borrowings under bank agreements.................        $600,000                $       --
              Incentive obligations............................          42,500                        --
              Other............................................          10,193                        --
                                                                      ----------               ----------
                                                                        652,693                        --
              Less current maturities..........................         (12,570)                       --
                                                                      ----------               ----------
                                                                       $640,123                $       --
                                                                      ==========               ==========


              In December 1997, the Company commenced a debt tender offer and restructuring program (the "Program") for the Old Notes. In connection with the Program, the Company purchased approximately 99% of the principal amount of each class of the Old Notes then outstanding. The Company also entered into a bank borrowing agreement (the "Bank Agreement") that provided for bridge loans of up to $300 million (terminating in April 1998) and loans of up to $500 million under a five-year revolving credit facility. Using $600 million in borrowings under the Bank Agreement (including $100 million under the bridge loans) and available cash (including cash from the liquidation of certain marketable securities), the Company retired Old Notes having a principal value of approximately $1.1 billion. The debt refinancing Program resulted in the recognition of an extraordinary charge of $20.6 million ($34.3 million before taxes) related principally to the excess of the price paid for the debt over its carrying value, net of any deferred financing costs and fair value adjustments recognized in connection with the Merger.

              In January 1998, the Company borrowed an additional amount of $125 million under the Bank Agreement principally for the purpose of exercising an early buy-out option on a sale-leaseback agreement. Also in January 1998, the Company completed a private placement debt offering for five, seven, ten and thirty year notes aggregating $750 million (the "Notes Offering"), the proceeds of which were used to retire all of the outstanding borrowings under the Bank Agreement. As a result of the Notes Offering, the bridge loan under the Bank Agreement terminated, and the five year revolving credit facility remains in effect. Because all of the bank borrowings were refinanced on a long term basis shortly after year end, these amounts have been classified as long term as of December 31, 1997.

              Annual maturities of long-term debt are as follows:

              Year Ending
              December 31,

              1998.................................................................        $  12,570
              1999.................................................................           12,180
              2000.................................................................            7,819
              2001.................................................................              148
              2002.................................................................               --
              2003 and thereafter..................................................          619,976
                                                                                           ---------
                                                                                            $652,693
                                                                                           =========


              Interest expense for 1997 is presented net of $19.6 million of interest income.

                              PANAMSAT CORPORATION

6.       INCOME TAXES

              The income tax provision consisted of the following:

                                                                                       1997               1996               1995
                                                                                       ----               ----               ----

Taxes currency payable (receivable) U.S. Federal and state.................        $(11,740)          $111,294            $80,252
Deferred tax (assets) liabilities--net U.S. Federal and state...............        129,065            (21,399)           (18,235)
                                                                                   ---------          ---------          ---------
Total income tax provision.................................................        $117,325            $89,895            $62,017
                                                                                   =========          =========          =========


              The income tax provision was different than the amount computed using the U.S. statutory income tax rate for the reasons set forth in the following table:

                                                                                       1997               1996               1995
                                                                                       ----               ----               ----

Expected tax at U.S. statutory income tax rate.............................        $ 92,266            $83,902            $57,882
U.S. state and local income taxes--net of federal income tax effect.........         12,900             14,479              9,989
Foreign sales corporation tax benefit......................................          (9,485)            (9,589)            (6,615)
Non-deductible goodwill amortization.......................................          14,527                 --                 --
Other......................................................................           7,117              1,103                761
                                                                                   ---------          ---------          ---------
Total income tax provision.................................................        $117,325            $89,895            $62,017
                                                                                   =========          =========          =========



              Temporary differences which gave rise to deferred tax assets and liabilities are as follows:

                                                                         1997                                    1996
                                                            --------------------------------        --------------------------------
                                                             Deferred            Deferred            Deferred            Deferred
                                                            Tax Assets       Tax Liabilities        Tax Assets       Tax Liabilities
                                                            ----------       ---------------        ----------       ---------------

Sale-leasebacks.....................................         $ 85,780         $       --             $111,049             $   --
Depreciation........................................               --            238,476                   --             71,616
Launch insurance costs..............................               --             41,175                   --                 --
Customer deposits...................................           23,854                 --                   --                 --
Accruals and advances...............................           29,969                 --               29,841                 --
Other...............................................           14,275              6,554                5,788                 --
                                                             ---------          --------            ---------           ---------
Total deferred taxes................................         $153,878           $286,205             $146,678            $71,616
                                                             =========          ========            =========           =========




              At December 31, 1997, the Company had non-current deferred tax liabilities of $286,205 and deferred tax assets of $153,878, of which $46,940 are current in nature. At December 31, 1996, the Company had deferred tax assets of $75,062, of which $46,989 was current in nature.

7.       RELATED PARTY TRANSACTIONS AND BORROWINGS

                  The Company purchases certain of its satellites and launch services from a subsidiary of Hughes and has provided services to several subsidiaries of Hughes. The Company also reimburses Hughes for the allocated costs of certain expense items it jointly incurs with Hughes, principally relating to administrative and other expenses. The aggregate amounts of related party transactions in 1997 are summarized below:

                              PANAMSAT CORPORATION


                                                                                1997               1996               1995
                                                                                ----               ----               ----

              Satellite Purchases.......................................      $345,546           $196,400           $115,337
              Satellite Services Revenues:
                   Operating lease revenues.............................        87,235             72,043             26,261
                   Other satellite services ............................         5,363             11,397             18,513
              Allocations of Expenses:
                   Administrative and other expenses....................         9,005             11,016             12,242
                   Interest expense.....................................        91,020             19,475             15,924


              Interest expense for 1997 is presented net of $8.4 million of interest income.

                  The following table provides summary information relative to the Company's related party borrowings from Hughes and its affiliates:

                                                                                         December 31,
                                                                                -----------------------------
                                                                                      1997               1996
                                                                                      ----               ----

              Merger related borrowings (see Note 1)......................      $1,725,000         $    --
              Incentive obligations.......................................          80,819              --
              Other.......................................................             204              --
                                                                                ----------         ----------
                                                                                 1,806,023              --
              Less current maturities.....................................          (3,828)             --
                                                                                ----------         ----------
              Total due to Affiliates.....................................      $1,802,195         $    --
                                                                                ==========         ==========


              In connection with the Notes Offering described in Note 5, the Company also modified the terms of its indebtedness with Hughes so that the maturity of the borrowings was extended to June 24, 2003, the mandatory principal payments were eliminated (however, prepayments of principal are permitted under certain circumstances depending upon the level of cash flow from operations), the interest rate on the debt was adjusted to be a floating rate equal to that of the Bank Agreement, and the debt became subordinated to the Bank Agreement and the Notes Offering. In addition, subsequent to May 16, 2000 (the original maturity of the indebtedness), Hughes has the right to request that the Company use its best efforts to replace the credit facility with another credit facility on terms that may then be available to the Company.

              Annual maturities of long-term debt are as follows:

              Year Ending
              December 31,

              1998....................................................................              $    3,828
              1999....................................................................                   4,015
              2000....................................................................                   4,435
              2001....................................................................                   4,900
              2002....................................................................                   5,413
              2003 and thereafter ....................................................               1,783,432
                                                                                                    ----------
                                                                                                    $1,806,023
                                                                                                    ==========

                              PANAMSAT CORPORATION

8.       RETIREMENT AND INCENTIVE PLANS

Employee Benefit Plans:

              Defined Contribution 401(k) Plan--The Company has a 401(k) plan for qualifying employees. A portion of employee contributions is matched by the Company with shares of its common stock. The number of shares contributed to the plan and the respective market values for 1997 were 12,847 shares and $0.5 million, respectively.

              Deferred Compensation Plan--The Company has a Restoration and Deferred Compensation Plan (the "Deferred Compensation Plan") for eligible employees. Under the Deferred Compensation Plan, executives and other highly compensated employees of the Company are entitled to defer a portion of their compensation to future years. The annual amount that can be deferred is subject to certain limitations, and a portion of the employee's contribution may be matched by the Company if the employee elected to defer in the 401(k) Plan the maximum amount permissible under the Deferred Compensation Plan and the Internal Revenue Code of 1986, as amended. The maximum annual Company match under both the 401(k) Plan and the Deferred Compensation Plan is limited to an aggregate level of 4% of annual compensation. The Company matched portion of the Deferred Compensation Plan consists of "credits" which vest when awarded. Contributions that receive employer matching are required to be deferred until termination of employment, and any nonmatched contributions may be deferred over a period selected by the employee. In addition, the Company, at its discretion, may make contributions to the Plan for the benefit of any participant as supplemental compensation. The Deferred Compensation Plan is an unfunded plan, and the deferrals and matching credits will receive earnings based upon rates set by the Compensation Committee of the Board of Directors (the "Compensation Committee"), but in no event will these amounts earn less than 100% of the Moody's Corporate Bond Index Rate.

              1997 Stock Incentive Plan--On May 5, 1997, the Company's Board of Directors adopted the PanAmSat Corporation Long-Term Stock Incentive Plan established in 1997 (the "Stock Plan"), which provides for the granting of nonqualified stock options, incentive stock options, alternate appreciation rights, restricted stock, performance units and performance shares to executive officers, other employees, directors and independent contractors of the Company. Restricted stock, performance units and performance shares may be granted at the discretion of the Compensation Committee on such terms as such committee may decide. The maximum number of shares of common stock which may be issued under the Stock Plan is 7,456,140 and the maximum number of shares of common stock which may be issued to any grantee pursuant to the Stock Plan is 2,000,000. The Stock Plan is administered by the Compensation Committee. As of December 31, 1997, nonqualified options for 584,890 shares of common stock have been granted under the Stock Plan. Such options are exercisable at a price equal to 100% of the fair market value at the date of grant and vest ratably over three years.

              As permitted by Statement of Financial  Accounting  Standards  No.
123 "Accounting for Stock Based Compensation" ("SFAS 123"), the Company has applied the recognition and measurement principles of Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued To Employees" to its stock options and other stock-based compensation awards and, accordingly, no compensation expense has been recognized on options granted to date. Options outstanding at December 31, 1997 have exercise prices ranging from $29.00-- $38.25 per share (weighted average of $29.09 per share), a remaining life of approximately nine and one-half years, and none of the options are exercisable. Had compensation expense for stock options granted been determined based on the fair value of the options at the grant dates (consistent with the provisions of SFAS 123), the Company's net income for 1997 would have been reduced by approximately $2.0 million.

              The Company uses the Black-Scholes model for estimating the fair value of its compensation instruments. The estimated fair value of options granted in 1997 was $16.80 and the weighted average assumptions used for calculation of the value were as follows; risk-free interest rate of 6.7%; dividend yield 0%; expected life of ten years; and stock volatility of 30%.

              Compensation Plans--On May 16, 1997, the Company assumed the certain obligations of PanAmSat International with respect to its General Severance Policy, Employee Separation Plan and an Executive Severance Pay Program. These plans allow for benefits to be paid to the former employees of PanAmSat International who became employees of the Company as a result of the

                              PANAMSAT CORPORATION

Merger under certain circumstances relating to a termination of employment. The benefits provided under these programs expire at various dates through May 1999. During 1997, there were no material payments made under these programs.

9.       COMMITMENTS AND CONTINGENCIES

              The Company has commitments for operating leases primarily relating to equipment and its executive office facilities in Greenwich, Connecticut and various other locations. These leases contain escalation provisions for increases as a result of increases in real estate taxes and operating expenses. Minimum annual rentals of all leases, exclusive of potential increases in real estate taxes and operating assessments, are as follows:


              1998...................................................................   $ 2,335
              1999...................................................................     2,315
              2000...................................................................     2,088
              2001...................................................................     1,894
              2002...................................................................     1,653
              2003 and thereafter ...................................................     4,117
                                                                                       --------
                                                                                        $14,402
                                                                                       ========


              In October 1996, Comsat Corporation ("Comsat") initiated an action seeking unspecified actual, consequential and punitive or exemplary damages against PanAmSat International, Televisa and News Corporation ("News"). The complaint alleges that the Company interfered with the alleged termination by News of an alleged contract between Comsat and News. Although the Company believes this action is without merit and intends to vigorously contest this matter, it is unable to predict the final outcome of this action at this time.

              The Company is involved in other litigation in the normal course of its operations. Management does not believe the outcome of such matters will have a material effect on the consolidated financial statements.

10.      QUARTERLY FINANCIAL INFORMATION--UNAUDITED

                                                                                      Three Months Ended
                                                             ----------------------------------------------------------------------
                                                             March 31,           June 30,         September 30,        December 31,
                                                               1997                1997                1997                1997
                                                             ---------           --------         -------------        ------------

Revenues.............................................        $127,553            $134,192            $170,315            $197,879
Operating income.....................................          67,511              62,098              70,766              93,829
Income before extraordinary item ....................          41,853              19,902              27,416              44,301
Net income ..........................................          41,853              19,902              27,416              23,658
Income before extraordinary item per common
     share--basic and diluted ........................                                                   0.18                0.30
Net income per common share--basic and diluted........                                                   0.18                0.16

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
PanAmSat Corporation:

              We have audited the accompanying consolidated balance sheets of PanAmSat Corporation (a Delaware Corporation) and subsidiaries and predecessor entity as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and partners' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

              We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

              In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PanAmSat Corporation and subsidiaries and predecessor entity as of December 31, 1996 and 1995 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                               ARTHUR ANDERSEN LLP

Stamford, Connecticut
January 27, 1997

                                                        PanAmSat Corporation

                                                           BALANCE SHEETS

                                                                          December 31,      December 31,
                                                                              1996              1995
                                                                          ------------      ------------

                               ASSETS

CURRENT ASSETS:
     Cash and cash equivalents....................................     $     1,453,055    $   13,562,113
     Accounts receivable, less allowance for doubtful accounts of
       $200,000 and $100,000 respectively.........................          10,235,520         4,881,255
     Prepaid expenses and other current assets....................           8,228,455         5,594,999
                                                                       ----------------   ---------------
         Total current assets.....................................          19,917,030        24,038,367
SATELLITES AND OTHER PROPERTY AND EQUIPMENT,
   AT COST........................................................         864,683,595       609,927,311
     Less: Accumulated Depreciation and Amortization..............        (138,091,220)      (79,177,520)
                                                                       ----------------   ---------------
                                                                           726,592,375       530,749,791
MARKETABLE SECURITIES.............................................         379,178,538       495,078,866
SATELLITE SYSTEMS UNDER DEVELOPMENT...............................         479,748,974       377,383,581
DEBT ISSUANCE COSTS (Net of amortization).........................           9,454,276        11,414,920
OTHER ASSETS......................................................             472,166           154,287
                                                                       ----------------   ---------------
         Total assets.............................................      $1,615,363,359    $1,438,819,812
                                                                       ----------------   ---------------


   The accompanying notes are an integral part of these financial statements.

                                                        PanAmSat Corporation

                                                     BALANCE SHEETS--(Continued)

                                                                                December 31,      December 31,
                                                                                    1996              1995
                                                                                ------------      ------------

                  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Current portion of long-term debt...................................      $   4,166,778    $   3,287,250
     Accounts payable....................................................          2,318,877          834,405
     Accrued interest....................................................          7,109,375        7,109,375
     Accrued liabilities and taxes.......................................          6,656,741        7,686,452
     Deferred revenue....................................................          8,423,704        6,009,836
                                                                               --------------   --------------
         Total current liabilities.......................................         28,675,475       24,927,318
LONG-TERM DEBT...........................................................        626,009,539      575,283,661
DEFERRED INCOME TAXES....................................................         61,631,004       31,573,000
DEFERRED REVENUE.........................................................         71,920,802       41,656,778

OTHER LIABILITIES........................................................            687,934          867,934
                                                                               --------------   --------------
         Total liabilities...............................................        788,924,754      674,308,691
                                                                               --------------   --------------
COMMITMENTS AND CONTINGENCIES


PREFERRED STOCK, 12 3/4% Mandatorily Exchangeable Senior Redeemable
   Preferred Stock, $0.01 par value, 20,000,000 shares authorized,
   331,284 shares issued and outstanding, 8,838 shares for accrued
   dividends.............................................................        329,070,909      287,648,667
                                                                               --------------   --------------

STOCKHOLDERS' EQUITY:
     Class A Common Stock, $0.01 par value, 100,000,000 shares
       authorized, 40,459,432 shares issued and outstanding..............            404,594          404,594
     Class B Common Stock, $0.01 par value, 100,000,000 shares
       authorized, 40,459,431 shares issued and outstanding..............            404,594          404,594
     Common Stock, $0.01 par value, 400,000,000 shares authorized,
       19,089,017 shares issued and outstanding..........................            190,891          190,812
     Additional paid-in-capital..........................................        477,505,039      477,297,753
     Retained earnings...................................................         18,862,578       (1,435,299)
                                                                               --------------   --------------
         Total stockholders' equity......................................        497,367,696      476,862,454
                                                                               --------------   --------------
         Total liabilities and stockholders' equity......................     $1,615,363,359    $1,438,819,812
                                                                               ==============   ==============

   The accompanying notes are an integral part of these financial statements.

                                                        PanAmSat Corporation

                                                      STATEMENTS OF OPERATIONS

                                                                            Year Ended December 31,
                                                                  -------------------------------------------
                                                                        1996             1995            1994
                                                                        ----             ----            ----

REVENUES:
     Unaffiliated parties..................................     $237,833,855     $112,231,953     $58,710,472
     Related parties.......................................        9,108,731        3,922,824       5,033,434
                                                                ------------     ------------    ------------
                                                                 246,942,586      116,154,777      63,743,906

OPERATING EXPENSES:
     Direct expenses-service agreements....................       10,504,777        5,729,290       4,254,122
     Sales and marketing...................................       14,012,050        9,542,672       7,179,192
     Engineering and technical services....................       17,337,180       10,659,106       5,811,516
     General and administrative............................       25,349,395       15,687,798       9,767,705
     Depreciation and amortization.........................       61,333,743       33,411,878      16,330,674
     Compensatory programs.................................        4,873,596        8,341,040              --
     Reorganization costs..................................        4,758,177               --              --
                                                                ------------     ------------    ------------
                                                                 138,168,918       83,371,784      43,343,209
                                                                ------------     ------------    ------------
INCOME FROM OPERATIONS.....................................      108,773,668       32,782,993      20,400,697
INTEREST INCOME............................................     (24,275,310)     (20,637,256)     (7,186,549)
INTEREST EXPENSE...........................................       24,897,084       19,044,771       9,589,322
                                                                ------------     ------------    ------------
INCOME BEFORE INCOME TAXES.................................      108,151,894       34,375,478      17,997,924

INCOME TAXES...............................................       46,431,775       16,829,000              --
                                                                ------------     ------------    ------------
NET INCOME.................................................      $61,720,119      $17,546,478     $17,997,924
                                                                ------------     ------------    ============
PREFERRED STOCK DIVIDEND...................................       41,422,242       25,976,655
                                                                ------------     ------------
NET INCOME (LOSS) TO COMMON SHARES.........................      $20,297,877     $(8,430,177)
                                                                ============     ============
PRO FORMA (UNAUDITED) NET INCOME AND
   EARNINGS PER COMMON SHARE:
     Historical net income.................................                       $17,546,478     $17,997,924
     Pro forma adjustment to income tax provision..........                       (1,207,000)       7,245,000
                                                                                 ------------    ------------
     Pro forma net income..................................                        18,753,478      10,752,924
                                                                                 ------------    ------------
     Preferred stock dividend..............................                        25,976,655              --
                                                                                 ------------    ------------
     Pro forma net income (loss) to common shares..........                      $(7,223,177)     $10,752,924
                                                                                 ============    ============
     Actual and pro forma earnings (loss) per common
       shares..............................................     $       0.20     $     (0.08)     $      0.13
                                                                ============     ============    ============
     Actual and pro forma weighted average number of
       common shares outstanding...........................      100,331,987       89,678,638      85,675,677
                                                                ============     ============    ============


   The accompanying notes are an integral part of these financial statements.

                              PanAmSat Corporation


         STATEMENTS OF STOCKHOLDERS' EQUITY AND PARTNERS' EQUITY

                                                                                                          Partner's
                                                                                                          Interest
                                                             Limited        General        Partners     Conditionally
                                                             Partners       Partners       Equity        Redeemable
                                                             --------       --------       --------     --------------

BALANCE, January 1, 1994.................................   $59,309,145      $ 537,831   $59,846,976       $193,936,250
    Net Income...........................................    17,817,944        179,980    17,997,924             --
    Issuance of common stock.............................         --             --             --               --
    Contributions, net...................................       660,918          6,676       667,594            654,373
    Contribution of limited partner's interest...........     2,422,500          --        2,422,500             --
                                                            ------------     ----------  ------------    --------------
BALANCE, December 31, 1994...............................    80,210,507        724,487    80,934,994        194,590,623
    Net loss for period ending March 2, 1995.............    (6,924,930)       (69,949)   (6,994,879)              --
    Capital contribution of equity interest granted to an
    executive............................................     3,849,300          --        3,849,300               --

    Contribution of assets and liabilities to PanAmSat
       Corporation and issuance of common stock..........   (77,134,877)      (654,538)  (77,789,415)      (194,590,623)
    Cancellation of common stock upon reorganization to
       PanAmSat Corporation (Note 2).....................          --            --             --                --
    Issuance of preferred stock..........................          --            --             --                --
    Accretion and preferred dividends payable in kind....          --            --             --                --
    Reverse stock split and issuance of common stock.....          --            --             --                --
    Net Income for the period of March 3, 1995 through
       December 31, 1995.................................          --            --             --                --
                                                            ------------     ----------  ------------    --------------

BALANCE, December 31, 1995...............................          --            --             --                --
    Net Income...........................................          --            --             --                --
    Exercise of employee stock options...................          --            --             --                --
    Accretion and preferred dividends payable in kind....          --            --             --                --
BALANCE, December 31, 1996...............................   $      --           $--         $   --          $     --
                                                            ============     ==========  ============    ==============


                                                                    Common Stock           Additional
                                                                      Par Value             Paid-In        Retained
                                                                 Shares         Amount        Capital        Earnings
                                                                 ------         ------       ----------      --------

BALANCE, January 1, 1994.................................          --       $  --        $    --        $         --
    Net Income...........................................          --          --             --                  --
    Issuance of common stock.............................           100              1            999             --
    Contributions, net...................................          --          --             --                  --
    Contribution of limited partner's interest...........          --          --             --                  --
                                                            ------------    -----------  --------------   ---------------
BALANCE, December 31, 1994...............................           100              1            999             --
    Net loss for period ending March 2, 1995.............          --            --            --                 --
    Capital contribution of equity interest granted to an
    executive............................................          --            --            --                 --

    Contribution of assets and liabilities to PanAmSat
       Corporation and issuance of common stock..........    99,692,550        996,925    248,487,113             --
    Cancellation of common stock upon reorganization to
       PanAmSat Corporation (Note 2).....................          (100)            (1)          (999)            --
    Issuance of preferred stock..........................          --            --             --                --
    Accretion and preferred dividends payable in kind....          --            --             --          (25,976,655)
    Reverse stock split and issuance of common stock.....       307,450          3,075    228,810,640             --
    Net Income for the period of March 3, 1995 through
       December 31, 1995.................................          --            --             --           24,541,356
                                                           ------------    -----------  --------------   --------------

BALANCE, December 31, 1995...............................   100,000,000      1,000,000    477,297,753        (1,435,299)
    Net Income...........................................         --             --             --           61,720,119
    Exercise of employee stock options...................         7,880             79        207,286             --
    Accretion and preferred dividends payable in kind....          --            --             --          (41,422,242)

BALANCE, December 31, 1996...............................   100,007,880    $ 1,000,079   $477,505,039       $18,862,578
                                                           ============    ===========  ==============   ===============

   The accompanying notes are an integral part of these financial statements.

                              PanAmSat Corporation

                            STATEMENTS OF CASH FLOWS
                                                                                           Year Ended December 31,
                                                                                --------------------------------------------
                                                                                        1996            1995            1994
                                                                                        ----            ----            ----

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
    Net income..............................................................    $ 61,720,119    $ 17,546,478    $ 17,997,924
    Adjustments  to reconcile  net income to net cash  provided by operating activities:
       Depreciation and amortization........................................      61,333,743      33,411,878      16,330,674
       Deferred income taxes................................................      30,058,004       8,677,000             --
       Accretion of interest on senior subordinated discount notes..........      40,341,610      36,128,588      32,355,546
       Accretion of interest on marketable securities.......................      (1,347,432)     (1,004,072)       (484,390)
       Interest expense capitalized.........................................     (39,469,904)    (37,840,680)    (41,038,656)
       Compensation expense granted as equity interest......................             --        3,849,300             --
       Compensation expense on exercise of employee stock options...........          73,405             --              --
       Changes in assets and liabilities:
           Increase in accounts receivable..................................      (5,354,265)     (1,946,143)       (664,672)
           Increase in prepaid expenses and other current assets............      (2,633,456)     (1,838,622)     (3,120,439)
           (Increase) decrease in tax distribution receivable...............              --       6,671,967      (6,671,967)
           Increase (decrease) in accounts payable..........................       1,484,472        (837,248)        996,779
           Increase (decrease) in accrued liabilities and taxes.............      (1,029,711)      5,169,191      (1,208,956)
           Increase in deferred revenue.....................................      32,677,892      27,045,197      11,603,136
           Decrease in other liabilities....................................        (180,000)        (60,000)        (11,000)
                                                                                -------------   -------------   -------------
               NET CASH PROVIDED BY OPERATING ACTIVITIES....................     177,674,477      94,972,834      26,083,979
                                                                                -------------   -------------   -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Expenditures for property and equipment.................................     (22,251,315)    (13,476,119)    (10,474,642)
    Expenditures for satellite systems under development....................
                                                                                (280,857,781)   (333,051,711)   (300,217,208)
    Purchase of marketable securities.......................................             --     (488,789,459)            --
    Proceeds from maturity of marketable securities.........................     117,247,760      50,000,000     247,753,638
    Proceeds from insurance claim receivable................................             --      191,084,380             --
    Increase in other assets................................................        (319,955)        (83,217)       (120,515)
                                                                                -------------   -------------   -------------
               NET CASH USED IN INVESTING ACTIVITIES........................    (186,181,291)   (594,316,126)    (63,058,727)
                                                                                -------------   -------------   -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Partner's conditionally redeemable capital contribution.................             --              --       50,000,000
    Capital contributions, net..............................................             --              --        1,321,967
    Proceeds from preferred stock offering, net.............................             --      263,377,104             --
    Proceeds from issuance of common stock, net.............................             --      228,813,715             --
    Deferred offering costs.................................................             --              --       (1,705,093)
    Repayments of long-term debt............................................      (3,736,204)     (2,139,623)     (1,082,762)
    Proceeds from exercise of employee stock options........................         133,960             --              --
                                                                                -------------   -------------   -------------
              NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES...........      (3,602,244)    490,051,196      48,534,112
                                                                                -------------   -------------   -------------
              NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS..........     (12,109,058)     (9,292,096)     11,559,364

CASH AND EQUIVALENTS, beginning of year.....................................      13,562,113      22,854,209      11,294,845
                                                                                -------------   -------------   -------------
CASH AND EQUIVALENTS, end of year...........................................    $  1,453,055    $ 13,562,113    $ 22,854,209
                                                                                =============   =============   =============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:


    Cash received for interest..............................................    $ 22,927,878   $  19,633,184   $  10,497,017
                                                                                =============   =============   =============
    Cash paid for interest..................................................    $ 24,897,084   $  20,756,864   $  18,015,432
                                                                                =============   =============   =============
        Cash paid for taxes.................................................    $ 15,122,000   $   8,845,000   $          --
                                                                                =============   =============   =============



   The accompanying notes are an integral part of these financial statements.

                              PANAMSAT CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

(1)  Principles of Presentation:

         On March 2, 1995, pursuant to the amended Exchange and Subscription Agreement and Plan of Reorganization, PanAmSat Corporation (the "Company"),
PanAmSat, L.P. (the "Partnership") and its partners consummated various transactions whereby the Company acquired the Partnership and converted it to corporate form. In connection therewith, (i) Rene Anselmo and affiliated persons and entities (the "Anselmo Group") exchanged their interests in the Partnership for shares of Class A Common Stock representing approximately 49.66% of the outstanding common stock of the Company, (ii) Univisa Satellite Holdings, Inc. ("Univisa") exchanged its interest in the Partnership for shares of Class B Common Stock representing approximately 50.15% of the outstanding common stock of the Company and (iii) a partner of the Partnership exchanged his interest in the Partnership for shares of Common Stock representing approximately 0.19% of the outstanding common stock of the Company. The Amended and Restated Certificate of Incorporation of the Company provides, among other things, the holders of the Class A Common Stock with the ability to elect a majority of the Company's board of directors and the Anselmo Group and Univisa with a veto over certain significant corporate transactions of the Company. On September 27, 1995, the Company completed an initial public offering of 18,920,000 shares of common stock, including 4,595,676 shares held by certain selling stockholders, and received net proceeds of approximately $229 million.

         Prior to the conversion, the Partnership operated under terms of the Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") dated December 31, 1992. Univisa, a wholly owned subsidiary of Grupo Televisa, S.A. ("Televisa") and a general partner in the Partnership, made cash investments in partnership units of $200 million.

         All assets and liabilities transferred were reflected at historical cost by the Company and the Partnership. Accordingly, the accompanying financial statements reflect the combined assets, liabilities, equity and operations of the Company and the Partnership as if they had operated as a single entity since their respective dates of organization. The accompanying financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

(2)  Business description:

         The business of the Company is to operate an international telecommunications satellite system. The Company currently provides video, data and voice telecommunications services in North America, South America, Europe and Africa via its PAS-1 satellite ("PAS-1") and PAS-3 satellite ("PAS-3"), in the Asia-Pacific region via its PAS-2 satellite ("PAS-2") and in Europe, Africa and Asia via its PAS-4 satellite ("PAS-4"). PAS-1 was launched in June 1988, PAS-2 in July 1994, PAS-4 in August 1995 and PAS-3 in January 1996. The Company currently intends to construct and deploy four additional satellites over the Atlantic, Atlantic, Indian, and Pacific ocean regions, respectively, (see Note
6). In addition, the Company intends to pursue providing satellite capacity to customers offering direct to home ("DTH") services internationally and has entered into various agreements relating to the provision of satellite capacity for DTH services in Latin America and Spain (see Note 4). The development, launch and operation of telecommunications satellites involve significant risks of construction delays, launch delays, launch failure or damage to a satellite following its launch which may reduce its performance or result in its destruction. Such delays, launch failures or damage would adversely affect operating results.

         The Company holds a license from the Federal Communications Commission ("FCC") to operate PAS-1 in geostationary orbit at 45 degrees West Longitude, PAS-2 at 191 degrees West Longitude, PAS-3 at 43 degrees West Longitude and PAS-4 at 68.5 degrees East longitude. The Company has obtained or applied for authorizations from the FCC for an all Ku-band satellite, additional C/Ku-band hybrid satellites and for new Ka-band satellites. Conditional authority has been received for additional satellites at 72 degrees East Longitude and 43 degrees West Longitude (to be co-located with PAS-3). The Company has also filed applications with the FCC for additional C/Ku-band hybrid satellites at 194 degrees West Longitude, 58 degrees West Longitude (the Company has informally requested the FCC associate this application with the 81 degree West Longitude orbital location), 68.5 degrees East Longitude (to be co-located with PAS-4), 79 degrees West Longitude, and 93 degrees West Longitude. The Company has filed applications with the FCC for Ka-band satellites at 58 degrees, 79 degrees, 43 degrees, 45 degrees, and 103 degrees West Longitude, and at 169 degrees, 166 degrees, 68.5 degrees, and 72 degrees East Longitude. The Company's wholly-owned subsidiary, PanAmSat Carrier Services,

                              PANAMSAT CORPORATION

Inc., has an FCC authorization to provide common carrier service via PAS-1. The Company also holds licenses to provide domestic and international satellite communications services in France, Germany, the United Kingdom, Ecuador, Argentina, Pakistan and Japan.

         The Company provides telecommunications services under long-term and occasional (spot) booking arrangements, a majority of which are with foreign entities, including Univisa affiliates.

         The following summarizes the Company's foreign and domestic sales:


                                                                                                    December 31,
                                                                             -------------------------------------------------------
                                                                                      1996                 1995              1994
                                                                                      ----                 ----              ----

Sales to unaffiliated customers:
   United States.............................                                $  98,983,567        $  49,936,228       $26,175,302
   Central and South America.................                                   47,673,139           29,078,131        23,680,874
   Other foreign.............................                                   91,177,149           33,217,594         8,854,296
                                                                             -------------        -------------       -----------
                                                                              $237,833,855         $112,231,953       $58,710,472
                                                                             =============        =============       ===========


         Future cash payments expected from customers under all long-term arrangements for satellites in service (see Note 5) aggregate approximately $2.4 billion as of December 31, 1996, excluding any DTH service agreements described in Note 4. Such cash payments may be reduced for outage or transponder failure and may be further reduced for "lowest price" provisions for like transponder capacity given to similarly situated customers. Approximately $229.8 million of such arrangements at December 31, 1996 are terminable at the customer's option after a minimum service period.

(3)  Summary of Significant Accounting Policies:

Use of Estimates--

         The preparation of financial statements in conformity with generally accepted accounting principles requires the use of certain estimates by management in determining the reported amount of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ materially from those estimates.

Revenue recognition--

         The Company enters into contracts to provide satellite capacity and related services. These contracts generally provide for the use of satellite and, in certain cases, earth station and teleport facilities for periods ranging from one year to the life of the satellite. Virtually all contracts stipulate payment terms in U.S. dollars.

         Service agreements and occasional (spot) services. Revenues under service agreements and occasional (spot) services are recognized as services are performed and billed. The Company has certain obligations, including providing spare or substitute capacity if available, in the event of satellite service failure under certain long-term agreements. If no spare or substitute capacity is available, the agreements may be terminated. Except for certain deposits, the Company is not obligated to refund payments previously made.

         Transponder contracts. Long-term transponder contracts provide for use of a transponder for the life of the transponder. Payments for the transponder are made over a shorter period, usually seven years. Uncured transponder failures during the payment period result in cessation of customer payments. The Company is not required to refund any portion of customer payments if a transponder fails. The economic risk of loss passes to the customer upon receipt of final payment by the Company.

         Revenue under transponder contracts is recognized ratably over the payment period, and a pro rata share of the cost of the satellite system and a pro rata share of future telemetry, tracking and control ("TT&C") costs for the life of the satellite are expensed over the same period. Accordingly, no revenue will be recognized beyond the payment period, usually seven years, and all estimated

                              PANAMSAT CORPORATION
costs related to these transponders will have been recognized as of the final payment date. Revenues of approximately $3.2 million, $3.6 million, and $4.5 million for the years ended December 31, 1996, 1995 and 1994, respectively, are included in the accompanying statements of operations relating to such contracts.

Cash and cash equivalents--

         Cash and cash equivalents consists of cash on hand and highly liquid investments with maturities at date of acquisition of three months or less.

Accounts receivable--

         Accounts receivable include amounts earned under service agreements and occasional (spot) services which are billable as performed.

Marketable securities--

         Marketable securities consist of debt securities issued by the United States Treasury and other U.S. government corporations and agencies, corporate debt securities and other securities (primarily investments in money market funds consisting of the aforementioned securities) and have maturity dates within one year. The carrying amounts of these securities are approximately $130.8 million, $103.7 million and $144.7 million, respectively at December 31, 1996. The Company has classified the debt securities as held-to-maturity and, accordingly, are recorded at amortized cost, which approximates fair value. The money market funds are recorded at cost plus accrued income, which approximates fair value. Proceeds of these securities are intended to be used for the satellite systems under development and, accordingly, are classified as long-term.

Satellites and other property and equipment--

         Satellites and other property and equipment are stated at historical cost. The cost of the PAS-1, PAS-2, PAS-3 and PAS-4 satellite system includes all construction costs, incentive obligations, launch costs, launch insurance, direct development costs, and capitalized interest. Substantially all other property and equipment consists of the Company's teleport facilities.

      Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the respective assets as follows:

                                                                                  Estimated Lives
                                                                                      (years)
                                                                                  ---------------

         PAS 1, PAS 2, PAS-3, and PAS-4 satellite system..................            13-15
         Communications equipment.........................................                7
         General support equipment........................................             5-10
         Buildings........................................................               25

         The estimated useful lives of the satellites were determined by an engineering analysis performed at the in-service dates. The original estimated useful lives are periodically reviewed using current TT&C data provided by various service providers. To date, no significant change in the original estimated useful lives has resulted. The telecommunications industry is subject to rapid technological change which may require the Company to revise the estimated useful lives of its satellites and communications equipment or to adjust their carrying amounts.

         Research and development costs and maintenance and repairs are charged to operations as incurred.

Satellite systems under development--

         Expenditures for satellite systems under development include construction, launch and launch insurance progress payments, certain direct development costs, capitalized interest, and components for a spare satellite (see Note 6).

                              PANAMSAT CORPORATION

         Cost of satellites which are lost at launch are carried, net of any insurance proceeds, in satellite systems under development. The remaining net amounts are depreciated proportionately over the estimated useful lives of related satellites placed in service.

Debt issuance costs--

         Debt issuance costs relate to the issuance of the Company's 9 3/4% Senior Secured Notes ("Senior Secured Notes") and the Company's 11 3/8% Senior Subordinated Discount Notes ("Discount Notes") in August 1993. These costs totaled approximately $16.2 million at December 31, 1996, and are being amortized over the life of the Notes using the interest method. The accumulated amortization at December 31, 1996 is approximately $6.7 million.

Income taxes--

         As a result of the conversion of the Partnership to a corporation on March 2, 1995, the Company files corporate federal and state income tax returns. This change in tax status was recognized by establishing deferred tax assets and liabilities for temporary differences between the tax basis of assets and liabilities and amounts reported in the balance sheet at the date of conversion (see Note 9).

         The current provision for income taxes represents actual or estimated amounts payable or refundable on tax returns filed or to be filed for each year. Deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the tax basis of assets and liabilities and amounts reported in the balance sheets. The overall change in deferred tax assets and liabilities for the period measures the deferred tax expense for the period. Effects of changes in enacted tax laws on deferred tax assets and liabilities are reflected as adjustments to tax expense in the period of enactment.

Earnings per share--

         The unaudited pro forma earnings per share have been calculated and presented on a pro forma basis (i) to reflect the pro forma adjustments to the income tax provision as if the Company had been incorporated and (ii) as if the shares issued to effect the conversion of the Partnership to corporate form and to effect a .859399 for 1 reverse split of the Company's common stock on September 15, 1995 were outstanding for all periods presented and (iii) to reflect the weighted average number of common shares issued in the Company's initial public offering. When dilutive, stock options are included in the weighted average number of shares outstanding using the treasury stock method.

Net income (loss) allocation--

         The Partnership Agreement had provided that profits and losses of the Partnership be allocated among the partners' percentage interests.

(4)   Satellite Capacity for DTH Services:

         In November 1995, the Company announced that it would serve as a satellite service provider for a Latin America DTH service ("Latin America DTH") to be offered by the Globo Organization ("Globo"), Televisa, The News
Corporation Limited ("News Corp.") and Tele-Communications International, Inc. ("TCI"). On February 29, 1996, the Company signed a binding letter agreement with Globo, Televisa, and News Corp. (the "1996 Letter Agreement") to provide service to a series of joint ventures (the "Latin America JVs") to be formed by them and TCI on 48 transponders ultimately on PAS-5 and PAS-6 with temporary service on PAS-3 pending the commencement of service on PAS-6. Also under the 1996 Letter Agreement, Globo, Televisa, and News Corp. have agreed to proportionally guarantee 100 percent of the fees for transponder services to the Latin America JVs. These guarantee obligations may be assigned to TCI and, with the Company's prior written consent, to new equity participants in the Latin America JVs. The Company will receive minimum service fees equivalent to the Company's best estimate of the cost per transponder to the Company of designing, launching, operating and insuring each satellite for the transponders used by the Latin America JVs. The Company also will receive additional revenue based on subscriber revenues of the Latin America JVs above a certain threshold, except that the transponders on PAS-3 and PAS-6 that will be used by the Latin America JV operating in Brazil will be charged on a fixed fee basis. On June 26, 1996, a full-scale agreement was executed for service in Brazil on twelve transponders (the "Brazil Agreement"). The 1996 Letter

                              PANAMSAT CORPORATION

Agreement  remains in force for the  remaining 36  transponders.  Globo and News
Corp.  have   proportionately   guaranteed  the  obligations  under  the  Brazil
Agreement.

         On September 20, 1996, the Company entered into an agreement with Televisa S.A. de C.V., an affiliate of Televisa, to provide transponder service on up to five PAS-3 Ku-band transponders, at least three of which will be used for distribution of television services in Spain, which may include DTH services. The service fees reflect market rates. This agreement superseded a verbal agreement in principle with Televisa whereby PanAmSat and Televisa had intended to form a joint venture to offer DTH services in the Iberian Peninsula.

         Concurrently with the Combination (see Note 13) and immediately following the Univisa Contribution, 7.5 million shares of New PanAmSat common stock received by Satellite Company, L.L.C., a Nevada limited liability company ("S Company") and a subsidiary of Televisa, in connection with the Univisa Contribution will be repurchased by New PanAmSat for $225 million. Following such repurchase, either Televisa, S Company and/or their designees will purchase for $225 million all of PanAmSat's rights to purchase from Televisa equity interests in certain joint ventures to be formed to offer DTH services in Latin America and the Iberian Peninsula.

         The Company also has significant investments in and commitments for PAS-5 and PAS-6 (see Note 6) which it had intended to use in the proposed DTH business. Pursuant to the Reorganization Agreement, it is anticipated that the Company's rights to acquire equity interests in the Latin America JVs will be sold at the closing of Reorganization.

(5)  Satellites and Other Property and Equipment:

         The Company's principal operating assets consist of PAS-1, PAS-2, PAS-3 and PAS-4. The Company has in-orbit insurance coverage of $60 million for PAS-1 through August 26, 1997. In-orbit insurance coverage for PAS-2, PAS-3 and PAS-4 of $188 million, $215 million and $212 million, respectively, expires on May 21, 1997. The Company intends to obtain new in-orbit insurance coverage to become effective upon these expiration dates. The Company operates terrestrial sites and network control centers in Homestead, Florida, Ellenwood, Georgia and Napa, California.

         Satellites and other property and equipment balances are as follows:

                                                                                      December 31,
                                                                            ----------------------------------
                                                                                    1996                 1995
                                                                                    ----                 ----

         Satellites in service (PAS 1, PAS-2, PAS-3 and PAS 4).....         $800,336,064         $568,338,771
         Buildings and leasehold improvements......................           22,821,996           14,554,391
         Communications and support equipment......................           39,536,928           25,057,147
         Land......................................................            1,988,607            1,977,002
                                                                            -------------        -------------
                                                                             864,683,595          609,927,311
         Less: Accumulated depreciation and amortization...........         (138,091,220)         (79,177,520)
                                                                            -------------        -------------
                                                                            $726,592,375         $530,749,791
                                                                            =============        =============



(6)  Satellite Systems Under Development:

         The Company has contracted with Hughes Aircraft Company ("Hughes") to construct a satellite, PAS-5, to be deployed over the Atlantic Ocean region. The Company has also contracted with Space Systems/Loral ("Loral") for the construction and delivery of PAS-6, PAS-7 and PAS-8, and for the option to purchase up to two additional satellites and up to four spare satellites pursuant to the Loral Satellite Contract. PAS-6, PAS-7 and PAS-8 are to be deployed over the Atlantic, Indian and Pacific ocean regions, respectively. PAS-5 and PAS-6 will be suitable for DTH broadcast purposes and are scheduled to be delivered in 1997. PAS-7 and PAS-8 are scheduled to be delivered in 1997 and 1998, respectively.

                              PANAMSAT CORPORATION

         The Hughes and Loral contract terms include progress payments payable monthly during the period of the satellites' construction and incentive obligations payable monthly with interest ranging from 9.5% to 10% per annum over a period of 10-15 years, scheduled to commence after the delivery and launch of the satellites. The incentive obligations are subject to reduction or refund (as applicable) if the satellites fail fully to meet specific technical operating standards. The contracts contain rights to cancellation, which would result in the forfeiture of all progress payments with escalating termination payments.

         The Company has entered into launch contracts with International Launch Services ("ILS") for the launch of three satellites and Arianespace S.A. ("Arianespace") for the launch of one satellite. The Company expects to launch PAS-5 and PAS-8 under the ILS contract from Khazakhstan using Proton rockets and PAS-6 using an Ariane IV launcher. The Company has also entered into a multi-launch agreement ("Multi-Launch Agreement") with Arianespace which provides for one firm launch, which the Company plans to use for PAS-7, and rights for additional launches. The Company has exercised its rights for an additional launch in late 1999 or early 2000 for an unspecified satellite. The launch contracts provide that the Company may terminate such contracts at its option, and the contracts include termination liability schedules that increase in magnitude as the timing of any such termination approaches the date of launch. The maximum termination liability, calculated in accordance with such schedules, for launch services that have been ordered in connection with any individual launch (including postponement fees) is approximately $45.0 million. Payments made by the Company prior to the Company's election to terminate any such launch contract are offset against any such liability owed.

         The Company has obtained policies for up to an aggregate of $1.2 billion of launch insurance for PAS-5, PAS-6, PAS-7, PAS-8 and a replacement satellite or if no replacement is required, a satellite to be designated as PAS-9. The Company expects the total cost (including costs for engineering, construction, launch, launch insurance, direct development costs and certain components for a spare satellite) of PAS-5, PAS-6, PAS-7, and PAS-8 to be approximately $846 million, of which the Company has paid $429 million at December 31, 1996. The Company has contracted commitments for approximately $417 million at December 31, 1996 related to its satellite systems under development.

(7)  Long-Term Debt:

                                                                                        December 31,
                                                                             -----------------------------
                                                                                     1996             1995
                                                                                     ----             ----
9 3/4% Senior Secured Notes due 2000 (a).............................        $175,000,000     $175,000,000

11 3/8% Senior Subordinated Discount Notes due 2003--accreting to $460,206,000 in August 1998 (including accreted
     interest of $121,288,807 and $80,947,197 at December 31,
     1996 and 1995, respectively) (b)................................         386,289,228      345,947,618


Incentive  obligations--payable  to Hughes  in  monthly
     installments  including interest at 10% collateralized
     by a security interest in three transponders on PAS 2,
     PAS-3 and PAS-4, respectively...................................          67,201,987       55,111,069

Deferred satellite  performance  incentive--payable to
     GE Astro in equal monthly installments of $66,075
     including interest at 10%, maturing September 1998;
     collateralized by a security interest in the proceeds
     of future transponder sales from PAS-1..........................           1,267,969        1,899,661

Note payable--payable to Hughes Network Systems, Inc. in
     monthly installments including interest at 8.5%
     collateralized by communications equipment......................             417,133          612,563
                                                                             ------------    -------------
                                                                              630,176,317      578,570,911

Less--Current maturities.............................................           4,166,778        3,287,250
                                                                             ------------    -------------
                                                                             $626,009,539     $575,283,661
                                                                             ============    =============


-----------------
(a) Interest on the Senior Secured Notes is payable semi-annually on February 1 and August 1 of each year, commencing February 1, 1994.
         Interest incurred for the years ended December 31, 1996 and 1995 totaled approximately $17 million per year. The

                              PANAMSAT CORPORATION

         Senior Secured Notes are redeemable after August 1, 1998, in whole or in part, at the option of the Company, at a price of 101.625% declining to 100% of principal plus accrued and unpaid interest, if any, to the date of redemption. The Senior Secured Notes rank senior in right of payment to all subordinated indebtedness of the Company and pari passu in right of payment with all Senior Debt (as defined in the indenture for the Senior Secured Notes). The Senior Secured Notes are secured by liens on certain assets of the Company, including PAS-1, PAS-2, PAS-3 and PAS-4.

(b)      Interest  on the  Discount  Notes accretes prior  to August 1,  1998 at which time the principal outstanding will be approximately $460.2 million. Interest accreted for the years ended December 31, 1996 and 1995 totaled approximately $40.3 million and $36.1 million, respectively. After August 1, 1998, interest on the Discount Notes will be payable semi-annually on February 1 and August 1 of each year, commencing on February 1, 1999. The Discount Notes are not redeemable prior to August 1, 1998. Thereafter, the Discount Notes are redeemable, in whole or in part, at the option of the Company, at a price of 104.266% declining to 100% of principal plus accrued and unpaid interest, if any, to the date of redemption. The Company will be required to redeem 25% of the original aggregate principal amount of the Discount Notes at a redemption price equal to 100% of the principal amount thereof together with accrued and unpaid interest each of August 1, 2001 and August 1, 2002. The Discount Notes are unsecured and are subordinated in right of payment to all present and future Senior Debt of the Company, including the Senior Secured Notes.

         The indentures relating to the Senior Secured Notes and Discount Notes contain restrictive covenants that, among other things, impose limitations on the Company and its subsidiaries with respect to their ability to (i) incur additional indebtedness; (ii) make certain investments; (iii) sell assets or apply the proceeds therefrom; (iv) enter into transactions with affiliates and
(v) pay dividends. Under the financial covenants included in these restrictions the Company is not currently permitted to incur additional indebtedness, except as described below, or to make certain investments or pay dividends.

         Under terms of the Senior Secured and Discount Notes, the Company is limited to borrowing up to $30 million of additional bank debt and/or $15 million of debt in connection with the purchase of certain communications equipment, excluding satellite incentive obligations for PAS-1, PAS-2, PAS-3, and PAS-4. No such indebtedness or availability of such indebtedness existed at December 31, 1996.

         Annual maturities of long-term debt are as follows:

              Year Ending December 31,                                                              Amount
                                                                                                -------------

              1998........................................................................      $   4,372,467
              1999........................................................................          3,974,298
              2000........................................................................        179,390,470
              2001........................................................................          4,850,219
              2002 and thereafter.........................................................        433,422,085
                                                                                                 ------------
                                                                                                 $626,009,539
                                                                                                 ============

         The fair value of the Company's debt exceeded the carrying value by approximately $46.5 million at December 31, 1996. Capitalized interest totaled approximately $39.5 million, $37.8 million and $41.0 million in 1996, 1995 and 1994, respectively, and is included in satellite systems under development.

(8)   Preferred Stock

         On April 21, 1995, the Company consummated the sale of 275,000 shares of Preferred Stock and received proceeds of approximately $261.5 million, net of underwriting discounts and commissions of approximately $10.7 million and offering expenses of approximately $2.5 million. The Company anticipates that all of such net proceeds will be applied to the development, construction and launch of PAS-5 and PAS-6.

         Dividends on the Preferred Stock are payable quarterly in arrears commencing on July 15, 1995. On or before April 15, 2000, the Company may, at its option, pay dividends in cash or in additional fully paid and non-assessable shares of Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends. After April 15, 2000, dividends may be paid only in cash. As of December 31, 1996, 340,122 shares have been issued and accrued.

                              PANAMSAT CORPORATION

         The Preferred Stock is not redeemable prior to April 15, 2000. On or after April 15, 2000, the Preferred Stock is redeemable at the option of the Company, in whole or in part from time to time at a redemption price of 106.375% declining to 100% of liquidation value plus accrued and unpaid dividends. The Preferred Stock is subject to mandatory redemption in whole on April 15, 2005 at a price equal to the liquidation preference thereof plus accrued and unpaid dividends. Subject to certain conditions, the Company will be required to exchange all the outstanding shares of Preferred Stock into the Company's 12 3/4% Senior Subordinated Notes due 2005 as soon as practicable following the date that such exchange is permitted by the terms of the Senior Secured Notes and the Discount Notes.

         The fair value of the Company's Preferred Stock exceeded the carrying value by approximately $75.1 million at December 31, 1996.

(9)   Income Taxes:

         Prior to the conversion, the Partnership was not subject to federal or state income taxes. The partners were required to report their share of income or loss in their respective income tax returns. Under terms of the Partnership Agreement, quarterly distributions were required for income taxes for each year that the Partnership had taxable income. Such distributions were calculated using the highest effective combined U.S. federal, state, local and foreign tax rate that was imposed on any partner which was a U.S. person with respect to such partner's allocable share of taxable income of the Partnership for such taxable year. At December 31, 1994, the Partnership was owed approximately $6.7 million from its partners for quarterly tax distributions made prior to the launch of PAS-2, which resulted in a loss for the year ended December 31, 1994. Such amounts were repaid in 1995.

         Taxable income (loss) for the Company and its predecessor entities was approximately $3.4 million and $(5.5 million) for 1995 and 1994, respectively. Substantially all of the difference between the Company's and its predecessors' book income and taxable income (loss) was attributable to differences in depreciation for tax and financial reporting purposes and customer deposits. As a result of the Partnership conversion, a net deferred tax liability of approximately $22.9 million was recorded March 2, 1995, the conversion date.

         The temporary differences that give rise to the net deferred tax liability and their approximate tax effects as of December 31, 1996 and 1995 are as follows (in thousands):

                                                                 December 31, 1996       December 31, 1995
                                                                 -----------------       -----------------

Satellites and other property and equipment...........               $103,344                 $52,199
Customer deposits.....................................                (22,517)                (16,694)
Alternative minimum tax credits.......................                (16,854)                 (3,097)
Other.................................................                 (2,342)                   (835)
                                                                     ---------               ---------
     Net deferred tax liability.......................               $  61,631               $  31,573
                                                                     =========               =========


         The components of the provision for income taxes for the year ended December 31, 1996 and for the period March 2, 1995 through December 31, 1995 are as follows (in thousands):

                                                                 December 31, 1996        December 31, 1995
                                                                 -----------------        -----------------

Current provision......................................                $13,721                  $7,191
     Federal...........................................                  1,641                     961
     State.............................................                 31,070                   8,677
                                                                       -------                 -------
         Total provision...............................                $46,432                 $16,829
                                                                       =======                 =======

                              PANAMSAT CORPORATION

         The provisions for income taxes for the year ended December 31, 1996 and for the period March 2, 1995 through December 31, 1995 are reconciled to the amount computed by applying the statutory federal tax rate to income before taxes as follows (in thousands):


                                                                 December 31, 1996        December 31, 1995
                                                                 -----------------        -----------------

Statutory rate.........................................                $37,853                 $14,480
Permanent differences..................................                  1,772                     174
State income taxes, net of federal benefit.............                  6,807                   2,175
                                                                       -------                 -------
     Total provision for income taxes..................                $46,432                 $16,829
                                                                       =======                 =======


         As of December 31, 1996, subject to review by the Internal Revenue Service, the Company has approximately $16.9 million of alternative minimum tax credit carryforwards which have no expiration date.

Pro Forma Tax Effects (unaudited)--

         The accompanying statements of operations present, on an unaudited pro forma basis, net income for the years ended December 31, 1995 and 1994 as if the Company had been taxed at corporate federal and state tax rates and as if the conversion occurred on January 1, 1994. The pro forma tax effects assume the net deferred tax liability as described above would have been provided as the related temporary differences arose.

         The components of the pro forma provisions for income taxes for the years ended December 31, 1995 and 1994 are as follows (in thousands):


                                                                     Year Ended              Year Ended
                                                                 December 31, 1995       December 31, 1994
                                                                 -----------------       -----------------

Current (benefit) provision............................
     Federal...........................................              $  5,444                 $(1,997)
     State.............................................                   832                    (218)
Deferred provision                                                      9,346                    9,460
                                                                     --------                 --------
         Total provision for income taxes..............              $156,622                 $  7,245
                                                                     ========                 ========


         The pro forma provisions for income taxes for the years ended December 31, 1995 and 1994 are reconciled to the amounts computed by applying the statutory federal tax rate to income before taxes as follows (in thousands):


                                                                     Year Ended               Year Ended
                                                                 December 31, 1995        December 31, 1994
                                                                 -----------------        -----------------

Statutory rate...........................................             $12,031                   $6,299
Permanent differences....................................               1,371                       --
State income taxes, net of federal benefit...............               2,220                      946
Deferred provision
                                                                      -------                   ------
     Total pro forma provision for income taxes..........             $15,622                   $7,245

         Substantially all of the difference between the Company's income for financial reporting purposes and pro forma taxable income is attributable to the difference in depreciation and customer deposits for tax and financial reporting purposes, and, in 1995, the permanent difference created by a $3.8 million charge related to a grant of a limited partnership interest in the Partnership to the Executive Vice President of the Company, for which the income tax benefit was specially allocated to the Anselmo Group.

                              PANAMSAT CORPORATION

(10)   Related Party Transactions:

         The Company has an employment agreement with Frederick A. Landman, President and Chief Executive Officer, which terminates December 31, 1997 subject to automatic annual renewal. Total annual base compensation is $600,000 under this agreement.

         The Company has earned revenues of approximately $9.1 million, $3.9 million and $5.0 million for 1996, 1995 and 1994, respectively, from entities affiliated with Univisa. In addition, approximately $193.5 million of the Company's expected future cash payments at December 31, 1996 for PAS-1 and PAS-3 under long-term arrangements are from the same entities.

         The Company had a commitment to purchase certain equipment for a minimum of $2.2 million in connection with the DTH venture described above. This commitment has been canceled by the Company and certain costs associated with this termination have been, and any additional costs will be, reimbursed by Televisa under a separate indemnification agreement.

         Certain engineering and technical services are provided by Rubin Bednarek & Associates, a firm in which an executive of the Company, Robert Bednarek, was a principal until December 31, 1995. Fees paid to this firm were approximately $1,435,000 and $1,097,000 for the years ended December 31, 1995 and 1994, respectively.

(11)   Employee Benefit Plans:

Non-Qualified Plans--

         In December 1991, a predecessor company adopted non-qualified phantom stock plans. In connection with the conversion of the Partnership into a corporation, the plans were assumed by the Company and the Partnership recorded a compensation charge and a liability of approximately $2.8 million, which was the estimated fair value of the phantom shares at that time. The Company was obligated to adjust this liability at each balance sheet date to the then current estimate of fair value. Accordingly, the Company recorded additional charges of $1.7 million in 1995. The liability was paid in connection with the Company's initial public offering.

         Also in connection with the conversion of the Partnership, the Executive Vice President of the Company was granted a Partnership interest from the Anselmo Group which was exchanged for Class A Common Stock upon the consummation of the conversion. As a result, the Partnership recorded a non-recurring compensation charge of approximately $3.8 million with an offsetting increase to capital.

1995 Stock Plan--

         Effective March 2, 1995, the Company adopted the PanAmSat Corporation Long-Term Stock Investment Plan (the "Stock Plan"), which provides for the granting of non-qualified stock options, incentive stock options, alternate appreciation rights, restricted stock, performance units and performance shares to executive officers and other key employees of the Company, and to other service providers, including independent contractors of the Company. Restricted stock, performance units and performance shares may be granted in the discretion of the Committee (as defined below) on such terms as the Committee may decide. The maximum number of shares of common stock which may be issued under the Stock Plan is 5,000,000, and the maximum number of shares of common stock which may be issued to any grantee pursuant to the Stock Plan is 2,000,000. The Stock Plan is administered by a committee of the Board of Directors (the "Committee") consisting of at least two directors of the Company. As of December 31, 1996, options for 1,057,345 shares of common stock have been granted under the Stock Plan, including options for 100,000 shares granted to non-employees. Such options are exercisable at prices ranging from $17.00 to $28.75 per share (the stock's market price at the date of grant) and vest ratably over five years.

         The Company accounts for the Stock Plan under APB Opinion No. 25. Had compensation cost for this plan been determined consistent with SFAS No. 123, the Company's net income (loss) and earnings (loss) per share would have been reduced as follows:

                              PANAMSAT CORPORATION


                                                                                   1996            1995
                                                                                   ----            ----

   Net income (loss)............                        As Reported           $20,297,877    $(8,430,177)
                                                          Pro Forma            19,411,228     (9,279,621)

   Earnings (loss) per share....                        As Reported                 $0.20         $(0.08)
                                                          Pro Forma                  0.19          (0.09)

         A summary of the status of the Company's Stock Plan at December 31, 1996 and 1995 and changes during the years then ended is presented in the table and the narrative below:


                                                                1996                          1995
                                                       ------------------------      ------------------------
                                                       Shares         Wtd. Avg.      Shares         Wtd. Avg.
                                                       (000's)          Price        (000's)         Price
                                                       -------        ---------      -------        ---------

Outstanding at beginning of year.................       1,042             17          --
Granted..........................................          63             23         1,047             17
Exercised........................................         (48)            17            (5)            17
                                                        ------           ----        ------
Outstanding at end of year.......................       1,057             17         1,042             17
                                                        ======           ====        ======

Weighted average fair value of options granted...      $ 4.94             --        $ 6.76             --


         994,000 of the 1,057,000 options outstanding at December 31, 1996 have exercise prices of $17 with a weighted average exercise price of $17 and a weighted average remaining contractual life of 4 years. 199,000 of these options are exercisable. The remaining 63,000 options have exercise prices between $17 and $29, with a weighted average exercise price of $23 and a weighted average remaining contractual life of 5 years. None of these options are currently exercisable. There were no options exercisable at December 31, 1995.

         The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1995 and 1996, respectively: risk-free interest rate of 5.84 percent and 5.35 percent; expected dividend yield of 0 percent and 0 percent; expected lives of 5.0 and 1.7 years; expected stock price volatility of 33.2 percent and 33.2 percent.

Compensation Plans--

         On April 22, 1996, the Company adopted a General Severance Policy, an Employee Separation Plan and an Executive Severance Pay Program, the first two of which were amended by action of the Board of Directors on October 28, 1996. Under the General Severance Policy, all employees would be entitled to receive a minimum of two weeks' salary and a maximum of 29 weeks' salary upon termination without cause and upon the execution by the employee of a release of all claims against the Company. Under the Employee Separation Plan any employee (other than below) who is terminated without cause following a change in control, as defined, would be entitled to receive six months' continuation of such employee's salary and certain benefits. The Executive Severance Pay Program covers five senior officers and approximately 55 other key employees not covered by the Employee Separation Plan and provides severance benefits of between 1.5 and 3 times the base salary and cash bonus for each such employee's salary payable upon a change in control, as defined. The Reorganization (see Note 13) will constitute a change in control.

         In September 1996, the Company adopted a plan to pay a cash bonus to its employees who would otherwise have qualified for the grant of stock options under the Company's Long-Term Stock Investment Plan. Such compensation totaling $4.8 million was paid in October 1996 in lieu of stock options.

(12) Commitments and Contingencies:

         Orbital control of satellites in service is maintained by various service providers under long-term TT&C agreements totaling approximately $66.8 million. Total annual TT&C costs for satellites in service is approximately $5.2 million per year. TT&C costs are included in Engineering and Technical Services and are generally expensed on a straight-line basis over the term of the agreement.

                              PANAMSAT CORPORATION

      The Company has commitments for operating leases primarily relating to equipment and its executive office facilities in Greenwich, Connecticut. These leases contain escalation provisions for increases in rental due to increased real estate taxes and operating expenses. Minimum annual rentals of all leases, exclusive of increases in real estate taxes and operating assessments, are as follows:

Year Ending
December 31,

1997....................................................................                   $1,016,100
1998....................................................................                      978,188
1999....................................................................                      953,792
2000....................................................................                      883,939
Thereafter..............................................................                      783,416
                                                                                           ----------
                                                                                           $4,615,435



         Total rent expense approximated $1,009,000, $825,000 and $546,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

         In March 1996, Comsat Corporation ("Comsat") initiated an action seeking compensatory damages of $250 million and unspecified punitive damages against the Company, Televisa and News Corp. The complaint alleges that the Company interfered with the alleged termination, by News Corp., of an alleged contract between Comsat and News Corp. Although the Company believes this action is without merit and intends to vigorously contest this matter, it is unable to predict the final outcome of this action at this time.

(13) Agreement and Plan of Reorganization:

         On September 20, 1996 (the "Announcement Date"), the Company and Hughes Electronics Corporation ("Hughes") announced their agreement to combine their respective satellite service operations (the "Combination") into a new publicly held company ("New PanAmSat"). Under the terms of the Agreement and Plan of Reorganization that was entered into on the Announcement Date, the Galaxy Business of Hughes will be combined with the Company to form New PanAmSat. Holders of PanAmSat Common Stock and Class A Common Stock will have three options to receive payment with respect to their outstanding shares: (a) one half share of common stock of New PanAmSat and $15 in cash, (b) one share of common stock of New PanAmSat (subject to proration, as applicable), or (c) $30 in cash (subject to proration, as applicable). The maximum cash consideration to be paid to the Company's direct and indirect stockholders will be equal to $15 multiplied by the number of shares of Common Stock outstanding and Hughes may elect to limit the number of shares of New PanAmSat Stock issued to one-half of the number of shares of PanAmSat Common Stock outstanding at the time. Immediately after the Combination, Hughes will own 71.5% of New PanAmSat unless the Company's direct and indirect stockholders request more shares of New PanAmSat Common Stock than cash and New PanAmSat permits additional shares of its common stock to be issued in lieu of cash to the Company's direct and indirect stockholders. In a separate but related transaction, New PanAmSat will acquire all of the outstanding shares of Univisa, Inc., the indirect holder of all of the Class B Common Stock of the Company, for consideration that is equal in amount and form (subject to proration, as applicable) to the consideration payable on account of each share of PanAmSat Common Stock and Class A Common Stock (the "Univisa Contribution"). Assuming that New PanAmSat pays half stock and half cash as consideration in the Combination and the Univisa Contribution, immediately after the Combination, Hughes will own 71.5% of New PanAmSat, unless the Company's direct and indirect stockholders request more shares of New PanAmSat common stock than cash and New PanAmSat permits additional shares of its common stock to be issued in lieu of cash to the Company direct and indirect stockholders. The Combination requires governmental approval of the U.S. Federal Communications Commission which is expected to be received within six to 12 months of the Announcement Date.

         In connection with the above transactions, the Company has incurred certain professional and advisory fees totaling $4.8 million for the year ended December 31, 1996. The Company expects these fees will aggregate approximately $20 million, with the majority of the remaining fees payable upon the successful completion of the Combination. The Reorganization Agreement includes termination provisions which require that, in the event that the Reorganization Agreement is terminated by the Company, and the

                              PANAMSAT CORPORATION

Company consummates or agrees to consummate certain business combination transactions, PanAmSat will pay $80 million to Hughes Communications, Inc.

No person has been authorized in connection with the Exchange Offer to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the making of the Exchange Offer pursuant to this Prospectus nor the acceptance of Private Securities for surrender for exchange pursuant thereto shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.





               TABLE OF CONTENTS

                                                        Page

Available Information...................................
Summary.................................................
Risk Factors............................................
The Exchange Offer......................................
Ratio of Earnings to Fixed Charges......................
Use of Proceeds.........................................
Capitalization..........................................
Selected Consolidated Historical Financial Data.........
Management's Discussion and Analysis of
Financial Condition and Results of Operations
Business................................................
Legal Proceedings.......................................
Management..............................................
Principal Stockholders..................................
Certain Relationships and Related Transactions..........
Description of the Securities...........................
Certain U.S. Federal Income Tax Considerations..........
Plan of Distribution....................................
Legal Matters...........................................
Experts.................................................
Index to Financial Statements...........................








                              PANAMSAT CORPORATION









                                OFFER TO EXCHANGE










                        6% Notes due 2003 for any and all
                          outstanding 6% Notes due 2003
                      6-1/8% Notes due 2005 for any and all
                        outstanding 6-1/8% Notes due 2005
                      6-3/8% Notes due 2008 for any and all
                        outstanding 6-3/8% Notes due 2008
                   6-7/8% Debentures due 2028 for any and all
                     outstanding 6-7/8% Debentures due 2028







                                 June ___, 1998

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.  Indemnification of Directors and Officers.

              Subsection (a) of Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

              Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

              Section 145 of the DGCL further provides that, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; and that indemnification provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled. Section 145 further empowers the corporation to purchase and maintain insurance on behalf of any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145 of the DGCL.

              Article seven of the Company's Certificate of Incorporation provides, in detail, for the indemnification of directors and officers of the Company to the fullest extent permitted under Section 145 of the DGCL. As permitted by the DGCL, the Company's Certificate of Incorporation contains a provision limiting the liability of directors for breach of fiduciary duty to the Company or its stockholders except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

              Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by directors, officers and controlling persons of the Company in the successful defense of any action, suit or proceeding) is asserted by such directors, officers and controlling persons in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



Item 21.  Exhibits and Financial Statement Schedules.

(A)      FINANCIAL STATEMENT SCHEDULES

         Financial statement schedules are omitted because of the absence of the conditions under which they are required, or because the information is set forth in the financial statements or notes thereto.

(B)      EXHIBITS

2.1 Agreement and Plan of Reorganization, dated as of September 20, 1996, among Hughes Communications, Inc., Hughes Communications Galaxy, Inc., Hughes Communications Satellite Services, Inc., Hughes Communications Services, Inc., Hughes Communications Carrier Services, Inc., Hughes Communications Japan, Inc., PanAmSat Corporation (formerly known as Magellan International, Inc. ("PanAmSat")) and PanAmSat International Systems, Inc. (formerly known as PanAmSat Corporation and successor corporation to PanAmSat, L.P. ("PanAmSat International")) is incorporated herein by reference to Exhibit 2.3 to PanAmSat International's Quarterly Report on Form 10-Q for the period ended June 30, 1996.

2.2      Amendment to Agreement and Plan of Reorganization, constituting Exhibit
         2.1 hereto, dated as of April 4, 1997, is incorporated herein by reference to Appendix AA to the Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") contained in PanAmSat's Registration Statement on Form S-4 (Reg. No. 333-25293) filed on April 16, 1997 (the "Registration Statement").

2.3 Agreement and Plan of Merger, dated as of April 4, 1997, among PanAmSat International, PAS Merger Corp. and PanAmSat is incorporated herein by reference to Appendix B to the Proxy Statement/Prospectus.

2.4 Assurance Agreement, dated September 20, 1996, between Hughes Electronics Corporation, PanAmSat International, Satellite Company, L.L.C. and PanAmSat is incorporated herein by reference to Appendix K to the Proxy Statement/Prospectus.

2.5 Principal Stockholders Agreement, dated September 20, 1996, among Hughes Communications, Inc., Hughes Communications Galaxy, Inc., Satellite Company, L.L.C., Univisa Satellite Holdings, Inc., the holders of Class A Common Stock of PanAmSat International and the Trustees of that certain Voting Trust of certain holders of Class A Common Stock of PanAmSat International is incorporated herein by reference to Appendix L to the Proxy Statement/Prospectus.

2.6 Stock Contribution and Exchange Agreement, dated September 20, 1996, among Grupo Televisa, S.A., Satellite Company, L.L.C., PanAmSat and Hughes Communications, Inc. is incorporated herein by reference to
         Exhibit 2.4 to the Registration Statement.

3.1 Restated Certificate of Incorporation of PanAmSat is incorporated herein by reference to Exhibit 3.1 to PanAmSat's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

3.2      Restated Bylaws of PanAmSat are incorporated herein by reference to
         Exhibit 3.2 to PanAmSat's Quarterly Report on Form 10-Q for the period ended March 31, 1998.

4.1 Amended and Restated Stockholder Agreement, dated as of May 16, 1997, by and among PanAmSat, Hughes Communications, Inc., Satellite Company, LLC and the former holders of Class A Common Stock of PanAmSat International is incorporated herein by reference to Appendix M to the Proxy Statement/Prospectus.

4.2.1 Amended and Restated Registration Rights Agreement, dated as of May 16, 1997, by and among PanAmSat, Hughes Communications, Inc., Hughes Communications Galaxy, Inc., Hughes Communications Satellite Services, Inc., Satellite Company, LLC and the former holders of Class A Common Stock of PanAmSat International is incorporated herein by reference to Appendix N to the Proxy Statement/Prospectus.

4.2.2 Agreement, dated as of May 1, 1998, by and among PanAmSat and the former holders of Class A Common Stock of PanAmSat International.

4.3.1    Loan  Agreement,  dated May 15, 1997,  between Hughes Network  Systems,
         Inc. and PanAmSat is incorporated by reference to Exhibit 4.3 to PanAmSat's Current Report on Form 8-K dated June 5, 1997.

4.3.2 First Amendment to Loan Agreement, constituting Exhibit 4.3.1 hereto, dated as of December 23, 1997, between Hughes Electronics Corporation and PanAmSat is incorporated herein by reference to Exhibit 4.3.2 to PanAmSat's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

4.3.3 Subordination and Amendment Agreement, dated as of February 20, 1998, among Hughes Electronics Corporation, PanAmSat and Citicorp USA, Inc., as administrative agent, is incorporated herein by reference to Exhibit
         4.3.3 to PanAmSat's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

4.4 Indenture, dated as of January 16, 1998, between PanAmSat and The Chase Manhattan Bank, as Trustee, is incorporated herein by reference to
         Exhibit 4.4 to PanAmSat's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

5.1* Opinion of Chadbourne & Parke LLP regarding the validity of the Exchange Securities.

8.1* Opinion of Chadbourne & Parke LLP regarding certain U.S. federal income tax consequences relating to the Exchange Securities.

10.1 Participation Agreement, dated as of December 27, 1991, among Satellite Transponder Leasing Corporation, GM Hughes Electronics Corporation, Security Pacific Equipment Leasing, Inc., Wilmington Trust Company, State Street Bank and Trust Company of Connecticut, National Association ("State Street") and Goldman, Sachs & Co. is incorporated herein by reference to Exhibit 10.1 to the Registration Statement.

10.2 Lease Agreement, dated as of December 27, 1991, among GM Hughes Electronics Corporation, Satellite Transponder Leasing Corporation and Wilmington Trust Company is incorporated herein by reference to Exhibit
         10.2 to the Registration Statement.

10.3 Participation Agreement, dated as of December 27, 1991, among Satellite Transponder Leasing Corporation, GM Hughes Electronics Corporation, Student Loan Marketing Association, Wilmington Trust Company, State Street and Goldman Sachs & Co. is incorporated herein by reference to
         Exhibit 10.3 to the Registration Statement.

10.4 Lease Agreement, dated as of December 27, 1991, among GM Hughes Electronics Corporation, Satellite Transponder Leasing Corporation and Wilmington Trust Company is incorporated herein by reference to Exhibit
         10.4 to the Registration Statement.

10.5.1 Participation Agreement and Purchase Agreement, dated as of August 21, 1992, among Hughes Communications Galaxy, Inc., Orion One, Inc., State Street, Wilmington Trust Company, Hughes Communications, Inc. and BT Securities Corporation, as agent is incorporated herein by reference to
         Exhibit 10.5.1 to the Registration Statement.

10.5.2 First Amendment to Participation Agreement and Purchase Agreement, constituting Exhibit 10.5.1 hereto, dated as of December 24, 1992, among Hughes Communications Galaxy, Inc., Orion One, Inc., State Street, Hughes Communications, Inc., Wilmington Trust Company, BT Securities Corporation, as agent, and the other participants to the Transponder Purchase Agreement is incorporated herein by reference to
         Exhibit 10.5.2 to the Registration Statement.

10.5.3 Second Amendment to Participation Agreement and Purchase Agreement, constituting Exhibit 10.5.1 hereto, dated as of June 18, 1993, among Hughes Communications Galaxy, Inc., Orion One, Inc., State Street, CIBC Inc., Internationale Nederlanden Lease Structured Finance B.V., Wilmington Trust Company and BT Securities Corporation, as agent is incorporated herein by reference to Exhibit 10.5.3 to the Registration Statement.

10.6.1 Lease Agreement, dated as of December 31, 1992, by and between Hughes Communications Galaxy, Inc. and State Street is incorporated herein by reference to Exhibit 10.6.1 to the Registration Statement.

10.6.2 First Amendment to Lease Agreement constituting Exhibit 10.6.1, dated as of June 18, 1993, by and between Hughes Communications Galaxy, Inc. and State Street is incorporated herein by reference to Exhibit 10.6.2 to the Registration Statement.

10.7 Schedule identifying certain agreements that have been omitted on the basis that such agreements are substantially identical to the agreements filed as Exhibits 10.5.1, 10.5.2, 10.5.3, 10.6.1 and 10.6.2 hereto is incorporated herein by reference to Exhibit 10.7 to the Registration Statement.

10.8.1 Launch Services Agreement No. 9411-002, dated November 14, 1994, between Lockheed-Khrunichev-Energia International, Inc. and PanAmSat International is incorporated herein by reference to Exhibit 10.10 to Amendment No. 3 to PanAmSat International's Registration Statement on Form S-1 (Reg. No. 33-84836), dated March 9, 1995. (1)

10.8.2   First Amendment to Launch Services Agreement No. 9411-002  constituting
         Exhibit 10.8.1 hereto, dated March 30, 1995, between Lockheed-Khrunichev-Energia International, Inc. and PanAmSat International is incorporated herein by reference to Exhibit 10.10.2 to Amendment No. 1 to PanAmSat International's Registration Statement on Form S-1 (Reg. No. 33-95396), dated August 17, 1995. (1)

10.8.3   Second Amendment to Launch Services Agreement No. 9411-002 constituting
         Exhibit 10.8.1 hereto, dated June 9, 1995, between Lockheed-Khrunichev-Energia International, Inc. and PanAmSat International is incorporated herein by reference to Exhibit 10.10.3 to Amendment No. 1 to PanAmSat International's Registration Statement on Form S-1 (Reg. No. 33-95396), dated August 17, 1995. (1)

10.8.4 Amendment Number 3 to Launch Services Agreement No. 9411-002 constituting Exhibit 10.8.1 hereto, dated August 23, 1996, between Lockheed-Khrunichev-Energia International, Inc. and PanAmSat International is incorporated herein by reference to Exhibit 10.10.4 to PanAmSat International's Quarterly Report on Form 10-Q for the period ended September 30, 1996. (1)

10.9.1 Agreement for the Launching into Geostationary Transfer Orbit of the PanAmSat 6 Satellite by an Ariane Launch Vehicle, No. 94.5.918, dated November 21, 1994, between PanAmSat International and Arianespace S.A. is incorporated herein by reference to Exhibit 10.12 to Amendment No. 4 to PanAmSat International's Registration Statement on Form S-1 (Reg. No. 33-84836), dated March 29, 1995. (1)

10.9.2 Amendment No. 1 to Agreement for the Launching into Geostationary Transfer Orbit of the PanAmSat 6 Satellite by an Ariane Launch Vehicle, No. 94.5.918, constituting Exhibit 10.9.1 hereto, dated May 1995, between PanAmSat International and Arianespace S.A. is incorporated herein by reference to Exhibit 10.12.2 to Amendment No. 1 to PanAmSat International's Registration Statement on Form S-1 (Reg. No. 33-95396), dated August 17, 1995. (1)

10.9.3 Amendment No. 2 to Agreement for the Launching into Geostationary Transfer Orbit of the PanAmSat 6 Satellite by an Ariane Launch Vehicle, No. 94.5.918, constituting Exhibit 10.9.1 hereto, dated April 29, 1996, between PanAmSat International and Arianespace S.A. is incorporated herein by reference to Exhibit S-1 to PanAmSat International's Quarterly Report on Form 10-Q for the period ended March 31, 1996.

10.9.4 Amendment No. 3 to Agreement for the Launching into Geostationary Transfer Orbit of the PanAmSat 6 Satellite by an Ariane Launch Vehicle, No. 94.5.918, constituting Exhibit 10.9.1 hereto, dated December 31, 1996, between PanAmSat International and Arianespace S.A. is incorporated herein by reference to Exhibit 10.12.8 to PanAmSat International's Annual Report on Form 10-K for the fiscal year ended December 31, 1996. (1)

10.9.5 Side Letter to Agreement for Launching into Geostatonary Orbit of the PanAmSat 6 Satellite by an Ariane Launch Vehicle, No. 94.5.918, constituting Exhibit 10.9.1 hereto, dated March 9, 1998, between PanAmSat International and Arianespace S.A., is incorporated herein by reference to Exhibit 10.9.5 to PanAmSat's Quarterly Report on Form 10-Q for the period ended March 31, 1998. (2)

10.10.1 Memorandum of Understanding, dated as of March 27, 1995, between Grupo Televisa, S.A. and PanAmSat International is incorporated herein by reference to Exhibit 10.13 to Amendment No. 4 to PanAmSat International's Registration Statement on Form S-l (Reg. No. 33-84836), dated March 29, 1995.(1)

10.10.2 Revised DTH System in Latin America Memorandum of Understanding, dated as of September 20, 1996, between PanAmSat International and Grupo Televisa, S.A. is incorporated herein by reference to Exhibit 10.13.2 to PanAmSat International's Quarterly Report on Form 10-Q for the period ended September 30, 1996.

10.11.1 Satellite Purchase Contract, dated as of March 31, 1995, between Hughes Aircraft Company and PanAmSat International is incorporated herein by reference to Exhibit 10.14 to Amendment No. 5 to PanAmSat International's Registration Statement on Form S-1 (Reg. No. 33-84836), dated April 13, 1995. (1)

10.11.2  Amendment No. 1 to Satellite  Purchase  Contract  constituting  Exhibit
         10.11.1 dated as of September 3, 1996, between Hughes Aircraft Company and PanAmSat International is incorporated herein by reference to
         Exhibit 10.14.1 to PanAmSat's Quarterly Report on Form 10-Q for the period ended September 30, 1996. (1)

10.12 Galaxy IX Satellite and Services Contract, No. 95-HCG-001, dated August 7, 1995, between Hughes Communications Galaxy, Inc. and Hughes Space and Communications Company is incorporated herein by reference to
         Exhibit 10.12 to the Registration Statement. (1)

10.13 Letter Agreement, dated November 29, 1995, between Hughes Communications Galaxy, Inc. and Hughes Space and Communications Company regarding the construction of Galaxy X and Galaxy XI is incorporated herein by reference to Exhibit 10.13 to the Registration Statement. (1)

10.14 Galaxy VIII-I Satellite and Services Contract (95-HCG-002), dated October 31, 1995, between Hughes Communications Galaxy, Inc. and Hughes Space and Communications Company is incorporated herein by reference to
         Exhibit 10.14 to the Registration Statement. (1)

10.15.1 Agreement for the Launching into Geostationary Transfer Orbit of PanAmSat Satellites by an Ariane Launch Vehicle, No. 95.5.933, dated as of December 20, 1995, between PanAmSat International and Arianespace S.A. is incorporated herein by reference to Exhibit 10.12.3 to PanAmSat International's Quarterly Report on Form 10-Q of the Registrant for the period ended March 31, 1996. (1)

10.15.2 Side Letter to Agreement for Launching into Geostationary Transfer Orbit of PanAmSat Satellites by an Ariane Launch Vehicle, No. 95.5.933, dated as of December 20, 1995, between PanAmSat International and Arianespace S.A., constituting Exhibit 10.15.1 hereto, is incorporated herein by reference to Exhibit 10.12.4 to PanAmSat International's Quarterly Report on Form 10-Q for the period ended March 31, 1996. (1)

10.15.3 Amendment No. 1 to Agreement for Launching into Geostationary Transfer Orbit of PanAmSat Satellites by an Ariane Launch Vehicle, No. 95.5.933, dated as of April 29, 1996, between PanAmSat International and Arianespace S.A., constituting Exhibit 10.15.1 hereto, is incorporated herein by reference to Exhibit 10.12.5 to PanAmSat International's Quarterly Report on Form 10-Q for the period ended March 31, 1996.

10.15.4 Amendment No. 2 to Agreement for Launching into Geostationary Transfer Orbit of PanAmSat Satellites by an Ariane Launch Vehicle, No. 95.5.933, dated December 31, 1996, between PanAmSat International and Arianespace S.A., constituting Exhibit 10.15.1 hereto, is incorporated herein by reference to Exhibit 10.12.6 to PanAmSat International's Annual Report on Form 10-K for the fiscal year ended December 31, 1996. (1)

10.15.5 Amendment No. 3 to Agreement for Launching into Geostationary Transfer Orbit of PanAmSat Satellites by an Ariane Launch Vehicle, No. 95.5.933, dated January 8, 1998, between PanAmSat International and Arianespace S.A., constituting Exhibit 10.15.1 hereto, is incorporated herein by reference to Exhibit 10.15.5 to PanAmSat's Quarterly Report on Form 10-Q for the period ended March 31, 1998. (2)

10.15.6 Amendment No. 1 to Side Letter to Agreement for Launching into Geostatonary Transfer Orbit of PanAmSat Satellites by an Ariane Launch Vehicle, No. 95.5.933, dated January 8, 1998, between PanAmSat International and Arianespace S.A., constituting Exhibit 10.15.2 hereto, is incorporated herein by reference to Exhibit 10.15.6 to PanAmSat's Quarterly Report on Form 10-Q for the period ended March 31, 1998. (2)

10.15.7 Amendment No. 4 to Agreement for Launching into Geostatonary Transfer Orbit of PanAmSat Satellites by an Ariane Launch Vehicle, No. 95.5.933, dated March 9, 1998, between PanAmSat International and Arianespace S.A., constituting Exhibit 10.15.1 hereto, is incorporated herein by reference to Exhibit 10.15.7 to PanAmSat's Quarterly Report on Form 10-Q for the period ended March 31, 1998. (2)

10.15.8 Side Letter No. 2 to Agreement for Launching into Geostatonary Transfer Orbit of PanAmSat Satellites by an Ariane Launch Vehicle, No. 95.5.933, dated March 9, 1998, between PanAmSat International and Arianespace S.A., constituting Exhibit 10.15.1 hereto, is incorporated herein by reference to Exhibit 10.15.8 to PanAmSat's Quarterly Report on Form 10-Q for the period ended March 31, 1998. (2)

10.16 Participation Agreement, dated as of February 7, 1996, among Hughes Communications Galaxy, Inc., General Motors Acceptance Corporation, Wilmington Trust Company, Chemical Bank and the lending institutions listed as loan participants in Schedule I to the Agreement is incorporated herein by reference to Exhibit 10.16 to the Registration Statement.

10.17 Lease Agreement, dated as of February 7, 1996, by and between Wilmington Trust Company and Hughes Communications Galaxy, Inc. is incorporated herein by reference to Exhibit 10.17 to the Registration Statement.

10.18.1 Letter Agreement, dated February 29, 1996, among The News Corporation Limited, Globo Participacoes, Ltd., Grupo Televisa, S.A., and PanAmSat International, constituting Exhibit 10.18.1 hereto, is incorporated herein by reference to Exhibit 10.7.2 to PanAmSat International's Annual Report on Form 10-K for the period ended December 31, 1996. (1)

10.18.2 Amendment to Letter Agreement, dated November 4, 1996, among The News Corporation Limited, Globo Participacoes, Ltd., Grupo Televisa, S.A., and PanAmSat International, constituting Exhibit 10.18.1 hereto, is incorporated herein by reference to Exhibit 10.7.1 to PanAmSat International's Quarterly Report on Form 10-Q/A for the period ended March 31, 1996. (1)

10.18.3 Amendment to Letter Agreement, dated March 5, 1998, among The News Corporation Limited, Globo Participacoes, Ltd., Grupo Televisa, S.A., and PanAmSat International, constituting Exhibit 10.18.1 hereto, is incorporated herein by reference to Exhibit 10.7.2 to PanAmSat's Quarterly Report on Form 10-Q for the period ended March 31, 1998. (1)

10.19.1 Amended and Restated Contract for PanAmSat Program, dated May 2, 1996, between PanAmSat International and Space Systems/Loral, Inc. is incorporated herein by reference to Exhibit 10.7.3 to PanAmSat International's Quarterly Report on Form 10-Q for the period ended March 31, 1996. (1)

10.19.2 Second Amended and Restated Contract for PanAmSat Program, dated April 1, 1998, between PanAmSat International and Space Systems/Loral, Inc.
         (2)

10.20 Letter Agreement, dated June 10, 1996, between Hughes Communications Galaxy, Inc. and Hughes Space and Communications Company regarding the construction of Galaxy XI is incorporated herein by reference to
         Exhibit 10.20 to the Registration Statement. (1)

10.21 Letter Agreement, dated August 12, 1996, between Hughes Communications Galaxy, Inc. and Hughes Space and Communications Company regarding the construction of Galaxy XII is incorporated herein by reference to
         Exhibit 10.21 to the Registration Statement. (1)

10.22 Letter Agreement, dated August 12, 1996, between Hughes Communications Galaxy, Inc. and Hughes Space and Communications Company regarding the construction of Galaxy XIII, XIV, XV and XVI is incorporated herein by reference to Exhibit 10.22 to the Registration Statement. (1)

10.23 Letter Agreement, dated August 21, 1996, between Hughes Communications Galaxy, Inc. and Hughes Space and Communications Company regarding the construction of Galaxy XI is incorporated herein by reference to
         Exhibit 10.23 to the Registration Statement. (1)

10.24 DTH Option Purchase Agreement, dated September 20, 1996, between PanAmSat International, Grupo Televisa, S.A. and Satellites Company, L.L.C is incorporated herein by reference to PanAmSat International's Quarterly Report on Form 10-Q for the period ended September 30, 1996.
         (2)

10.25.1 Full-Time Transponder Service Agreement From PAS-3 (European Beam), dated as of September 20, 1996, between PanAmSat International and Televisa, S.A. is incorporated herein by reference to Exhibit 10.16 to PanAmSat International's Quarterly Report on Form 10-Q for the period ended September 30, 1996. (1)

10.25.2  Amendment  to  Full-Time   Transponder  Service  Agreement  From  PAS-3
         (European Beam), dated as of March 5, 1998, between PanAmSat International and Televisa, S.A., constituting Exhibit 10.25.1 hereto, is incorporated herein by reference to Exhibit 10.25.1 to PanAmSat's Quarterly Report on Form 10-Q for the period ended March 31, 1998. (2)

10.26 Amended and Restated Launch Services Agreement, dated as of January 17, 1997, between Hughes Communications Galaxy, Inc. and Hughes Space and Communications International, Inc. is incorporated herein by reference to Exhibit 10.28 to the Registration Statement. (1)

10.27 Galaxy X Spacecraft, Related Services and Documentation Contract (96-HCG-001), dated March 20, 1997, between Hughes Communications Galaxy, Inc. and Hughes Space and Communications Company is incorporated herein by reference to Exhibit 10.29 to the Registration Statement. (1)

10.28 Second Amended and Restated Transponder Purchase and Sale Agreement, dated as of March 5, 1998, between PanAmSat International and NetSat Servicos Ltda. is incorporated herein by reference to Exhibit 10.27.2 to PanAmSat's Quarterly Report on Form 10-Q for the period ended March 31, 1998. (2)

10.29 Employment Agreement between PanAmSat and Frederick A. Landman, dated as of May 15, 1997, is incorporated herein by reference to Exhibit
         10.30 to PanAmSat's Quarterly Report on Form 10-Q for the period ended June 30, 1997.

10.30.1 Amended and Restated Collateral Trust Agreement, dated as of May 16, 1997 by and among PanAmSat, Hughes Communications, Inc., Satellite Company, LLC, Grupo Televisa, S.A. and IBJ Schroder Bank & Trust Company is incorporated herein by reference to Exhibit 10.31 to PanAmSat's Quarterly Report on Form 10-Q for the period ended June 30, 1997.

10.30.2 First Amendment to Amended and Restated Collateral Trust Agreement constituting Exhibit 10.30.1 hereto, dated April 30, 1998 by and among PanAmSat, Hughes Communications, Inc., Satellite Company, LLC, Grupo Televisa, S.A. and IBJ Schroder Bank & Trust Company is incorporated herein by reference to Exhibit 3 to Amendment No. 1 to the Schedule 13D filed by Hughes Communications, Inc. on May 1, 1998.

10.31 Pledge and Security Agreement, dated as of May 16, 1997, by and among Satellite Company, LLC, Grupo Televisa, S.A., in favor of IBJ Schroder Bank & Trust Company is incorporated herein by reference to Exhibit
         10.30 to PanAmSat's Quarterly Report on Form 10-Q for the period ended June 30, 1997.

10.32 PanAmSat Corporation Long Term Incentive Plan established in 1997 is incorporated herein by reference to Exhibit 10.33 to PanAmSat's Quarterly Report on Form 10-Q for the period ended June 30, 1997.

10.33 PanAmSat Corporation Annual Incentive Plan, effective January 1, 1997, is incorporated herein by reference to Exhibit 10.34 to PanAmSat's Quarterly Report on Form 10-Q for the period ended June 30, 1997.

10.34 Intellectual Property Cross License Agreement, dated as of May 16, 1997, by and between PanAmSat and Hughes Electronics Corporation is incorporated herein by reference to Exhibit 10.35 to PanAmSat's Quarterly Report on Form 10-Q for the period ended June 30, 1997.

10.35 Leveraged Lease Guaranty Indemnification Agreement, dated as of May 16, 1997 by and between PanAmSat and Hughes Electronics Corporation is incorporated herein by reference to Exhibit 10.36 to PanAmSat's Quarterly Report on Form 10-Q for the period ended June 30, 1997.

10.36 Fixed Price Contract between Hughes Communications Galaxy, Inc. and Hughes Space & Communications Company for Galaxy XI HS702, Spacecraft, Related Services and Documentation, Contract No. 96-HCG-002, executed May 1997 is incorporated herein by reference to Exhibit 10.37 to PanAmSat's Quarterly Report on Form 10-Q for the period ended June 30, 1997. (1)

10.37 Fixed Price Contract for PAS 1R and PAS 9 HS-702 Spacecraft, Related Services and Documentation-Contract No. 97-HCG-001, dated as of August 15, 1997, between Hughes Space and Communications Company, Inc. and PanAmSat is incorporated herein by reference to Exhibit 10.38 to PanAmSat's Annual Report on Form 10-K for the fiscal year ended December 31, 1997. (1)

10.38 Transponder Sublease Agreement for Galaxy III-R between Hughes Communications Galaxy, Inc. and California Broadcast Center, LLC, dated April 21, 1997 is incorporated herein by reference to Exhibit 10.39 to PanAmSat's Quarterly Report on Form 10-Q for the period ended June 30, 1997.(1)

10.39 Transponder Lease Agreement for Galaxy VIII(i) between Hughes Communications Galaxy, Inc. and California Broadcast Center, LLC, dated April 21, 1997 is incorporated herein by reference to Exhibit 10.40 to PanAmSat's Quarterly Report on Form 10-Q for the period ended June 30, 1997. (1)

10.40.1 Form of Indemnity Agreement between PanAmSat and each of its directors and executive officers is incorporated herein by reference to Exhibit
         10.41 to PanAmSat's Quarterly Report on Form 10-Q for the period ended June 30, 1997.

10.40.2 Schedule identifying substantially identical agreements to the Indemnity Agreement constituting Exhibit 10.40.1 hereto in favor of Charles H. Noski, Frederick A. Landman, Patrick J. Costello, Steven D. Dorfman, John J. Higgins, Ted G. Westerman, Dennis F. Hightower, James
         M. Hoak, Joseph R. Wright, Jr., Michael T. Smith, Lourdes Saralegui, Carl A. Brown, Kenneth N. Heintz, Robert A. Bednarek, James W. Cuminale, David P. Berman and Roxanne S. Austin is incorporated herein by reference to Exhibit 10.41.2 to PanAmSat's Quarterly Report on Form 10-Q for the period ended March 31, 1998. (2).

10.41 Credit Agreement, dated February 20, 1998, among PanAmSat, certain lenders and Citicorp USA, Inc., as administrative agent, is incorporated herein by reference to Exhibit 10.42 to PanAmSat's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

10.42 Agreement, dated as of May 15, 1996, between PanAmSat International and Patrick J. Costello is incorporated herein by reference to Exhibit
         10.11.19 to PanAmSat's Quarterly Report on Form 10-Q for the period ended June 30, 1996.

10.43 Agreement, dated as of March 21, 1997, between PanAmSat and Patrick J. Costello is incorporated herein by reference to Exhibit 10.44 to PanAmSat's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

10.44.1 Agreement, dated as of May 15, 1996, between PanAmSat International and Frederick A. Landman is incorporated herein by reference to Exhibit
         10.11.16 to PanAmSat International's Quarterly Report on Form 10-Q for the period ended June 30, 1996.

10.44.2 Amendment, dated as of March 6, 1998, to the Agreement between PanAmSat International and Frederick A. Landman, constituting Exhibit 10.44.1 hereto, is incorporated herein by reference to Exhibit 10.45.1 to PanAmSat's Quarterly Report on Form 10-Q for the period ended March 31, 1998.

10.45 Agreement, dated as of May 15, 1996, between PanAmSat International and Lourdes Saralegui is incorporated herein by reference to Exhibit
         10.11.17 to PanAmSat International's Quarterly Report on Form 10-Q for the period ended June 30, 1996.

l0.46 Agreement, dated as of May 15, 1996, between PanAmSat International and Robert A. Bednarek is incorporated herein by reference to Exhibit
         10.11.18 to PanAmSat International's Quarterly Report on Form 10-Q for the period ended June 30, 1996.

10.47 Agreement, dated as of May 15, 1996, between PanAmSat International and James W. Cuminale is incorporated herein by reference to Exhibit
         10.11.20 to PanAmSat International's Quarterly Report on Form 10-Q for the period ended June 30, 1996.

10.48 Agreement, dated as of May 15, 1996, between PanAmSat International and David P. Berman is incorporated herein by reference to Exhibit 10.11.21 to PanAmSat International's Quarterly Report on Form 10-Q for the period ended June 30, 1996.

10.49 Agreement, dated April 7, 1997, between PanAmSat and Hughes Electronics Corporation, regarding the terms of assignment of Kenneth N. Heintz to PanAmSat is incorporated herein by reference to Exhibit 10.50 to PanAmSat's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

10.50 Fixed Price Contract for PAS 6B HS601 HP Spacecraft, Related Services and Documentation--Contract No. 98-PAS-001, dated as of March 9, 1998, between PanAmSat International and Hughes Space and Communications Company is incorporated herein by reference to Exhibit 10.51 to PanAmSat's Quarterly Report on Form 10-Q for the period ended March 31, 1998. (2)

10.51 Transponder Service Agreement, dated as of March 5, 1998, between PanAmSat and Sky Multi-Country Partners, is incorporated herein by reference to Exhibit 10.52 to PanAmSat's Quarterly Report on Form 10-Q for the period ended March 31, 1998. (2)

21.1     Subsidiaries of PanAmSat is incorporated herein by reference to Exhibit
         21.1 PanAmSat's Annual Report on Form 10-K for the fiscal year ended December 31, 1997

23.1* Consent of Chadbourne & Parke LLP (included in its opinions filed as Exhibits 5.1 and 8.1).

23.2     Consent of Deloitte & Touche LLP.

23.3     Consent of Arthur Andersen LLP.

24.1     Power of Attorney.

99.1* Form of Letter of Transmittal and related documents to be used in conjunction with the Exchange Offer.

-----------------

(1) Portions of this Exhibit have been omitted pursuant to an order of the Securities and Exchange Commission granting confidential treatment with respect thereto.

(2) Portions of this Exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.

*    To be filed by amendment.

              In lieu of filing certain instruments with respect to long-term debt of the kind described in Item 601(b)(4) of Regulation S-K, Registrant agrees to furnish a copy of such instruments to the Securities and Exchange Commission upon request.

Item 22.  Undertakings.

              (a) Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

              (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

              (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenwich, State of Connecticut, on June 5, 1998.

                                           PANAMSAT CORPORATION



                                           By: /s/ KENNETH N. HEINTZ
                                                   Kenneth N. Heintz
                                             Executive Vice President and
                                               Chief Financial Officer

              Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Name                              Title                       Date

          *                 Chairman of the Board of Directors     June 5, 1998
Michael T. Smith


          *                 President and Chief Executive          June 5, 1998
Frederick A. Landman        Officer (principal executive
                            officer) and Director


          *                 Director                               June 5, 1998
Roxanne S. Austin


          *                 Director                               June 5, 1998
Patrick J. Costello



          *                 Director                               June 5, 1998
Steven D. Dorfman



          *                 Director                               June 5, 1998
Dennis F. Hightower



          *                 Director                               June 5, 1998
James M. Hoak



          *                 Director                               June 5, 1998
Charles H. Noski



          *                 Director                               June 5, 1998
Joseph R. Wright


/s/ KENNETH N. HEINTZ       Executive Vice President and Chief     June 5, 1998
   Kenneth N. Heintz        Financial Officer (principal
                            financial officer and principal
                            accounting officer)


*By:    /s/ JAMES W. CUMINALE
  (James W. Cuminale, Attorney-in-Fact)